UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FedEx Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
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2023 Proxy Statement

Thursday | September 21, 2023 | 8 a.m. Central Time

Online at www.virtualshareholdermeeting.com/FDX2023

FEDEX. WHERE NOW MEETS NEXT.

FedEx was founded to connect people to possibilities. For 50 years, our ecosystem of networks and team members across over 220 countries and territories has kept our customers, global trade, and society moving.

General representation current as of November 2022.

This year, FedEx celebrates its 50th year of operations—and 50 years of transforming the world by connecting people and possibilities. In the face of today’s pressing challenges, our purpose—to connect people and possibilities—matters more than ever. Whether collaborating to combat climate change, building teams that reflect the communities we serve, or ensuring integrity in all we do, we are innovating to deliver a more vibrant, inclusive, and sustainable future for all. The success of our efforts is built on our sound environmental, social, and governance (ESG) practices, which are aligned with our company strategic focus. We remain steadfast in transparently sharing our progress in three areas that are central to everything we do—our principles, our planet, and our people.

Through FedEx Cares, our global community engagement program, we launched FedEx Cares 50 by 50 to positively impact 50 million people by our 50th birthday on April 17, 2023. We achieved this milestone by working with more than 900 non-profit organizations and team members around the world to do good in their communities through volunteerism and community engagement.

The 2023 ESG Report discusses our ESG strategies, programs, and progress toward our goals. Explore our goals and progress at fedex.com/en-us/sustainability/reports.html.
*	The information on the 2023 ESG Report webpage, the ESG Report, or any other information on the FedEx website that we may refer to herein is not incorporated by reference into, and does not form any part of, this proxy statement. Any targets or goals discussed in our ESG Report and in this proxy statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this proxy statement and in the ESG Report are estimates and may be based on assumptions that turn out to be incorrect. We are under no obligation to update such information.

A MESSAGE FROM OUR EXECUTIVE CHAIRMAN AND LEAD INDEPENDENT DIRECTOR

To our stockholders,

In connection with our 2023 Annual Meeting of Stockholders to be held on 21 September 2023, we are sharing how FedEx is transforming our business while continuing to deliver the highest standards of ethics, integrity, and reliability through our robust governance practices.

This year, FedEx celebrated 50 years of transforming the world by connecting people and possibilities. Our first 50 years is one of the most storied business achievements in modern history. FedEx created an industry and through countless innovations changed the way the world works.

Now, FedEx is transforming the business for the next 50 years. With DRIVE, our comprehensive program to improve efficiency, we’re optimizing our networks, improving service, reducing costs, and strengthening our performance culture.

In April, we announced a move to “one FedEx,” a new operating structure powered by DRIVE that will create even greater flexibility, efficiency, and data intelligence. One FedEx will enhance the company’s ability to meet the evolving needs of customers and market shifts while building a stronger, more profitable enterprise. We are confident that as one FedEx, our next 50 years will be a period of significant value for our customers, team members, stockholders, and communities.

Committed to exemplary corporate governance
FedEx is committed to exemplary corporate governance standards and practices, which can be seen in the following areas:

Our Board of Directors has carefully overseen the development of the strategies, execution plans, financial objectives, and milestones associated with DRIVE initiatives.
Our executive compensation program is designed to incentivize our leadership team’s work toward our future success and stockholder value creation. Based on investor feedback, the FY24–FY26 long-term incentive plan will include a return on invested capital performance metric.

We would like to share two recent changes to our Board of Directors. On 26 July 2023, Jim Vena resigned from the FedEx Board in connection with his appointment as CEO and a board member of Union Pacific Corporation. Additionally, after ten years of service as a member of the FedEx Board, Kim Jabal has informed us that she will not stand for reelection and will leave the FedEx Board of Directors immediately before the 2023 annual meeting. We thank Jim and Kim for their service to FedEx and wish them well in their future endeavors.

Innovation will drive us forward
Our foundation is built on innovation, and FedEx is embarking on the next 50 years with the entrepreneurial spirit that has driven us from the start.

Through a renewed focus on digital solutions, we will build a brighter future for FedEx customers, communities, and team members. And we will continue to transform and connect the world in responsible ways as evidenced in our 2023 ESG Report.

We are paving the way for a new chapter of growth and success at FedEx, and our Board believes this next phase will be another period of extraordinary achievement. We are deeply grateful for your support and engagement as we create smarter, more resilient supply chains for everyone.

Sincerely,

Frederick W. Smith Founder and Executive Chairman FedEx Corporation	David P. Steiner Lead Independent Director FedEx Corporation

2023 Proxy Statement	3

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Items of Business

Voting Proposal		Board Recommendation
1	Elect the thirteen nominees named in the proxy statement as FedEx directors for a one-year term	✓	FOR each director nominee
2	Advisory vote to approve named executive officer compensation	✓	FOR
3	Advisory vote on the frequency of future advisory votes on executive compensation	✓	Every 1 YEAR
4	Ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2024	✓	FOR
5-8	Act upon four stockholder proposals, if properly presented at the meeting	✕	AGAINST

Stockholders also will consider any other matters that may properly come before the meeting.

How to Attend the Virtual Annual Meeting
FedEx’s 2023 annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2023. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

To attend the annual meeting of stockholders at www.virtualshareholdermeeting.com/FDX2023, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described to the right. During the meeting, you may ask questions and vote. To vote at the meeting, visit www.virtualshareholdermeeting.com/FDX2023. For more information, please see page 104.

Please Vote Your Shares
Your vote is very important. Please vote your shares whether or not you plan to attend the meeting.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary
August 10, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 21, 2023:
The following materials are available at www.proxyvote.com:

The Notice of Annual Meeting of Stockholders to be held September 21, 2023;
The FedEx 2023 Proxy Statement; and
The FedEx Annual Report to Stockholders for the fiscal year ended May 31, 2023.

A Notice Regarding the Internet Availability of Proxy Materials or the proxy statement, form of proxy, and accompanying materials are first being sent to stockholders on or about August 10, 2023.

LOGISTICS
Date and Time Thursday, September 21, 2023, at 8:00 a.m. Central Time
Location Online via webcast at www. virtualshareholdermeeting. com/FDX2023
Who Can Vote Stockholders of record at the close of business on July 27, 2023, may vote at the meeting or any postponements or adjournments of the meeting.

HOW TO CAST YOUR VOTE If you are a registered stockholder, you can vote by any of the following methods:
Online
www.proxyvote.com up until 11:59 p.m. Eastern Time on 9/20/2023. For shares held in any FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on 9/17/2023.
By phone
1-800-690-6903; Dial toll-free 24/7 up until 11:59 p.m. Eastern Time on 9/20/2023. For shares held in any FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on 9/17/2023.
Proxy card Completing, signing, and returning your proxy card
At the meeting
You also may vote online during the annual meeting by following the instructions provided on the meeting website during the annual meeting. To vote at the meeting, visit www.
virtualshareholdermeeting.
com/FDX2023.
If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank, broker, or other nominee to vote your shares.

4

2023 Proxy Statement	5

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in this proxy statement.

Proposal 1 Election of Directors
NOMINEE AND POSITION	AGE	DIRECTOR SINCE	COMMITTEES				OTHER PUBLIC DIRECTORSHIPS
			AFC	CHRC	CyTOC	GSPPC
MARVIN R. ELLISON Chairman, President, and Chief Executive Officer of Lowe’s Companies, Inc.	58	2014					Lowe’s Companies, Inc.
STEPHEN E. GORMAN Former Chief Executive Officer of Air Methods Corporation	68	2022					Peabody Energy Corporation
SUSAN PATRICIA GRIFFITH President and Chief Executive Officer of The Progressive Corporation	58	2018					The Progressive Corporation
AMY B. LANE Former Managing Director and Group Leader, Global Retailing Investment Banking Group, Merrill Lynch & Co., Inc.	70	2022					NextEra Energy, Inc. and TJX Companies Inc.
R. BRAD MARTIN Vice Chairman Chairman of RBM Venture Company	71	2011					Westrock Coffee Company
NANCY A. NORTON Retired Vice Admiral, U.S. Navy	58	2022
FREDERICK P. PERPALL Chief Executive Officer of The Beck Group	48	2021					Starwood Property Trust, Inc.
JOSHUA COOPER RAMO Chairman and Chief Executive Officer, Sornay, LLC	54	2011
SUSAN C. SCHWAB Professor Emerita at the University of Maryland School of Public Policy	68	2009					Caterpillar Inc. and Marriott International, Inc.
FREDERICK W. SMITH Executive Chairman and Chairman of the Board of FedEx Corporation	78	1971
DAVID P. STEINER Lead Independent Director Former Chief Executive Officer of Waste Management, Inc.	63	2009					Vulcan Materials Company
RAJESH SUBRAMANIAM President and Chief Executive Officer of FedEx Corporation	57	2020					The Procter & Gamble Company
PAUL S. WALSH Executive Chairman of McLaren Group Limited	68	1996					McDonald’s Corporation and Vintage Wine Estates, Inc.

AFC – Audit and Finance Committee	CyTOC – Cyber and Technology Oversight Committee	Member	Independent
CHRC – Compensation and Human Resources Committee	GSPPC – Governance, Safety, and Public Policy Committee	Chair

Your Board of Directors recommends that you vote “FOR” the election of each of the thirteen nominees.	See page 12

6

Proxy Statement Summary – Director Nominee Highlights

Director Nominee Highlights*

Diversity of Tenure, Age, Gender, and Background

Independent Director Nominee Tenure**	Age**

Board Refreshment	Diversity

*
Statistics assume all director nominees are elected at the annual meeting and give effect to the resignation from the Board of V. James Vena on July 26, 2023, following his appointment as Chief Executive Officer and a board member of Union Pacific Corporation and the departure of Kimberly A. Jabal, who will not stand for reelection and will leave the Board immediately before the 2023 annual meeting.

**	As of August 10, 2023

Director Nominee Experience, Qualifications, Attributes, and Skills

The Board believes that it is desirable that the following experience, qualifications, attributes, and skills be possessed by one or more of FedEx’s Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Board in connection with this year’s director nomination process:

Transportation/ Logistics/Supply Chain	International	Financial	Marketing	Retail/ E-commerce

6 Nominees	7 Nominees	6 Nominees	6 Nominees	6 Nominees
Technological/Digital/ Cybersecurity	Energy	Human Resource Management	Government	Risk Management

3 Nominees	5 Nominees	2 Nominees	4 Nominees	7 Nominees
Leadership

13 Nominees

2023 Proxy Statement	7

Proxy Statement Summary – Corporate Governance Highlights

Corporate Governance Highlights

You can find detailed information about our corporate governance policies and practices in the Corporate Governance Matters section of this proxy statement. You can also access our corporate governance documents under the ESG heading on the Investor Relations page of our website at investors.fedex.com. Information contained on our website is not deemed to be incorporated by reference as part of this proxy statement.

Corporate Governance Facts

✓Proxy Access
✓Majority Voting for Directors
✓Annual Election of All Directors
✓Gender and Racially/Ethnically Diverse Board
✓Annual Board and Committee Self-Evaluations
✓No Supermajority Voting Provisions
✓Stockholder Right to Call a Special Meeting
✓Separate Chairman of the Board & CEO
✓Independent Vice Chairman
✓Lead Independent Director
✓Independent Directors Meet Regularly Without Management Present

✓Annual Independent Director Evaluations of Executive Chairman of the Board and the CEO
✓No Director Serves on More Than Three Other Public Company Boards
✓No Directors Who are Public Company Executive Officers Serve on More Than One Other Public Company Board
✓Code of Conduct Applicable to all Directors
✓Lead Independent Director’s Mandatory Service as Chair of Governance, Safety, and Public Policy Committee
✓Stock Ownership Goal for Directors and Executive Officers
✓Policies on Recoupment of Incentive Compensation
✓Policy on Limitation of Severance Benefits
✓No “poison pill”

8

Proxy Statement Summary – Proposal 2

Proposal 2 Advisory Vote to Approve Named Executive Officer Compensation
Executive Compensation Design
Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. We believe there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief.
At our 2022 annual meeting of stockholders, our “say-on-pay” proposal received support from 92.3% of the votes cast.
For additional information, please see “Executive Compensation — Compensation Discussion and Analysis.”
Elements of Compensation
The elements of target total direct compensation for fiscal 2023 are presented below.
ELEMENT AND FISCAL 2023 AVERAGE NEO TARGET PAY MIX(1)(2)	DESCRIPTION AND METRICS
Base Salary	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.
Performance-Based AIC
Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly. Total amount paid was based on:
Achievement of adjusted consolidated operating income objectives and individual performance goals

Restricted Stock	Annual equity incentive awards designed to further align the interests of our executives with those of our stockholders by facilitating significant ownership of FedEx stock. The number of options and shares of restricted stock awarded is primarily based on an officer’s position and level of responsibility.
Stock Options
Performance-Based LTI
Long-term cash incentive program designed to motivate management to build long-term stockholder value and reward them accordingly. For the FY21–FY23 long-term incentive (“LTI”) plan, total payout opportunity was based on:
Achievement of aggregate adjusted earnings-per-share (“EPS”) goals for the three-fiscal-year period (weighted at 75% of the total payout opportunity); and
Achievement of goals for total capital expenditures as a percentage of total revenue (“CapEx/Revenue”) for the three-fiscal-year period (weighted at 25% of the total payout opportunity).

(1)	See page 44 for individual fiscal 2023 target total direct compensation components.
(2)	These averages exclude our Executive Chairman because his fiscal 2023 compensation consisted solely of base salary and performance-based LTI. As a result, the percentages included in this table do not sum to 100%.
Your Board of Directors recommends that you vote “FOR” this proposal.	See page 39
2023 Proxy Statement	9

Proxy Statement Summary – Proposal 3

Fiscal 2023 Compensation Highlights
Under the fiscal 2023 annual incentive compensation (“AIC”) plan, annual bonus payments were tied to achieving specified levels of fiscal 2023 adjusted consolidated operating income. Because the threshold objective for fiscal 2023 adjusted consolidated operating income was not achieved, there was no payout to any named executive officer under the fiscal 2023 AIC plan.
LTI payouts for fiscal 2023 were tied to meeting pre-established aggregate adjusted EPS goals and CapEx/Revenue goals over a three-fiscal-year period. Strong adjusted EPS growth in fiscal 2021 and 2022, resulting in maximum achievement of this component of the FY21–FY23 LTI plan, and slightly below-target achievement of the CapEx/ Revenue component, resulted in above-target payouts under the FY21–FY23 LTI plan.
Officers realize value from the stock options included in the total direct compensation calculation only if the stock price appreciates after the grant date. The exercise price for the fiscal 2023 annual stock option grant to executive officers was $226.945. The closing price of FedEx common stock on July 27, 2023 was $265.37.
Proposal 3 Advisory Vote on the Frequency of Future Advisory Votes
on Executive Compensation
In addition to providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, we also are seeking a non-binding, advisory vote on how frequently the advisory vote on executive compensation should be presented to stockholders, as required by Securities and Exchange Commission (“SEC”) rules. You may vote to have the advisory vote on executive compensation held every one year, every two years, or every three years, or you may abstain from voting.
When this advisory vote was last held in 2017, our stockholders indicated a strong preference (92.1% of the voted shares) to hold the advisory vote to approve executive compensation each year, and the Board implemented this standard.
Your Board of Directors recommends a vote for conducting future advisory votes on executive compensation every 1 YEAR.	See page 83
Proposal 4 Ratification of the Appointment of Ernst & Young LLP as
FedEx’s Independent Registered Public Accounting Firm
The Audit and Finance Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and has specific policies in place to ensure its independence. The Audit and Finance Committee has appointed Ernst & Young LLP (“Ernst & Young”) to serve as FedEx’s independent registered public accounting firm for fiscal 2024. Ernst & Young has been our independent registered public accounting firm since 2002.
Fees paid to Ernst & Young for fiscal 2023 and 2022 are detailed on page 88.
Representatives of Ernst & Young will attend the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Your Board of Directors recommends that you vote “FOR” this proposal.	See page 85
10

Proxy Statement Summary – Proposals 5-8

Proposals 5-8 Four Stockholder Proposals, if properly presented

Your Board of Directors recommends that you vote “AGAINST” each of these proposals.	See pages 91-98

Forward-Looking Statements

Certain statements in this proxy statement may be considered “forward-looking” statements within the meaning of the applicable securities laws. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends”, or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the factors that can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the SEC, including its Annual Report on Form 10-K for fiscal 2023. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

2023 Proxy Statement	11

CORPORATE GOVERNANCE MATTERS

Proposal 1 Election of Directors
All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of fourteen members. Kimberly A. Jabal has informed the Board of Directors that she will not stand for reelection and will depart the Board immediately before this year’s annual meeting. The Board proposes that each of the current directors, other than Ms. Jabal, be reelected to the Board.
Immediately before the 2023 annual meeting, the size of the Board will be decreased to thirteen members. Each of the nominees elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2024 and until his or her successor is duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal.
Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.
Vote Required for Approval
Under FedEx’s majority-voting standard, each of the thirteen director nominees must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. For more information, please see “— Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections.”
Your Board of Directors recommends that you vote “FOR” the election of each of the thirteen nominees.

Process for Selecting Directors

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Governance, Safety, and Public Policy Committee (“GSPP Committee”), which identifies, evaluates, and recruits highly qualified director candidates and recommends them to the Board.

Experience, Qualifications, Attributes, and Skills

The GSPP Committee seeks director nominees with the skills and experience needed to properly oversee the interests, risks, and businesses of the company. The Committee carefully evaluates each candidate to ensure that he or she possesses the experience, qualifications, attributes, and skills that the Committee has found are necessary for an effective Board member. These crucial qualities include, among others:

The highest level of personal and professional ethics, integrity, and values;
Practical wisdom and mature judgment;
An inquiring and independent mind;
Expertise that is useful to FedEx and complementary to the background and experience of other Board members; and
Willingness to represent the best interests of all stockholders and objectively appraise management performance.

In addition to the qualifications that each director nominee must have, the Board believes that one or more of FedEx’s Board members should possess the experience and expertise listed below because of their particular relevance to the company’s business, strategy, and structure. These were all considered by the Board in connection with this year’s director nomination process.

12

Corporate Governance Matters – Process for Selecting Directors

TRANSPORTATION/ LOGISTICS/SUPPLY CHAIN MANAGEMENT EXPERIENCE	ENERGY EXPERTISE
Diversity:
The Board is committed to having a membership that reflects a diversity of gender, race, ethnicity, age, and background. This commitment is demonstrated by the fact that the Board currently* includes five female directors and three directors who are racially or ethnically diverse.
*As of August 10, 2023, and including Kimberly A. Jabal, who will not stand for reelection at the 2023 annual meeting.

INTERNATIONAL EXPERIENCE	HUMAN RESOURCE MANAGEMENT EXPERTISE
FINANCIAL EXPERTISE	GOVERNMENT EXPERIENCE
MARKETING EXPERTISE	RISK MANAGEMENT EXPERTISE
RETAIL/E-COMMERCE EXPERTISE	LEADERSHIP EXPERIENCE
TECHNOLOGICAL/ DIGITAL/CYBERSECURITY EXPERTISE

Nomination Process

Nomination of Director Candidates

The GSPP Committee identifies, evaluates, and recruits director candidates, considers the advisability of adding new directors to the current composition of the Board, and evaluates and recommends existing director nominees to the Board as follows:

The GSPP Committee considers potential new candidates that may be proposed by current directors, management, professional search firms, stockholders, or other persons. The Committee may engage a third-party executive search firm to assist in identifying potential director candidates. The Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm, or other sources.	The GSPP Committee evaluates a potential new director candidate thoroughly in considering whether the candidate meets the criteria that the Board seeks in all of its directors and how that candidate’s skills and experience would positively contribute to the Board. The process may include reviewing the candidate’s qualifications, interviewing the candidate, engaging an outside firm to gather additional information about the candidate, and making inquiries of persons with knowledge of the candidate.	In its evaluation of all director candidates, including the members of the Board eligible for reelection, the GSPP Committee considers the appropriate size, composition, skills, and contributions of current members and the needs of the Board of Directors and each of its committees.	AS A RESULT OF THIS PROCESS, SIX NEW, INDEPENDENT, HIGHLY QUALIFIED DIRECTORS HAVE JOINED THE FEDEX BOARD IN THE PAST FIVE YEARS.*
*	Including V. James Vena, who joined the Board of Directors in June 2022. Mr. Vena resigned from the Board of Directors on July 26, 2023, following his appointment as Chief Executive Officer and a board member of Union Pacific Corporation.

Stockholder Recommendations

The GSPP Committee will consider director nominees recommended by stockholders. To recommend a prospective director candidate for the GSPP Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in our Corporate Governance Guidelines and discussed in “— Process for Selecting Directors — Experience, Qualifications, Attributes, and Skills,” and other relevant biographical information in writing to: FedEx

2023 Proxy Statement	13

Corporate Governance Matters – Process for Training and Evaluating Directors

Corporation Governance, Safety, and Public Policy Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals and Director Nominations for 2024 Annual Meeting.”

Majority-Voting Standard for Director Elections

FedEx’s Bylaws require that we use a majority-voting standard in uncontested director elections and a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from reverting to a plurality-voting standard without the affirmative vote of the holders of at least a majority of the voting power of all the shares of FedEx stock entitled to vote generally in the election of directors, voting together as a single class. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx’s Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director’s resignation unless there is a compelling reason not to do so and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the SEC.

Process for Training and Evaluating Directors

New Director Orientation

FedEx has a New Director Orientation Program that enables new members of the Board to quickly become active and effective Board members. The program includes, among other things, an overview of fiduciary duties and responsibilities of directors, individual meetings with key members of the Board and executive management, facility tours, and attendance at committee meetings regardless of whether the new director is a member of those committees, in order to gain a better understanding of committee functions. The process is tailored to take into account the individual needs of each new director.

The GSPP Committee is responsible for overseeing the New Director Orientation Program and the Executive Vice President, General Counsel and Secretary is responsible for administering the program and reporting to the GSPP Committee the status of the orientation process with respect to each new director. The orientation process is designed to provide new directors with comprehensive information about the company’s business, strategy, capital structure, financial performance, risk oversight, evaluation of management, and executive compensation practices, as well as the policies, procedures, and responsibilities of the Board and its committees.

Continuing Director Education

FedEx provides continuing director education through individual speakers at Board meetings, generally four times per year. The company receives feedback from the directors on potential topics that would be useful for these discussions. In addition to facilitating these customized in-house programs, FedEx monitors pertinent developments in director education and recommends valuable outside programs for Board committee chairpersons to attend. The GSPP Committee reviews the company’s director education process on an annual basis to ensure the continuing education provided serves to further directors’ knowledge in their oversight responsibilities.

Board and Committee Evaluations

The GSPP Committee oversees an annual performance evaluation of each committee of the Board and the Board as a whole. Each Board member also completes an individual self-assessment, and those responses are provided to the Chairman of the Board and the chairperson of the GSPP Committee, who is also our Lead Independent Director. The responses to the performance evaluations and individual self-assessments are compiled annually by a third party who distributes the results to the applicable recipients.

The GSPP Committee reviews and discusses the evaluation results for each committee and the Board as a whole. Each committee discusses its annual evaluation results and identifies any opportunities for improvement. The chairperson of the GSPP Committee reports the results to the Board of Directors, including any action plans. The chairperson also reports to the Board the results of the full Board assessment. The Chairman of the Board and chairperson of the GSPP Committee discuss any notable results from the individual director self-assessments with the relevant directors.

As part of the evaluation, our directors consider the Board’s processes to ensure, among other things, that its leadership structure remains effective, that Board and committee meetings are conducted in a manner that promotes candid and constructive dialogue, sufficient time has been allocated for such meetings, agenda items reflect key matters of importance to the company, and that the materials provided to the Board and the reports received from management are useful, comprehensive, and timely.

14

Corporate Governance Matters – Nominees for Election to the Board

Nominees for Election to the Board

Below you will find each nominee’s biography along with other pertinent information, including a selection of each Board nominee’s skills and qualifications. Following the biographies, we have included a chart that exhibits the collective experience, qualifications, attributes, and skills of our Board nominees.

MARVIN R. ELLISON INDEPENDENT
Age: 58 Director Since: 2014 Committees: Audit and Finance Governance, Safety, and Public Policy Other Public Company Directorships: Lowe’s Companies, Inc.
Mr. Ellison serves as Chairman of the Board, President, and Chief Executive Officer of Lowe’s Companies, Inc., a home improvement retailer, serving as Chairman since June 2021 and President and Chief Executive Officer since July 2018. Mr. Ellison served as Chairman of J. C. Penney Company, Inc., an apparel and home furnishings retailer, from August 2016 until May 2018, and Chief Executive Officer from August 2015 through May 2018 (J. C. Penney filed for reorganization in federal bankruptcy court on May 15, 2020). He served as President and CEO-Designee of J. C. Penney from November 2014 through July 2015. From August 2008 through October 2014, Mr. Ellison served as Executive Vice President – U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer. From June 2002 to August 2008, he served in a variety of operational roles at The Home Depot, including as President – Northern Division and as Senior Vice President – Global Logistics. Prior to joining The Home Depot, Mr. Ellison spent 15 years at Target Corporation in a variety of operational roles. He is a former director of J. C. Penney Company, Inc. and H&R Block, Inc.
SKILLS AND QUALIFICATIONS

Marketing; Retail/E-Commerce Marketing expert with significant retail and e-commerce expertise through his executive experience at Lowe’s, The Home Depot, and J. C. Penney.
Leadership Significant executive leadership experience gained from executive positions held at Lowe’s, J. C. Penney, and The Home Depot.
Transportation/Logistics/Supply Chain Management Served in a variety of logistics roles during his career, including as Senior Vice President – Global Logistics at The Home Depot.

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Corporate Governance Matters – Nominees for Election to the Board

STEPHEN E. GORMAN INDEPENDENT
Age: 68 Director Since: 2022 Committees: Cyber and Technology Oversight Governance, Safety, and Public Policy Other Public Company Directorships: Peabody Energy Corporation
Mr. Gorman is the former Chief Executive Officer of Air Methods Corporation, a leading domestic provider in the air medical market, a position he held from August 2018 until his retirement in January 2020. Prior to that, he served as the President and Chief Executive Officer of Borden Dairy Company, a fresh milk and value-added dairy processor and distributor, from 2014 until July 2017. Prior to joining Borden Dairy, he served as Executive Vice President and Chief Operating Officer of Delta Air Lines, Inc. from 2008 to 2014 and Executive Vice President – Operations of Delta Airlines from 2007 to 2008. Prior to that, Mr. Gorman served as the President and Chief Executive Officer of Greyhound Lines, Inc. from 2003 to 2007; the Executive Vice President, Operations Support and President, North America for Krispy Kreme Doughnuts, Inc. from 2001 to 2003; and Executive Vice President – Flight Operations & Technical Operations for Northwest Airlines Corp. in 2001. He previously served as a director of Greyhound Lines, Inc., Rohn Industries, Inc., Timco Aviation Services, Inc., Pinnacle Airlines Corporation, and ArcBest Corporation.
SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management Extensive experience in the transportation industry as CEO and COO of public companies in the aviation and transportation industries.
Financial As a public company CEO, had oversight of financial statements and strategic financial decisions, and led mergers and acquisitions and strategic restructuring activities.
Risk Management Extensive risk management expertise as CEO and COO of public companies in the aviation and transportation industries.
International Has extensive experience as an executive officer of large companies with global operations.

Leadership
Extensive leadership in CEO and other executive officer leadership positions for several large public and private corporations and experience as a public company director, including service as Lead Independent Director (ArcBest Corporation).

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Corporate Governance Matters – Nominees for Election to the Board

SUSAN PATRICIA GRIFFITH INDEPENDENT
Age: 58 Director Since: 2018 Committees: Compensation and Human Resources Governance, Safety, and Public Policy Other Public Company Directorships: The Progressive Corporation
Ms. Griffith currently serves as President and Chief Executive Officer of The Progressive Corporation, a leading property and casualty insurance company, positions she has held since July 2016. Prior to being named President and Chief Executive Officer, Ms. Griffith served as Progressive’s Personal Lines Chief Operating Officer from April 2015 through June 2016 and Vice President from May 2015 through June 2016. She joined Progressive as a claims representative in 1988 and has served in many key leadership positions during her tenure. Ms. Griffith held several managerial positions in the Claims division before being named Chief Human Resources Officer in 2002. In 2008, she returned to the Claims division as the group president, and prior to being named Personal Lines Chief Operating Officer, she was President of Customer Operations from April 2014 to March 2015. Ms. Griffith was named one of FORTUNE magazine’s “Most Powerful Women in Business” in 2016 and 2017. She is a former director of The Children’s Place, Inc.
SKILLS AND QUALIFICATIONS

Marketing; Retail/E-Commerce Extensive executive and managerial experience in an industry that emphasizes distinctive advertising and marketing campaigns.
Leadership Has held a series of executive leadership positions at The Progressive Corporation, including her role as President and CEO.

Technological/Digital/Cybersecurity
Executive and managerial experience at a company that relies heavily on its ability to adapt to change, innovate, develop, and implement new applications and other technologies.

Risk Management; Human Resource Management
Extensive risk management expertise as President and CEO at The Progressive Corporation; has held several other managerial positions, including Chief Human Resources Officer, at The Progressive Corporation.

AMY B. LANE INDEPENDENT
Age: 70 Director Since: 2022 Committees: Audit and Finance Compensation and Human Resources Other Public Company Directorships: NextEra Energy, Inc. and TJX Companies Inc.
Ms. Lane is the former Managing Director and Group Leader of the Global Retailing Investment Banking Group at Merrill Lynch & Co., Inc., an investment banking firm, a position she held from 1997 until her retirement in 2002. Ms. Lane previously served as Managing Director at Salomon Brothers, Inc., an investment banking firm, where she founded and led the retail industry investment banking unit, having joined Salomon Brothers in 1989. Ms. Lane also previously served as a director of GNC Holdings, Inc. and as a member of the Board of Trustees of Urban Edge Properties.
SKILLS AND QUALIFICATIONS

Financial
Earned an MBA in Finance from The Wharton School, University of Pennsylvania. Has numerous years of experience in financial services, capital markets, finance, and accounting, and public company audit and finance committee experience, including as a chair.

Retail/E-Commerce
Founded and led the retail industry investment banking units at Salomon Brothers and Merrill Lynch and is a member of the Board of TJX Companies Inc., a leading global off-price retailer.

Energy Member of the Board of NextEra Energy, Inc., a leading clean energy company.

Leadership
Significant executive leadership, management, and strategy expertise as the former leader of two investment banking practices covering the global retailing industry and service as a director on numerous public company boards.

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Corporate Governance Matters – Nominees for Election to the Board

R. BRAD MARTIN INDEPENDENT — VICE CHAIRMAN
Age: 71 Director Since: 2011 Committees: Audit and Finance (Chair) Other Public Company Directorships: Westrock Coffee Company
Mr. Martin is Chairman of RBM Venture Company, a private investment company, a position he has held since 2007. He previously served as Chairman and Chief Executive Officer of Riverview Acquisition Corp., an investment company, from April 2021 until its merger with Westrock Coffee Company in August 2022. Mr. Martin was formerly the Chairman of the Board of Chesapeake Energy Corporation, a producer of oil, natural gas, and natural gas liquids, a position he held from October 2015 to February 2021. He was Chairman and Chief Executive Officer of Saks Incorporated from 1989 to 2006 and remained Chairman until his retirement in 2007. He is the former Interim President of the University of Memphis, a position he held from July 2013 until May 2014. He was previously a director of Chesapeake Energy Corporation, First Horizon National Corporation, Caesars Entertainment Corporation, Dillard’s, Inc., Gaylord Entertainment Company, lululemon athletica inc., Ruby Tuesday, Inc., and Riverview Acquisition Corp.
SKILLS AND QUALIFICATIONS

Financial; Risk Management
Earned an MBA from Vanderbilt University. As a former CEO of a public company, he actively supervised the CFO, and has significant public company audit committee experience, including as a chair. An audit committee financial expert, as determined by the Board. Former chair of the First Horizon National Corporation Executive and Risk Committee.

Marketing; Retail/E-Commerce Gained valuable retail marketing experience and successfully applied his marketing expertise as the former CEO of Saks, a leading department store retailer.
Energy; Transportation/Logistics/Supply Chain Management Former member of the board of Pilot Travel Centers LLC and former Chairman of the Board of Chesapeake Energy Corporation.
Government Former Tennessee state representative.

NANCY A. NORTON INDEPENDENT
Age: 58 Director Since: 2022 Committees: Compensation and Human Resources Cyber and Technology Oversight Other Public Company Directorships: None
Vice Admiral Norton is the retired Director of the Defense Information Systems Agency (DISA), a U.S. Department of Defense combat support agency, and commander, Joint Force Headquarters Department of Defense Information Network, positions she held from February 2018 through February 2021 after serving as Vice Director of DISA from August 2017 through February 2018. Vice Admiral Norton served over 34 years of active duty service as an officer in the U.S. Navy. She served as the director, Command, Control, Communications and Cyber Directorate, U.S. Pacific Command; director of Warfare Integration for Information Warfare; and held commands and posts in multiple international locations. She is the recipient of numerous personal and campaign awards, including the National Security Agency’s Frank B. Rowlett Award for individual achievement in information security.
SKILLS AND QUALIFICATIONS

Technological/Digital/Cybersecurity
Served as Director of DISA, where her focus was providing information and cyber security tools and support for the U.S. Department of Defense; held numerous other communications and information security senior leadership positions while serving in the U.S. Navy.

Human Resource Management Led global teams as a Vice Admiral in the U.S. Navy and Director of DISA.
International Has extensive experience conducting technology and cyberspace operations as a U.S. Naval officer, including numerous international leadership positions.
Government; Leadership Served for 34 years as an officer in the U.S. Navy; provided leadership and oversight of global team at DISA.

18

Corporate Governance Matters – Nominees for Election to the Board

FREDERICK P. PERPALL INDEPENDENT
Age: 48 Director Since: 2021 Committees: Audit and Finance Governance, Safety, and Public Policy Other Public Company Directorships: Starwood Property Trust, Inc.
Mr. Perpall currently serves as Chief Executive Officer of The Beck Group, one of the world’s largest integrated design-build firms, a position he has held since 2013. Mr. Perpall leads the firm’s domestic and international design, planning, and construction business. He also serves on the Board of Councilors for The Carter Center and is President of the United States Golf Association Executive Committee. Mr. Perpall has a bachelor’s and master’s degree from the University of Texas at Arlington and is a member of the American Institute of Architects College of Fellows, an alumnus of Harvard Business School’s Advanced Management Program, and a former Americas Fellow at The Baker Institute at Rice University. He previously served as a director of Triumph Bancorp, Inc.
SKILLS AND QUALIFICATIONS

Risk Management Has extensive experience in an industry where oversight and management of risks related to safety and compliance are mission-critical functions.
Financial Alumnus of Harvard Business School’s Advanced Management Program; public company audit and investment committee member.
Leadership Ten years of service as Chief Executive Officer of The Beck Group.

JOSHUA COOPER RAMO INDEPENDENT
Age: 54 Director Since: 2011 Committees: Cyber and Technology Oversight (Chairman) Other Public Company Directorships: None
Mr. Ramo is Chairman and Chief Executive Officer of Sornay, LLC, a strategic advisory firm, a position he has held since January 2021. He previously served as Vice Chairman, Co-Chief Executive Officer, of Kissinger Associates, Inc., a strategic advisory firm, from 2011 through 2020 (he was Vice Chairman since 2011 and Co-Chief Executive Officer since 2015). He served as Managing Director of Kissinger Associates from 2006 to 2011. Prior to joining Kissinger Associates, he was Managing Partner of JL Thornton & Co., LLC, a consulting firm. Before that, he worked as a journalist and served as Senior Editor, Foreign Editor, and then Assistant Managing Editor of TIME Magazine from 1995 to 2003. He is a former director of Starbucks Corporation.
SKILLS AND QUALIFICATIONS

Leadership Chairman and Chief Executive Officer, Sornay, LLC; former Vice Chairman, Co-Chief Executive Officer, of Kissinger Associates.

International
Has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders, and Global Leaders of Tomorrow. He co-founded the U.S.-China Young Leaders Forum in conjunction with the National Committee on U.S.-China Relations.

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Corporate Governance Matters – Nominees for Election to the Board

SUSAN C. SCHWAB INDEPENDENT
Age: 68 Director Since: 2009 Committees: Compensation and Human Resources Cyber and Technology Oversight Other Public Company Directorships: Caterpillar Inc. and Marriott International, Inc.
Ambassador Schwab is currently Professor Emerita at the University of Maryland School of Public Policy, a position she has held since June 2020. Prior to being named Professor Emerita, Ambassador Schwab was a Professor from January 2009 to May 2020. She has also served as a strategic advisor to Mayer Brown LLP, a law firm, since March 2010. She served as U.S. Trade Representative from 2006 to January 2009 and as Deputy U.S. Trade Representative from 2005 to 2006. She was Vice Chancellor of the University System of Maryland and President and Chief Executive Officer of the University System of Maryland Foundation from 2004 to 2005. Ambassador Schwab was Dean of the University of Maryland School of Public Policy from 1995 to 2003. She was Director of Corporate Business Development of Motorola, Inc., an electronics manufacturer, from 1993 to 1995. She was Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from 1989 to 1993. Ambassador Schwab also serves as Board Chair of the National Foreign Trade Council. She is a former director of The Boeing Company.
SKILLS AND QUALIFICATIONS

International; Government
Former U.S. Trade Representative and former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), the export promotion arm of the U.S. government.

Leadership
Former U.S. Trade Representative, former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), former President and Chief Executive Officer of the University System of Maryland Foundation, and former Dean of the University of Maryland School of Public Policy.

FREDERICK W. SMITH
Age: 78 Director Since: 1971 Committees: None Other Public Company Directorships: None
Mr. Smith is the company’s founder and has been Executive Chairman of FedEx since June 1, 2022, and Chairman of the Board since 1998. Mr. Smith was Chief Executive Officer of FedEx from 1998 through May 2022 and President of FedEx from 1998 through January 2017. He was Chairman, President, and Chief Executive Officer of FedEx Express from 1983 to 1998, Chief Executive Officer of FedEx Express from 1977 to 1998, President of FedEx Express from 1971 to 1975, and Chairman of FedEx Express from 1975 to May 2022.
SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management; Leadership Founder and former CEO of our company and the pioneer of the express transportation industry.
Energy Chairman Emeritus of the Energy Security Leadership Council.

International
Founder and former CEO of our multinational company and has served on the board of the Council on Foreign Relations and as chairman of the U.S.-China Business Council and the French-American Business Council.

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Corporate Governance Matters – Nominees for Election to the Board

DAVID P. STEINER   INDEPENDENT — LEAD INDEPENDENT DIRECTOR

Age: 63 Director Since: 2009 Committees: Governance, Safety, and Public Policy (Chair) Other Public Company Directorships: Vulcan Materials Company
Mr. Steiner is the former Chief Executive Officer of Waste Management, Inc., a provider of integrated waste management services, serving as Chief Executive Officer from 2004 through October 2016. He was President of Waste Management, Inc. from 2010 through July 2016, Executive Vice President and Chief Financial Officer from 2003 to 2004, Senior Vice President, General Counsel and Corporate Secretary from 2001 to 2003, and Vice President and Deputy General Counsel from 2000 to 2001. He was a partner at Phelps Dunbar L.L.P., a law firm, from 1990 to 2000. Mr. Steiner was previously a director of TE Connectivity Ltd. and Waste Management, Inc.
SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management Former CEO of Waste Management, which transports waste materials.
Financial Has an accounting degree from Louisiana State University and was CFO of Waste Management before becoming its CEO.
Energy Former CEO of Waste Management, which has taken an industry leadership role in converting waste to renewable energy.

RAJESH SUBRAMANIAM

Age: 57 Director Since: 2020 Committees: None Other Public Company Directorships: The Procter & Gamble Company
Mr. Subramaniam serves as President and Chief Executive Officer of FedEx Corporation, a position he has held since June 2022. In this position, Mr. Subramaniam provides strategic direction for the FedEx portfolio of operating companies. During his more than 30-year tenure with FedEx, Mr. Subramaniam has served in a multitude of leadership roles, including President and Chief Executive Officer-Elect of FedEx Corporation from March 2022 to May 2022, President and Chief Operating Officer of FedEx Corporation from March 2019 to March 2022, President and Chief Executive Officer of FedEx Express, the world’s largest express transportation company, from January 2019 to March 2019, and Executive Vice President and Chief Marketing and Communications Officer of FedEx Corporation from January 2017 to December 2018. He served as Executive Vice President of Marketing and Communications at FedEx Services from 2013 to January 2017. He is a former director of First Horizon National Corporation.
SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management Over 30 years of experience at FedEx in several operating companies.
International; Leadership Has held leadership roles at FedEx in the Asia-Pacific region and Canada. Serves on the U.S.-India Strategic Partnership Forum and the U.S.-China Business Council.

Marketing; Retail/E-Commerce
Oversaw all aspects of FedEx’s global marketing and communications, including advertising, brand and reputation, product and business development, e-commerce, revenue and forecasting planning, retail marketing, and digital access.

Technological/Digital/Cybersecurity
Responsible for several landmark developments at FedEx, including the continuing digital transformation of the company, and has had an instrumental role in recent technology upgrades to address the continued growth of e-commerce.

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Corporate Governance Matters – Nominees for Election to the Board

PAUL S. WALSH   INDEPENDENT

Age: 68 Director Since: 1996 Committees: Compensation and Human Resources (Chair) Other Public Company Directorships: McDonald’s Corporation and Vintage Wine Estates, Inc.
Mr. Walsh is Executive Chairman of the Board of McLaren Group Limited, a luxury automotive, motorsport, and technology company, a position he has held since January 2020. He also currently serves as an advisor for L.E.K. Consulting, a global strategy consulting firm, and TPG Capital LLP, a private investment firm. Mr. Walsh formerly served as Operating Partner at Bespoke Capital Partners LLC, an investment company, and Executive Chairman of Bespoke Capital Acquisition Corp., in each case from August 2016 until June 2021, and he served as Chairman of the Board of Compass Group PLC, a food service and support services company, from February 2014 to December 2020. Mr. Walsh served as Chief Executive Officer of Diageo plc, a beverage company, from 2000 to June 2013 and then served as an advisor to the company from July 2013 through 2014. Mr. Walsh also is a director of Chime Communications Limited, where he serves as Chairman of the Board, and UPL Corporation Ltd., Cayman. He has been a member of the U.K. Prime Minister’s Business Advisory Group since July 2015 and has been a Business Ambassador on the U.K. government’s Business Ambassador Network since his appointment in August 2012. Mr. Walsh was Chairman, President, and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from 1996 to 2000, and Chief Executive Officer of The Pillsbury Company from 1992 to 1996. He was previously a director of Avanti Communications Group PLC, Centrica plc, Compass Group PLC, Diageo plc, HSBC Holdings plc, Ontex Group NV, Pace Holdings Corp., RM2 International S.A., TPG Pace Holdings Corp., Unilever PLC, and Bespoke Capital Acquisition Corp.
SKILLS AND QUALIFICATIONS

International Former CEO of a U.K.–based, large multinational corporation.
Financial Has held executive finance positions, including CFO of a major division, at a U.K.–based public company.

Marketing; Retail/E-Commerce
Led a company that owes much of its growth and success to highly effective marketing of its brands. His consumer-centric experience brings a vital and unique perspective to the Board.

Government Has held executive positions at companies where government interface is crucial.

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Corporate Governance Matters – Nominees for Election to the Board

Summary of Director Nominee Experience, Qualifications, Attributes, and Skills

Transportation/Logistics/Supply Chain Management Experience is a positive attribute as it greatly increases a director’s understanding of our business operations and its management.
International Experience is beneficial given our operations in over 220 countries and territories.
Financial Expertise is important given our use of financial targets as measures of success and the importance of accurate financial reporting and robust internal auditing.
Marketing Expertise is valuable because we emphasize promoting and protecting the FedEx brand, one of our most important assets.
Retail/E-Commerce Expertise is significant because we are strategically focused on the opportunity presented by this massive and fast-growing market.
Technological/Digital/Cybersecurity Expertise is beneficial because attracting and retaining customers and competing effectively depend in part upon the sophistication, security, and reliability of our technology.
Energy Expertise is important as we are committed to protecting the environment and have initiatives under way to reduce our energy use and minimize our environmental impact.
Human Resource Management Expertise is important because our success depends on the talent, dedication, and well-being of our people — our greatest asset.
Government Experience is useful in our highly regulated industry as we work constructively with governments around the world.
Risk Management Expertise is important as we work to identify and manage risks to our business and operations in a complex global environment.
Leadership Experience is critical because we want directors with the experience and confidence to capably advise our executive management team on a wide range of issues.

Audit Committee Financial Expert

The Board of Directors has determined that R. Brad Martin is an audit committee financial expert as that term is defined in SEC rules.

Director Independence

The Board of Directors has determined that each member of the Audit and Finance, Compensation and Human Resources, and GSPP Committees is independent. With the exception of Frederick W. Smith and Rajesh Subramaniam, each of the Board’s current members (Marvin R. Ellison, Stephen E. Gorman, Susan Patricia Griffith, Kimberly A. Jabal, Amy B. Lane, R. Brad Martin, Nancy A. Norton, Frederick P. Perpall, Joshua Cooper Ramo, Susan C. Schwab, David P. Steiner, and Paul S. Walsh) is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional New York Stock Exchange and SEC requirements for Audit and Finance Committee and Compensation and Human Resources Committee members, as applicable, with respect to current committee members) and the Board’s more stringent standards for determining

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Corporate Governance Matters – Nominees for Election to the Board

director independence. Mr. Smith is FedEx’s Executive Chairman, and Mr. Subramaniam is FedEx’s President and Chief Executive Officer. V. James Vena served as a director during fiscal 2023 and until his resignation from the Board on July 26, 2023, following his appointment as Chief Executive Officer and a board member of Union Pacific Corporation. The Board also determined that Mr. Vena was independent.

Under the Board’s standards of director independence, which are included in FedEx’s Corporate Governance Guidelines, available under the ESG heading on the Investor Relations page of our website at investors.fedex.com, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships, or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:

Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner, or auditing relationship ended.

Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner, or auditing relationship ended.

Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not personally working on FedEx’s audit.

Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

Transactions and Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director, or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

Indebtedness. The director or an immediate family member is a partner, greater than 10% shareholder, director, or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

Charitable Contributions. The director is a trustee, fiduciary, director, or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenue for such year.

In determining each director’s independence, the Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships, and arrangements:

Mr. Ellison serves, and Mr. Martin served (through June 30, 2022), on the Board of Trustees of the University of Memphis, a non-profit entity to which FedEx makes payments and charitable contributions. Robert B. Carter, FedEx’s Executive Vice President, FedEx Information Services and Chief Information Officer, was appointed to the Board of Trustees of the University of Memphis effective July 1, 2023. The payments and charitable contributions made by FedEx to the University of Memphis in fiscal 2023 represented 2.8% of the University’s consolidated gross revenue for the year. The payments and charitable contributions made by FedEx to the University of Memphis in each of its 2022 and 2021 fiscal years represented less than one percent of the University’s consolidated gross revenue for the year. The Board determined that Messrs. Ellison and Martin are independent directors under the Board’s independence standards as neither of them has a direct or indirect material relationship with either FedEx or the University of Memphis, other than as a director, trustee, or former trustee, and neither of them derive any financial or other personal benefit from these transactions.

FedEx has an ordinary course business relationship with Lowe’s Companies, Inc., an entity for which Mr. Ellison has served as Chairman of the Board since June 2021 and President and Chief Executive Officer and as a director since July 2018. The amount of the payments made by FedEx to Lowe’s (and vice versa) within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenue for such year.

FedEx has an ordinary course business relationship with The Progressive Corporation, an entity for which Ms. Griffith serves as President and Chief Executive Officer and as a director since July 2016. The amount of the payments made by FedEx to Progressive (and vice versa) within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenue for such year.

Mr. Martin and Mr. Carter served as members of the board of managers of Pilot Travel Centers LLC in fiscal 2023 (through April 2023). The amount of the payments made by FedEx to Pilot Travel Centers in calendar years 2022 and 2020 did not exceed one percent (or $1 million, whichever is greater) of its consolidated gross revenue for such year, and the amount of payments in calendar 2021 was approximately 1.1% of Pilot Travel Center’s consolidated gross revenue in 2021.

24

Corporate Governance Matters – The Board’s Role and Responsibilities

Related Person Transactions

In accordance with the company’s Policy on Review and Preapproval of Related Person Transactions, which is described in more detail below in “— Board Processes and Policies — Policy on Review and Preapproval of Related Person Transactions,” the GSPP Committee has reviewed the following existing related person transactions and determined that they remain in the best interests of FedEx and our stockholders:

FedEx’s policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. Smith paid FedEx $1,320,493 during fiscal 2023 in connection with certain personal use of corporate aircraft.
Mr. Smith’s oldest son is employed by FedEx Express as its President and Chief Executive Officer–Airline and International and was formerly its President and Chief Executive Officer. The compensation of Mr. Smith’s oldest son for fiscal 2023 (including any incentive compensation amounts and the Black-Scholes value of any stock option award) was $4,989,200.
Mr. Smith’s daughter is employed by FedEx Corporation as a staff director of global public policy; Mr. Subramaniam’s brother is employed by FedEx Services as a manager of information technology; the son-in-law of Mark R. Allen, FedEx’s Executive Vice President, General Counsel and Secretary, is employed by FedEx as a managing director in the legal department; and the wife of Sriram Krishnasamy, FedEx’s Executive Vice President and Chief Transformation Officer and Chief Executive Officer–FedEx Dataworks, is employed by FedEx Services as a manager of information technology. The total annual compensation of each of Mr. Smith’s daughter, Mr. Subramaniam’s brother, Mr. Allen’s son-in-law, and Mr. Krishnasamy’s wife for fiscal 2023 (including any incentive compensation and the Black-Scholes value of any stock option award) did not, individually, exceed $395,000.
In fiscal 2017, following the Board’s approval, FedEx entered into a two-year software services agreement with LiveSafe, Inc., a leading mobile risk intelligence solution for safety and security incident prevention, response, and communication. Mr. Smith is a former member of the board of directors of LiveSafe, and an affiliated entity of Mr. Smith invested $7.25 million in LiveSafe’s Series B financings. Mr. Smith’s youngest son was an employee and partial owner of LiveSafe. Under the terms of the agreement, FedEx paid LiveSafe $300,000 per year, in addition to an initial set-up fee of approximately $20,000. In July 2018, following the Board’s approval, FedEx and LiveSafe agreed to amend and extend the agreement through July 2021. Pursuant to the amendment, the number of licensed FedEx users of the LiveSafe application increased, and FedEx paid total license fees of approximately $4.4 million over the three-year term of the agreement. In October 2020, Vector Solutions, an unrelated third party and provider of software solutions for learning, operational readiness, workforce management, and risk reduction, acquired LiveSafe. Following the sale of LiveSafe to Vector Solutions, Mr. Smith and Mr. Smith’s youngest son no longer hold any ownership interests in LiveSafe or Vector Solutions, and Mr. Smith’s youngest son is no longer employed by LiveSafe or Vector Solutions. In connection with the sale of LiveSafe, Vector Solutions and Mr. Smith’s youngest son entered into a referral agreement pursuant to which Mr. Smith’s youngest son receives commissions upon the renewal of certain LiveSafe agreements in place prior to the sale, including the FedEx agreement. LiveSafe is an integral part of our workplace safety program. Based on the recommendations of our Security and Information Technology leadership, in fiscal 2022 FedEx extended the term of the software services agreement with Vector Solutions (as successor to LiveSafe) for a three-year term beginning July 31, 2021 through July 30, 2024. The GSPP Committee and the independent members of the Board approved the extension of the agreement. FedEx will pay an annual license fee of $1,545,000 for each year of the three-year term based on the current number of licensed FedEx users. Pursuant to the referral agreement, Vector Solutions will pay Mr. Smith’s youngest son a commission of $154,500 per year over the three-year renewal term based on the current number of licensed FedEx users.

The Board’s Role and Responsibilities

FedEx Corporate Governance

Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity, and reliability. We periodically review our governance policies and practices against evolving standards and make changes when the Board believes they would be in the best interests of stockholders. We value the perspectives of our stockholders and other stakeholders, including our employees and the communities in which we operate, and take steps to address their concerns where warranted.

In considering possible modifications of our corporate governance policies and practices, our Board and management focus on those changes that are best for our company and our industry. Our focus is on the best long-term interests of our company, our stockholders, and our other stakeholders.

The following sections summarize our corporate governance policies and practices, including our Board leadership structure and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines, our Board committee charters, and our Code of Conduct, are available under the ESG heading on the Investor Relations page of our website at investors.fedex.com.

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Corporate Governance Matters – The Board’s Role and Responsibilities

Board Risk Oversight

The Board of Directors’ role in risk oversight at FedEx is consistent with the company’s leadership structure, with management having day-to-day responsibility for assessing and managing the company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on the adequacy of FedEx’s risk management practices and regularly reviewing the most significant risks facing the company. The Board performs its risk oversight role by using several different levels of review. Each Board meeting includes a strategic overview by the Chief Executive Officer that describes the most significant issues, including risks, affecting the company, and also includes business updates on each reporting segment. In addition, at least annually, the Board reviews in detail the business and operations of each of the company’s reporting segments, including the primary risks associated with that segment. The Board also reviews the risks associated with the company’s financial forecasts and annual business plan.

Additionally, risks are identified and managed in connection with the company’s robust enterprise risk management (“ERM”) process. Our ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting, and management of key risks. The ERM process is embedded in our strategic financial planning process, which ensures explicit consideration of risks that affect the underlying assumptions of strategic plans and provides a platform to facilitate integration of risk information in business decision-making.

The Board has four standing committees. The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility.

Audit and Finance Committee	Cyber and Technology Oversight Committee

The Audit and Finance Committee reviews and discusses with management the company’s financial affairs, including capital structure, allocation, and returns; strategic financial outlook; annual business plan; major financial and other risk exposures and the steps management has taken to monitor and control such exposures; and the implementation and effectiveness of the company’s compliance and ethics programs, including the Code of Conduct and the FedEx Alert Line. In addition, the Audit and Finance Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process. The ERM process culminates in an annual presentation to the Audit and Finance Committee on the key enterprise risks facing FedEx.

The Cyber and Technology Oversight Committee reviews and discusses with management the company’s cyber and technology-related risks, including network security, information security, and data privacy and protection, and the technologies, policies, processes, and practices for managing and mitigating such risks. It also reviews and discusses with management the cybersecurity, cyber-resiliency, and technology aspects of the company’s business continuity and disaster recovery capabilities and contingency plans.

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Corporate Governance Matters – The Board’s Role and Responsibilities

Compensation and Human Resources Committee	Governance, Safety, and Public Policy Committee

The Compensation and Human Resources Committee, or “Compensation & HR Committee,” reviews and discusses with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create or decrease risks for the company. In addition, the Compensation & HR Committee reviews and discusses with management the company’s key human resource management strategies and programs, including company culture; diversity, equity, and inclusion (“DEI”); workforce demographics; and enterprise health care programs.

The Governance, Safety, and Public Policy Committee, or “GSPP Committee,” reviews and discusses with management, in light of the company’s risk exposure, the composition, structure, processes, and practices of the Board and the Board committees. In addition, the GSPP Committee reviews and discusses with management the company’s safety strategies, policies, programs, and practices and safety-related risk management strategies, programs, and initiatives; steps taken by management to identify, assess, and manage risks relating to the company’s political activities and expenditures; corporate social responsibility (“CSR”) goals, strategies, and programs, including the management of sustainability- and climate-related risks; and the company’s Securities Manual, which regulates trading in FedEx securities by our executives and Board members.

Board Oversight of Sustainability and Corporate Social Responsibility Matters

FedEx is well recognized as a leader not only in the transportation industry and for technological innovation, but also in global CSR. We understand that a sustainable global business is tied to our ESG commitments, strategies, and goals, and we are committed to connecting the world responsibly and resourcefully. Our CSR strategies and programs emphasize long-term performance that creates lasting, positive value for our business, society, and our stakeholders, including customers, team members, suppliers, communities, and stockholders. Our culture, principles, and emphasis on long-term performance have guided our company since our founding five decades ago. Key elements of our CSR strategy include our “Safety Above All” commitment for all our operations; environmental efficiency innovations; a sustainable supply chain; a diverse, equitable, and inclusive workplace; and the robust giving and volunteering platform known as FedEx Cares. We have aligned our CSR platform with our company’s mission and values and embedded it into our strategies, governance, operations, systems, and culture. We conduct regular ESG materiality assessments to make sure we remain focused on the right CSR priorities for the benefit of our business, our customers, our team members, our stockholders, and other key stakeholders.

The FedEx Enterprise Sustainability Council is responsible for setting, implementing, and reviewing our company-wide sustainability strategy and is chaired by our Chief Sustainability Officer. The Chief Sustainability Officer also oversees the company-wide implementation of our environmental management system and reviews performance on an annual basis. The Chief Sustainability Officer regularly reviews our sustainability programs with the GSPP Committee.

Our governance, operations, culture, and CSR priorities are closely aligned. The Board of Directors and its committees oversee our global CSR initiatives. The Board is responsible for reviewing and overseeing our culture and evaluating management’s efforts to align corporate culture with our stated values and long-term strategy. Additionally, the Board has delegated to each of its committees responsibility for the oversight of specific aspects of our corporate culture and other CSR activities that fall within the committee’s areas of responsibility.

The Audit and Finance Committee evaluates the execution and effectiveness of our corporate integrity and compliance programs and regularly discusses with management other developments regarding ESG reporting, including the alignment of financial reporting and ESG disclosures and internal controls and procedures related to ESG disclosures.
The GSPP Committee oversees our CSR goals, strategies, and programs, including the management of sustainability- and climate-related risks. The committee is also responsible for overseeing our safety programs and political activities and expenditures.
The Compensation & HR Committee oversees our DEI, culture, workforce demographics, enterprise healthcare, and other key human resource management strategies and initiatives.
The Cyber and Technology Oversight Committee reviews and discusses with management the company’s technologies, policies, processes, and practices for managing and mitigating cyber- and technology-related risks and monitors the company’s business continuity and disaster recovery capabilities and contingency plans.

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Corporate Governance Matters – The Board’s Role and Responsibilities

FedEx is committed to actively supporting the communities we serve worldwide through the strategic investment of our people, resources, and network. We provide financial contributions, in-kind charitable shipping services, and volunteer efforts by our team members to help a variety of non-profit organizations achieve their goals and make a measurable impact on the world.

ESG and CSR Highlights

The success of our efforts is built on our sound ESG practices, which are aligned with our company strategic focus. We remain steadfast in transparently sharing our progress in three areas that are central to everything we do—our principles, our people, and our planet. FedEx publishes an annual ESG Report describing how we think about our responsibilities in the area of global CSR that includes important goals and metrics demonstrating our commitment to fulfilling these responsibilities. Our 2023 ESG Report is available at fedex.com/en-us/sustainability/reports.html.

FedEx also publishes a Global Economic Impact Report highlighting the company’s impact on the communities we serve. With operations in more than 220 countries and territories, the economic footprint of FedEx is not limited to any single market, city, or state: FedEx contributes positively to local economies and enables global trade by offering shipping and logistics services that impact output at origins, stopover, and destination locations around the world. Our 2022 Global Economic Impact Report is available at economicimpact.fedex.com.

The 2023 ESG Report and 2022 Global Economic Impact Report are not incorporated by reference in, and do not form a part of, this proxy statement.

Highlights from the 2023 ESG Report and 2022 Global Economic Impact Report are noted below:

Our Principles
We run our business with an absolute commitment to safety, ethics, integrity, and reliability in our global operations, as well as in how we manage global supply chain relationships, advocacy, data, and cybersecurity practices.
In 2023, FedEx was recognized by Ethisphere as one of the World’s Most Ethical Companies®. FedEx was the only honoree in the Transportation/Trucking/Railroad industry category in 2023.

Our People
For fiscal 2022, 36% of FedEx management employees in the U.S. were minorities, and 27% of FedEx management employees globally were women.
In fiscal 2022, FedEx provided over $23 million in tuition assistance to more than 12,000 employees.
In fiscal 2022, FedEx contributed over $5 million to various non-profits aligned with our DEI commitment.
In 2022, FedEx was named one of the Best-of-the-Best Corporations for Inclusion by the National Business Inclusion Consortium.
Our lost-time injury rate (as defined by standards published by the U.S. Occupational Safety and Health Administration) for fiscal 2022 decreased 28% compared to fiscal 2021.

Our Planet
Thanks to our ongoing collective emissions-reduction efforts, we decreased carbon dioxide emissions intensity on a revenue basis by 48.9% from fiscal 2009 through fiscal 2022, a period during which our average daily package volume grew by 142%.
For fiscal 2022, our ongoing fuel- and energy-savings initiatives avoided almost 2.8 million metric tons of CO2e, more than 12% of our fiscal 2022 total greenhouse gas emissions.
For fiscal 2022, 150 million gallons of jet fuel were avoided through aircraft modernization efforts, reducing our fiscal 2022 total jet fuel consumption by 10.76%.
In fiscal 2022, we had over 6,200 alternative fuel vehicles in service.
In fiscal 2022, 100% of purchased FedEx Office paper and 64% of FedEx-branded packaging was sourced from certified sustainable sources.
Our “one FedEx” and Network 2.0 strategic initiatives are a structural shift in the way we utilize our networks. Going forward, we will leverage these initiatives to reduce our station footprint, decrease pickup-and-delivery routes, and optimize our enterprise linehaul networks.

Our Global Impact
We donated $86 million to charitable organizations in fiscal 2022.
According to an analysis prepared by Dun & Bradstreet, FedEx operations and business activity indirectly contributed to net economic output worth an estimated $22.6 billion across the global economy in fiscal 2022.
$18.8 billion in goods and services were acquired from diverse and small business suppliers in our U.S. operations in fiscal 2022.

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Corporate Governance Matters – The Board’s Role and Responsibilities

Stockholder Engagement

We believe that thoughtful stockholder engagement is important, and we have a long history of such engagement. We have an active stockholder engagement program in which we meet regularly with our largest stockholders to discuss our business strategy, operations, sustainability and CSR programs, and corporate governance, as well as other topics of interest to them. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives, and concerns, and enable the company to effectively address issues that matter most to our stockholders.

We also give our stockholders the means by which they can communicate with our Board. As set forth in our Corporate Governance Guidelines, one of the responsibilities of each of our Lead Independent Director and Vice Chairman of the Board is to communicate with stockholders, as appropriate, and if so requested. Moreover, as discussed in more detail in “— Board Processes and Policies — Communications with Directors,” our stockholders have the ability to communicate directly with any director (including our Lead Independent Director or Vice Chairman of the Board), any Board committee, or the full Board.

Stockholder Engagement

Q1

Before Annual Meeting of Stockholders

- Discuss stockholder proposals with proponents
- Publish Annual Report and Proxy Statement, highlighting recent Board and company activities
- Engage stockholders and seek feedback on matters presented for their consideration

Q2

Annual Meeting of Stockholders

- Engage directly with stockholders
- Receive and review voting results for management and stockholder proposals

Q3

After Annual Meeting of Stockholders

- Discuss voting results from annual meeting in light of existing corporate governance and executive compensation practices, as well as feedback received from stockholders, and determine if any follow-up actions are appropriate
- Review corporate governance trends, recent regulatory developments, and the company's corporate governance documents, policies, and procedures to determine if any changes should be considered
- Determine topics for discussion during off-season stockholder engagement

Q4

Off-Season Engagement and Evaluation of Practices

- Engage with stockholders and other stakeholders regarding topics of interest, including our Board, corporate governance, executive compensation, and sustainability and CSR practices to better understand their viewpoints and inform Board discussions
- Attend and participate in investor and corporate governance-related events to learn about emerging trends and issues and further engage stockholders
- Evaluate potential changes to corporate governance or executive compensation practices in light of stockholder feedback and review of practices

Engagement Highlights
Since our last annual meeting, we have engaged with a global and diverse group of approximately 400 stockholders, including actively managed funds, index funds, union and public pension funds, and socially responsible investment funds. This group represented approximately 41% of our outstanding shares. Participants included our President and Chief Executive Officer, Lead Independent Director and Chair of the GSPP Committee, Vice Chairman of the Board and Chair of the Audit and Finance Committee, Chair of the Compensation & HR Committee, Chief Sustainability Officer, Executive Vice President – Chief People Officer, and legal and investor relations teams.

Focus Areas
Business Strategy and Performance	Human Resource Management
Executive Compensation	Board Governance, Composition, and Refreshment
Corporate Culture and DEI	Climate Change and Other Sustainability Matters

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Corporate Governance Matters – Board Structure

Executive Management Succession Planning

The Board of Directors has in place an effective planning process to select successors to the Chief Executive Officer and other members of executive management. The GSPP Committee, in consultation with the Chief Executive Officer, annually reports to the Board on executive management succession planning. The entire Board works with the GSPP Committee and the Chief Executive Officer to evaluate potential successors to the CEO and other members of executive management. Through this process, the Board receives information that includes qualitative evaluations of potential successors to the Chief Executive Officer and other executives. Each Board member has complete and open access to any member of management. We believe this enhances the Board’s oversight of succession planning. The Chief Executive Officer will at all times make available, and periodically provides to the Board, his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Additionally, the Board periodically reviews and revises as necessary the company’s emergency executive management succession plan, which details the actions to be taken by specific individuals in the event a member of executive management suddenly dies, departs unexpectedly, or becomes incapacitated.

Board Structure

Board Leadership Structure

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs in support of our mission of producing superior financial returns for our stockholders by providing high value-added logistics, transportation, and related business services through focused operating companies.

The leadership structure of our Board of Directors includes:

A separate Executive Chairman and Chairman of the Board and Chief Executive Officer, as well as an independent Vice Chairman, who is the designated successor to the Chairman of the Board.	Independent, active, and effective directors of equal importance and rights, who all have the same opportunities and responsibilities in providing vigorous oversight of the effectiveness of management policies.	A Lead Independent Director. The chairperson of the GSPP Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director.

The roles of FedEx Chairman of the Board and Chief Executive Officer are held by two separate individuals. From 1977 until May 31, 2022, Frederick W. Smith, FedEx’s founder, served as both Chairman of the Board of Directors and Chief Executive Officer. Effective June 1, 2022, in connection with the announcement that Mr. Smith was stepping down as Chief Executive Officer and that Rajesh Subramaniam had been promoted to the role of President and Chief Executive Officer, the Board named Mr. Smith as Executive Chairman. As Executive Chairman, Mr. Smith focuses on Board governance as well as issues of global importance, including sustainability, innovation, and public policy. This separation of the roles of Chairman and Chief Executive Officer allows FedEx to leverage Mr. Smith’s extensive knowledge of FedEx while transitioning full oversight of FedEx’s strategic initiatives and business plans to Mr. Subramaniam. In addition, effective March 25, 2022, the Board named R. Brad Martin, the independent chair of the Audit and Finance Committee, as Vice Chairman of the Board and designated him as the successor to the Chairman of the Board, meaning that he will become the independent Chairman of the Board at such time as Mr. Smith leaves the Board. The Board also determined to maintain the policy requiring that if the Chairman of the Board is the Chief Executive Officer, an Executive Chairman, or otherwise not independent, the chairperson of the GSPP Committee shall serve as Lead Independent Director.

The current Board leadership model, when combined with the composition of the Board, the strong leadership of our independent directors, Board committees, Vice Chairman, and Lead Independent Director, and the highly effective corporate governance structures and processes in place, strikes an appropriate balance between consistent leadership and independent oversight of FedEx’s business and affairs. As set forth in our Corporate Governance Guidelines, the Lead Independent Director has the following responsibilities and authority:

presides at executive sessions of the non-management and independent Board members and, if a Vice Chairman of the Board is not serving, presides at all other meetings of the Board of Directors at which the Chairman of the Board is not present;
serves as a liaison between the Chairman of the Board and independent Board members, it being understood that all Board members have complete and open access to any member of management;
reviews and approves Board meeting agendas and Board meeting schedules;
consults with the Chairman of the Board with regard to other information sent to the Board of Directors in connection with Board meetings or other Board action;
may call meetings of the independent Board members as he deems necessary or appropriate; and
is available to communicate with stockholders of the Company, as appropriate, if requested by such stockholders.

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Corporate Governance Matters – Board Structure

In addition, under our Corporate Governance Guidelines, the Board may elect an independent director to serve as Vice Chairman, and such Vice Chairman will serve as the designated successor to the Chairman of the Board. FedEx’s Bylaws provide that a Vice Chairman of the Board shall exercise the powers and perform the duties of the Chairman of the Board when the Chairman of the Board is not present. In addition, the Vice Chairman of the Board:

works closely with the Chairman of the Board to assist the Chairman of the Board in carrying out his duties;
provides such other assistance as the Chairman of the Board may request;
communicates with stockholders of the company, as appropriate, if requested by such stockholders; and
has additional responsibilities as may be prescribed by the Board from time to time.

The Board believes that FedEx’s Bylaws and Corporate Governance Guidelines help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx’s commitment to the highest quality corporate governance. Under our Bylaws and Corporate Governance Guidelines, the Board maintains the following practices, in addition to those described above:

Directors stand for election annually by majority vote.	Under our Bylaws, all members of our Board of Directors are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested director elections in which a director nominee must receive more votes cast “for” than “against” in order to be elected.
Our independent directors hold regular executive sessions.	Our independent Board members meet at regularly scheduled executive sessions without management present. The Chairman of the Board, if independent, or the Lead Independent Director conducts and presides at these meetings. In addition, the Lead Independent Director may call such meetings of the independent Board members as he or she deems necessary or appropriate, may be designated to preside at any Board or stockholder meeting if no Vice Chairman is serving, and presides at all Board meetings at which the Chairman of the Board or Vice Chairman (if serving) is not present.
Board members may submit agenda items and request information.	Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting, or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director (if serving) reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board regarding other information sent to the Board in connection with Board meetings or other Board action.
Our Board members interact with management.	Consistent with our philosophy of empowering each member of our Board of Directors, each Board member has complete and open access to any member of management and to the chairperson of each Board committee for the purpose of discussing any matter related to the work of such committee. The Chairman of the Board (if independent) and Lead Independent Director also serve as liaisons, but not a buffer, between the Chief Executive Officer and independent Board members.
Our directors are encouraged to interact with stockholders.	If any of our major stockholders asks to speak with any Board member on a matter related to FedEx, we encourage that director to make himself or herself available and will facilitate such interaction. Additionally, the Lead Independent Director and Vice Chairman of the Board are available to communicate with stockholders, as appropriate, if requested by such stockholders.
Our directors can request special Board meetings.	Special meetings of the Board can be called by the Chairman of the Board, the Chief Executive Officer, or the Vice Chairman or at the request of two or more directors.
The Board or any Board committee can retain independent advisors.	The Board and each Board committee have the authority to retain independent legal, financial, and other advisors as they deem appropriate.
Our Bylaws provide stockholders a meaningful proxy access right.	Our Bylaws provide stockholders a meaningful proxy access right. The Bylaws include the following terms: a 3% ownership threshold and 3-year holding period requirement; a cap on the number of director nominees at two directors or 20% of the Board, whichever is greater; and a stockholder group aggregation limit of 20.
Our Bylaws provide stockholders a right to call a special meeting.	Our Bylaws provide holders of 20% or more of our common stock the right to call a special meeting, subject to the terms of our Bylaws.

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Corporate Governance Matters – Board Structure

Board Committees

The Board of Directors has four standing committees: the Audit and Finance Committee, Compensation & HR Committee, Cyber and Technology Oversight Committee, and GSPP Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the Investor Relations page of our website at investors.fedex.com under the ESG heading below “Board of Directors.” Committee memberships are as follows:

AUDIT AND FINANCE COMMITTEE

COMMITTEE MEMBERS*:

R. BRAD MARTIN**
(CHAIR)

Marvin R. Ellison
Kimberly A. Jabal
Amy B. Lane
Frederick P. Perpall

FY23 MEETINGS HELD
11

COMMITTEE REPORT

*V. James Vena served as a member of the Audit and Finance Committee during fiscal 2023 and until his resignation from the Board of Directors on July 26, 2023, following his appointment as Chief Executive Officer and a board member of Union Pacific Corporation.
**Audit Committee Financial Expert

COMMITTEE FUNCTIONS:
Oversees the independent registered public accounting firm’s qualifications, independence, and performance;
Assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements, (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting, (iii) the performance of the internal auditors, (iv) the Company’s controls and procedures related to its ESG disclosures, and (v) the Company’s financial affairs, including capital structure, allocation, and returns;
Preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm;
Reviews and discusses with management and the Board of Directors (i) the guidelines and policies that govern the processes by which the company assesses and manages its exposure to risk and (ii) the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures;
Oversees FedEx’s integrity and compliance programs, including compliance with legal and regulatory requirements, and reviews and discusses with management legislative, regulatory, and other developments regarding ESG reporting and disclosures; and
Reviews and discusses with management and the Board of Directors (i) the company’s annual business plan and strategic financial outlook, (ii) capital expenditure and lease requests (subject to Board-established approval thresholds) and the company’s return on invested capital and other financial performance metrics, and (iii) the company’s capital structure and allocation, cash dividend policy, stock repurchase authorizations, debt and equity financings, and material credit agreements.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

COMMITTEE MEMBERS: PAUL S. WALSH (CHAIR) Susan Patricia Griffith Amy B. Lane Nancy A. Norton Susan C. Schwab FY23 MEETINGS HELD 6 COMMITTEE REPORT page 40
COMMITTEE FUNCTIONS:
Evaluates, together with the independent members of the Board, the performance of each of FedEx’s Executive Chairman and Chief Executive Officer and recommends their compensation for approval by the independent directors;
Reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement;
Oversees the administration of FedEx’s equity compensation plans and reviews the strategies relating to, and costs and structure of, key employee benefit and fringe-benefit plans and programs;
Helps discharge the Board’s responsibilities relating to the compensation of executive management; and
Reviews and discusses with management the company’s key human resource management strategies and programs, including company culture; diversity, equity, and inclusion; workforce demographics; and enterprise health care programs.

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Corporate Governance Matters – Board Structure

CYBER AND TECHNOLOGY OVERSIGHT COMMITTEE

COMMITTEE MEMBERS: JOSHUA COOPER RAMO (CHAIR) Stephen E. Gorman Kimberly A. Jabal Nancy A. Norton Susan C. Schwab FY23 MEETINGS HELD 9
COMMITTEE FUNCTIONS:
Reviews major cyber and technology–related projects and technology architecture decisions;
Assesses whether FedEx’s cyber and technology programs effectively support the company’s business objectives and strategies;
Assists the Board of Directors in oversight of cyber and technology-related risks and management’s efforts to monitor and mitigate those risks; and
Advises FedEx’s senior Information Technology management team and the Board of Directors on cyber and technology-related matters.

GOVERNANCE, SAFETY, AND PUBLIC POLICY COMMITTEE

COMMITTEE MEMBERS*:

DAVID P. STEINER (CHAIR)

Marvin R. Ellison
Stephen E. Gorman
Susan Patricia Griffith
Frederick P. Perpall

FY23 MEETINGS HELD
6

*V. James Vena served as a member of the GSPP Committee during fiscal 2023 and until his resignation from the Board of Directors on July 26, 2023, following his appointment as Chief Executive Officer and a board member of Union Pacific Corporation.

COMMITTEE FUNCTIONS:
Identifies individuals qualified to become Board members;
Recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;
Recommends to the Board of Directors (including chairpersons) for appointment to Board committees;
Assists the Board in determining director independence, overseeing Board and committee evaluations, and developing and implementing effective corporate governance programs;
Reviews and discusses with management the company’s safety strategies, policies, programs, and practices and safety-related risk management strategies, programs, and initiatives;
Reviews and discusses with management (i) public policy, political, and legislative trends and matters that affect or may affect the company’s business, performance, strategies, or reputation; (ii) the company’s political activities and participation in the political process; (iii) the company’s contributions to trade associations and other tax-exempt organizations that engage in political activities; (iv) the steps management has taken to identify, assess, and manage risks relating to the company’s political activities and expenditures; (v) the company’s reporting of its political activities and expenditures; and (vi) the company’s Policy on Political Contributions;
Reviews and discusses with management the company’s CSR goals, strategies, and programs, including the management of sustainability- and climate-related risks, and, in consultation with the Audit and Finance Committee, reviews and discusses with management the company’s annual ESG Report; and
Reviews and discusses the company’s Securities Manual with the Executive Vice President and General Counsel and recommends any proposed changes to the Board of Directors for approval.

In addition, as discussed above under “— The Board’s Role and Responsibilities — Board Risk Oversight,” each Board committee has responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. Also, the Audit and Finance Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process.

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Corporate Governance Matters – Board Processes and Policies

As discussed above, Ms. Jabal is not standing for reelection. The Board of Directors has approved otherwise maintaining the composition and chairs of the committees so that, immediately following the annual meeting, if all of the director nominees are elected, committee memberships will be as follows:

AUDIT AND FINANCE COMMITTEE	COMPENSATION AND HUMAN RESOURCES COMMITTEE	CYBER AND TECHNOLOGY OVERSIGHT COMMITTEE	GOVERNANCE, SAFETY, AND PUBLIC POLICY COMMITTEE
R. Brad Martin (Chair) Marvin R. Ellison Amy B. Lane Frederick P. Perpall	Paul S. Walsh (Chair) Susan Patricia Griffith Amy B. Lane Nancy A. Norton Susan C. Schwab	Joshua Cooper Ramo (Chair) Stephen E. Gorman Nancy A. Norton Susan C. Schwab	David P. Steiner (Chair) Marvin R. Ellison Stephen E. Gorman Susan Patricia Griffith Frederick P. Perpall

Board Meetings and Meeting Attendance

During fiscal 2023, the Board of Directors held six regular meetings and three special meetings. The average attendance of all directors at Board and committee meetings was 94%. Each director attended at least 75% of the aggregate meetings of the Board and any committees on which he or she served that were held during the periods that he or she served as a director. Our policy on director attendance at meetings can be found in our Corporate Governance Guidelines, which are available under the ESG heading on the Investor Relations page of our website at investors.fedex.com.

Attendance at Annual Meeting of Stockholders

FedEx expects all Board members to attend annual meetings of stockholders. Each then-current member of the Board of Directors attended the 2022 annual meeting of stockholders.

Board Processes and Policies

Director Mandatory Retirement

FedEx’s Corporate Governance Guidelines provide that a non-management director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 75. Under this policy, a non-management director may not be nominated to a new term if he or she would be age 75 or older at the end of the calendar year in which the election is held. In order to provide the GSPP Committee and the Board of Directors greater flexibility in director succession planning, the policy provides that the Board of Directors, upon the recommendation of the GSPP Committee, may grant an exception to the mandatory retirement provision for a specific director, with each such exception required to be renewed annually.

Policy on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Bylaws and Corporate Governance Guidelines.

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Corporate Governance Matters – Board Processes and Policies

Policy on Review and Preapproval of Related Person Transactions

The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx’s Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the GSPP Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:

Interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to FedEx;
Not be fair as to FedEx; or
Otherwise be opposed to the best interests of FedEx and its stockholders.

The policy requires the GSPP Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify, or terminate the transaction or relationship.

Communications with Directors

Stockholders and other interested parties may communicate directly with the entire Board or any member (including the Executive Chairman, President and Chief Executive Officer, Lead Independent Director, or Vice Chairman), committee, or group of independent directors of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group, or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Policy Regulating Trading by Insiders

We have comprehensive and detailed policies (memorialized in the FedEx Securities Manual) that regulate trading by our insiders, including Board members. The Securities Manual includes information regarding trading windows, blackout periods, explains when transactions in FedEx stock are permitted, and contains a mandatory pre-clearance policy for transactions in FedEx securities by certain insiders, including Board members. The Securities Manual prohibits insiders, including Board members, from trading (or tipping others to trade) in FedEx securities on the basis of “material, non-public information” until the information has been disclosed to the public. The policy explains the principles governing “material, non-public information” and provides examples of the types of events or information that may be considered material. The GSPP Committee periodically reviews and discusses the Securities Manual with the Executive Vice President and General Counsel and recommends any proposed changes to the Board of Directors for approval.

The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions in FedEx securities that are always prohibited, even when permitted by law, in order to further align the interests of our executives and directors with our stockholders’ interests. Specifically, (1) publicly traded (or exchange-traded) options, such as puts, calls, and other derivative securities; (2) short sales, including “sales against the box”; and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other similar transactions, are prohibited.

The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, our (i) Lead Independent Director or Vice Chairman of the Board and our General Counsel, acting together, with respect to any non-management Board member, the Executive Chairman, or the President and Chief Executive Officer, or (ii) our General Counsel, in all other instances, may, as applicable, grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Executive Vice President, General Counsel and Secretary may grant case-by-case exceptions for other company officers and employees and will inform the Chairman of the Board and the Lead Independent Director of any such exception granted.

2023 Proxy Statement	35

Corporate Governance Matters – Directors’ Compensation

Stock Ownership Goal for Directors and Senior Officers

In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has established a goal that (a) each non-management director own FedEx shares valued at five times his or her annual retainer fee within five years after joining the Board and (b) within five years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:

SENIOR MANAGEMENT POSITION	OWNERSHIP GOAL
Executive Chairman		6x annual base salary
President and Chief Executive Officer		6x annual base salary
Other FedEx Executive Officers		3x annual base salary
Executive Vice Presidents of FedEx Express, FedEx Ground, FedEx Freight, and FedEx Services		2x annual base salary
Certain Other Senior Officers		1x annual base salary

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of July 27, 2023, each director currently serving owned sufficient shares to comply with this goal or was within the five-year period to obtain compliance. In addition, each executive officer owned sufficient shares to comply with this goal or was within the five-year period to attain compliance.

Directors’ Compensation

Outside Directors’ Compensation

During fiscal 2023 non-management (outside) directors were paid an annual retainer of $140,000. Chairpersons of the Compensation & HR, Cyber and Technology Oversight, and GSPP Committees were paid an additional annual fee of $15,000. The Audit and Finance Committee chairperson was paid an additional annual fee of $25,000. Non-employee directors may elect to receive their annual retainer in all cash, all shares, or 50% in cash and 50% in shares. The number of retainer shares issued was based on the fair market value of FedEx’s common stock on September 26, 2022 (the average of the high and low prices of the stock on the New York Stock Exchange (“NYSE”)), with any fractional amounts paid in cash. In addition, each outside director who was elected at FedEx’s 2022 annual meeting received stock options for shares of FedEx common stock having a target Black-Scholes value of $180,000.

Frederick W. Smith and Rajesh Subramaniam, the only directors who are also FedEx employees, do not receive any additional compensation for serving as a director.

The Compensation & HR Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies with annual revenues between $25 billion and $100 billion (this year’s comparison group included 107 companies, which are listed in Appendix A, and was based on proxy statement data provided by a third-party compensation data provider). Before making a recommendation regarding director compensation to the Board, the Compensation & HR Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

In July 1997, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.

36

Corporate Governance Matters – Directors’ Compensation

Paul S. Walsh is the only director who served on the Board during fiscal 2023 who is entitled to benefits under this plan. Mr. Walsh has not yet received any plan benefits, which will be paid as a single lump-sum distribution on or before the fifteenth business day of the month immediately following the date of Mr. Walsh’s retirement. In the event of Mr. Walsh’s death, his surviving spouse shall be entitled to receive the lump-sum payment. The following table sets forth the amount payable to Mr. Walsh assuming a hypothetical retirement date of June 1, 2023.

NAME	LUMP SUM PAYMENT AMOUNT ($)
P.S. Walsh	67,443(1)
(1)	Discounted from the age 60 normal retirement date provided for in the plan.

Fiscal 2023 Director Compensation

The following table sets forth information regarding the compensation of FedEx’s current and former non-employee (outside) directors for the fiscal year ended May 31, 2023:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS IN LIEU OF CASH RETAINER ($)(2)	OPTION AWARDS ($)(3)(4)	ALL OTHER COMPENSATION ($)	TOTAL ($)
M.R. Ellison	125	139,875	180,016	—	320,016
S.E. Gorman	140,000	—	180,016	—	320,016
S.P. Griffith	125	139,875	180,016	—	320,016
K.A. Jabal	140,000	—	180,016	—	320,016
S.A. Jackson(5)	—	—	—	813	813
A.B. Lane	88,992	88,809	233,980	—	411,781
R.B. Martin	95,062	69,938	180,016	—	345,016
N.A. Norton	140,000	—	180,016	—	320,016
F.P. Perpall	125	139,875	180,016	—	320,016
J.C. Ramo	15,125	139,875	180,016	—	335,016
S.C. Schwab	125	139,875	180,016	—	320,016
D.P. Steiner	15,125	139,875	180,016	—	335,016
V.J. Vena(6)	184	177,617	233,980	—	411,781
P.S. Walsh	155,000	—	180,016	—	335,016
(1)	Includes (a) annual retainer payments and committee chairperson fees (as applicable) and (b) cash paid in lieu of fractional shares issued to Messrs. Ellison, Martin, Perpall, Ramo, Steiner, and Vena, Mses. Griffith and Lane, and Ambassador Schwab in connection with their election to receive shares of FedEx’s common stock in lieu of all or a portion of their annual retainer fees. Ms. Lane and Mr. Vena were first appointed to the Board on June 14, 2022. Ms. Lane received a cash payment of $18,929 for 50% of the prorated retainer for service from June 14, 2022 through the date of the 2022 annual meeting and cash paid in lieu of fractional shares issued for the remaining 50% of her prorated retainer fee. Mr. Vena received a cash payment of $59 paid in lieu of fractional shares issued for his prorated retainer fee. See “— Outside Directors’ Compensation” above.
(2)	Messrs. Ellison, Perpall, Ramo, Steiner, and Vena, Ms. Griffith, and Ambassador Schwab elected to receive 100% of their annual retainer ($140,000) in shares of FedEx’s common stock (954 shares each), and Mr. Martin and Ms. Lane elected to receive 50% of their annual retainer ($70,000) in shares of FedEx’s common stock (477 shares each). The number of shares received was determined by dividing the dollar amount of the retainer to be paid in shares by the fair market value of our common stock on September 26, 2022 ($146.62), rounded down to the nearest whole share. Ms. Lane elected to receive 50% of her prorated retainer for service from June 14, 2022 through the date of the 2022 annual meeting ($18,900) in shares of FedEx common stock (86 shares), and Mr. Vena elected to receive 100% of his prorated retainer for service from June 14, 2022 through the date of the 2022 annual meeting ($37,800) in shares (172 shares) of FedEx common stock. The number of shares received was determined by dividing the dollar amount of the retainer to be paid in shares by the fair market value of our common stock on July 18, 2022 ($219.425), rounded down to the nearest whole share.
(3)	On July 18, 2022, following their appointment to the Board, each of Ms. Lane and Mr. Vena received stock options for 840 shares of common stock. On September 26, 2022, each outside director elected at the 2022 annual meeting received stock options for 4,727 shares of common stock. The grant date fair value of each such option was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and is set forth in this column. Assumptions used in the calculation of these amounts are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2023, included in our Annual Report on Form 10-K for fiscal 2023. Stock options granted to the outside directors generally vest fully one year after the grant date (or the date of the next annual meeting of stockholders, if earlier).

2023 Proxy Statement	37

Corporate Governance Matters – Directors’ Compensation

(4)	The following table sets forth the aggregate number of outstanding stock options held by each current or former non-employee director listed in the above table as of May 31, 2023:

NAME	OPTIONS OUTSTANDING
M.R. Ellison	31,412
S.E. Gorman	4,727
S.P. Griffith	19,615
K.A. Jabal	17,537
S.A. Jackson	8,220
A.B. Lane	5,567
R.B. Martin	31,412
N.A. Norton	4,727
F.P. Perpall	6,719
J.C. Ramo	28,877
S.C. Schwab	31,412
D.P. Steiner	31,412
V.J. Vena(6)	5,567
P.S. Walsh	31,412

(5)	Dr. Shirley A. Jackson retired as a director immediately prior to the 2022 annual meeting. The amount in the “All Other Compensation” column for Dr. Jackson includes $572 for a retirement gift and a $241 tax payment relating to the gift.
(6)	Mr. Vena joined the Board in June 2022 and resigned from the Board on July 26, 2023, following his appointment as Chief Executive Officer and a board member of Union Pacific Corporation. Mr. Vena’s stock option award for 4,727 shares that was granted on September 26, 2022, was forfeited upon his departure from the Board.

38

EXECUTIVE COMPENSATION

Proposal 2 Advisory Vote to Approve Named Executive Officer Compensation
We are asking stockholders to approve, on a non-binding basis, the following advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to FedEx’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote is not intended to address any specific element of executive compensation, but instead is intended to address the overall compensation of the named executive officers as disclosed in this proxy statement. Consistent with the results of the 2017 stockholder vote on the frequency of its “say-on-pay” advisory vote, FedEx holds the “say-on-pay” advisory vote annually. Stockholders will have an opportunity to vote on the frequency of FedEx’s future “say-on-pay” votes at the annual meeting. See “Proposal 3 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.”

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board of Directors and Compensation & HR Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. As more fully discussed in the Compensation Discussion and Analysis beginning on page 40:

Annual and long-term incentive payments and stock options continue to represent a significant portion of our executive compensation program. This variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals or stock price appreciation. In fiscal 2023, 70% of the Chief Executive Officer’s target total direct compensation (“TDC”) consisted of variable, at-risk components. With respect to the other named executive officers, 63% to 81% of their fiscal 2023 target TDC consisted of variable, at-risk components.
In June 2022, the Board of Directors approved the fiscal 2023 AIC plan for our team members, including executive officers. Under the fiscal 2023 AIC plan, annual bonus payments were tied to achieving specified levels of fiscal 2023 adjusted consolidated operating income. Because the threshold objective for adjusted consolidated operating income for fiscal 2023 was not achieved, there was no payout to any named executive officer under the fiscal 2023 AIC plan.
LTI payouts for fiscal 2023 were tied to meeting pre-established aggregate adjusted EPS goals and total capital expenditures as a percentage of total revenue (“CapEx/Revenue”) goals over a three-fiscal-year period. Strong adjusted EPS growth in fiscal 2021 and 2022, resulting in maximum achievement of this component of the FY21–FY23 LTI plan, and slightly below-target achievement of the CapEx/Revenue component over the three-fiscal-year period, resulted in above-target payouts under the FY21–FY23 LTI plan.
The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates. The exercise price for the fiscal 2023 annual stock option grant to executive officers was $226.945. The closing price of FedEx common stock on July 27, 2023 was $265.37.
Our stock ownership goal effectively promotes meaningful and significant stock ownership by our executive officers and further aligns their interests with those of our stockholders. As of July 27, 2023, each of our named executive officers exceeded the stock ownership goal.
In response to investor feedback on the metrics used in our LTI plans, the Compensation & HR Committee and the Board of Directors incorporated a new metric — adjusted return on invested capital (“ROIC”) — into the FY24–FY26 LTI plan in lieu of the CapEx/Revenue metric used in the FY21–FY23, FY22–FY24, and FY23–FY25 LTI plans. For additional information on the FY24–FY26 LTI plan, see “Compensation Elements and Fiscal 2023 Amounts — LTI Program — Future LTI Payout Opportunities — FY22–FY24, FY23–FY25, and FY24–FY26 LTI Plans.”
In the 2022 advisory vote, 92.3% of the voted shares supported the compensation of FedEx’s named executive officers. This represented a significant increase compared to the level of stockholder support received in the 2021 advisory vote, after which time FedEx made significant efforts to engage with stockholders and solicit feedback on our executive compensation program. We believe these efforts contributed, in part, to the strong stockholder support for FedEx’s executive compensation program reflected in the fiscal 2022 advisory vote.
We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 40 through 77, which provides detailed information on our compensation philosophy, policies, and practices, and the compensation of our named executive officers.
Your Board of Directors recommends that you vote “FOR” this proposal.

2023 Proxy Statement	39

Executive Compensation – Report of the Compensation and Human Resources Committee of the Board of Directors

Effect of the Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on FedEx, the Board of Directors, or the Compensation & HR Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by the Board of Directors or the Compensation & HR Committee. Even so, the Board of Directors and the Compensation & HR Committee highly value our stockholders’ opinions and will consider the results of this advisory vote when making future executive compensation decisions.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve this proposal.

Report of the Compensation and Human Resources Committee of the Board of Directors

The Compensation & HR Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation & HR Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023.

Compensation and Human Resources Committee Members

PAUL S. WALSH Chair	SUSAN PATRICIA GRIFFITH	AMY B. LANE	NANCY A. NORTON	SUSAN C. SCHWAB

Compensation Discussion and Analysis

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so.

In this section we discuss and analyze the compensation of our principal executive officer, principal financial officer, and our three other most highly compensated executive officers (the “named executive officers”) for the fiscal year ended May 31, 2023. For additional information regarding compensation of the named executive officers, see “— Summary Compensation Table” and the other compensation-related tables and disclosure below.

2022 Say-on-Pay Advisory Vote Outcome

Each year, the Compensation & HR Committee carefully considers the most recent advisory vote by stockholders to approve named executive officer compensation. In the 2022 advisory vote, 92.3% of the voted shares supported the compensation of FedEx’s named executive officers, representing a significant increase in the level of support for our executive compensation program in the 2021 advisory vote (76.4%), after which time FedEx made significant efforts to engage with stockholders and solicit feedback on our executive compensation program. We believe these efforts contributed, in part, to the strong stockholder support for FedEx’s executive compensation program reflected in the fiscal 2022 advisory vote. Since the 2022 annual meeting,

40

Executive Compensation – Compensation Discussion and Analysis

management and members of the Board engaged with over 400 stockholders on a number of issues, including executive compensation. Based on stockholder feedback, the Compensation & HR Committee incorporated a new metric — ROIC — in the FY24–FY26 LTI plan to further align executive compensation with stockholder value. In its ongoing evaluation of FedEx’s executive compensation programs and practices, the Compensation & HR Committee will continue to consider the results from future stockholder advisory votes to approve named executive officer compensation.

Executive Summary

Fiscal 2023 Incentive Compensation Highlights

During fiscal 2023, weakness in global demand created challenges for our business and the industry as a whole. We moved swiftly to reduce costs and are proud of the great progress demonstrated since launching DRIVE, a comprehensive program to improve our long-term profitability. However, while we are strongly encouraged by the positive momentum in the second half of the fiscal year, our full-year fiscal 2023 adjusted consolidated operating income was below the threshold objective under our fiscal 2023 AIC plan. Accordingly, and consistent with our pay-for-performance philosophy, no payouts were earned by participants under the fiscal 2023 AIC plan, including the named executive officers.

Under our LTI plan for FY21–FY23, which was tied to financial performance over a three-fiscal-year period (fiscal 2021 through fiscal 2023), an above-target payout was earned in fiscal 2023 by all participants, including the named executive officers. Strong adjusted EPS growth in fiscal 2021 and 2022, resulting in maximum achievement of this component of the FY21–FY23 LTI plan, and slightly below-target achievement of the CapEx/Revenue component over the three-fiscal-year period, resulted in above-target payouts under the FY21–FY23 LTI plan.

The following table, which details key incentive compensation highlights of the last five fiscal years, demonstrates the pay-for-performance nature of our executive compensation program.

Incentive Compensation Highlights

FY19	FY20	FY21	FY22	FY23

No AIC plan payout	No AIC plan payout	AIC plan paid at maximum	AIC plan paid below target	No AIC plan payout
FY17–FY19 LTI plan paid above target but below maximum	No FY18–FY20 LTI plan payout	No FY19–FY21 LTI plan payout	No FY20–FY22 LTI plan payout	FY21–FY23 LTI plan paid above target but below maximum

Philosophy

FedEx is consistently ranked among the world’s most admired companies and trusted employers and one of the best brands in the world. Maintaining this reputation and continuing to position FedEx for future success requires high-caliber talent to protect and grow the company in support of our mission of producing superior financial returns for our stockholders. The FedEx approach to executive compensation is designed to achieve the following:

Ensure that executive management’s interests are aligned with FedEx stockholders.
Support the achievement of the FedEx strategy.
Attract, retain, and motivate a highly talented, skilled, and experienced management team.
Differentiate based on individual performance, particularly in our annual bonus program, and company performance, particularly in our long-term programs.
Focus on long-term success through a balance of short- and long-term pay programs.
Balance compensation risk with an appropriate combination of fixed and variable pay programs.
Provide a competitive and internally equitable compensation and benefits package.

Each of the named executive officers is a longstanding member of our management, and Frederick W. Smith, our Executive Chairman and Chairman of the Board, founded the company and pioneered the express transportation industry 50 years ago. As a result, our named executive officers are especially knowledgeable about our business and our industry and thus particularly valuable to the company and our stockholders.

2023 Proxy Statement	41

Executive Compensation – Compensation Discussion and Analysis

As with tenure, position and level of responsibility are important factors in the compensation of any FedEx employee, including our named executive officers. There are internal salary ranges for each level, and annual target bonus percentages, long-term bonus amounts, and the number of stock options and restricted shares awarded are all closely tied to management level and responsibilities.

Our philosophy is to (i) closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis and (ii) set performance goals that do not promote excessive risk while supporting the company’s core long-term financial goals. Our executive compensation is, in large measure, highly variable and linked to the above goals and the performance of the FedEx stock price over time.

Compensation Objectives and Design-Related Features

We design our executive compensation program to further FedEx’s mission of producing superior financial returns for our stockholders by pursuing the following objectives:

HOW PURSUED
OBJECTIVE	GENERALLY	SPECIFICALLY

Retain and attract highly qualified and effective executive officers.	Pay competitively.
Use comparison survey data as a point of reference in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.

Motivate executive officers to contribute to our future success and to build long-term stockholder value and reward them accordingly.	Link a significant part of compensation to FedEx’s financial and stock price performance, especially long-term performance.
Weight executive compensation program in favor of incentive and equity-based compensation elements (rather than base salary), especially long-term incentive cash compensation and equity incentives in the form of stock options and restricted stock.

Further align executive officer and stockholder interests.	Encourage and facilitate long-term stockholder returns and significant ownership of FedEx stock by executives.
Make annual equity-based grants; tie long-term cash compensation to growth in our EPS (which strongly correlates with long-term stock price appreciation), relative total shareholder return (“TSR”), and, beginning with the FY24–FY26 LTI plan, ROIC; maintain a stock ownership goal for senior officers and encourage each officer to retain shares acquired upon stock option exercises until his or her goal is met.

Commitment to Retain and Attract

FedEx is widely acknowledged as one of the world’s most admired and respected companies, and it is our people — our greatest asset — who have earned FedEx its strong reputation. Because FedEx operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important obligation.

42

Executive Compensation – Compensation Discussion and Analysis

Market Referencing

Because retention is imperative and tenure and management level are determinative factors, we use external survey data solely as a market reference point to assess the competitiveness of our compensation programs. The target compensation levels of our named executive officers are not designed to correspond to a specific percentile of compensation in those surveys. Instead, our analysis considers multiple market reference points for the analyzed positions to provide us with a reasonable range around which to focus.

For the fiscal 2023 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Willis Towers Watson and Aon Consulting. Each consulting firm provided target compensation data for general industry companies (excluding financial services companies), including U.S. and multinational companies, in its respective database with annual revenues between $40 billion and $160 billion. These companies are listed in Appendix B.

General industry companies, including U.S. and multinational companies, is the appropriate comparison category because our executives are recruited by and from businesses outside of FedEx’s industry peer group. Moreover, our industry peer group does not provide a sufficient number of companies that are of a comparable size to FedEx. Using a robust data sample (87 companies for fiscal 2023) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias, and increases the likelihood of comparing with companies with executive officer positions similar to ours. Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to allow for the inclusion of data from a large number of both larger and smaller companies. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executives.

When we evaluate the elements of compensation of our executive officers in light of the referenced survey data, we consider TDC as illustrated below:

Elements of TDC

SHORT-TERM COMPENSATION		LONG-TERM COMPENSATION
Base Salary	AIC	Restricted Stock*	Stock Options	LTI
*	includes related tax payments

TDC includes AIC at target (i.e., assuming achievement of all objectives) and all long-term components at target. Tax payments on restricted stock awards are included in TDC.

Other elements of compensation of the named executive officers (such as perquisites and retirement benefits) are not included in TDC, consistent with our referenced survey information. These other elements of compensation, however, are reviewed annually and approved by the Compensation & HR Committee.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our AIC and LTI financial-performance goals against these companies or any other group of companies (other than through the TSR component of certain LTI plans). Rather, as discussed below, our AIC and LTI financial-performance goals are based upon our internal business objectives which, when set each year, represent aggressive goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not affect the relationship between our executive compensation and the executive compensation of that group in a given year.

Pay for Performance

Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, AIC payments, LTI payments, and stock options represent a significant portion of our executive compensation program, and this variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals and stock price appreciation:

Fiscal 2023 AIC payouts for all plan participants, including the named executive officers, were tied to achieving specified levels of adjusted consolidated operating income, as well as individual performance objectives as described further below. Actual adjusted consolidated operating income (which excluded certain items that did not reflect core business performance, as described in detail below) was below the threshold objective level for fiscal 2023, resulting in no payout under the fiscal 2023 AIC plan.

2023 Proxy Statement	43

Executive Compensation – Compensation Discussion and Analysis

LTI payouts for fiscal 2023 were tied to meeting pre-established aggregate goals for adjusted EPS and CapEx/Revenue over a three-fiscal-year period. Strong adjusted EPS growth in fiscal 2021 and 2022, resulting in maximum achievement of this component of the FY21–FY23 LTI plan, and slightly below- target achievement of the CapEx/Revenue component over the three-fiscal-year period, resulted in above-target payouts under the FY21–FY23 LTI plan.

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

The following chart illustrates for each named executive officer the allocation of fiscal 2023 target TDC between base salary and incentive and equity-oriented compensation elements (the restricted stock value includes the related tax payment):

Fiscal 2023 Target TDC Components

*	In his role as Executive Chairman, Mr. Smith’s fiscal 2023 compensation consisted solely of base salary and participation in the performance-based LTI plan.

We believe that long-term performance is the most important measure of our success, as we manage FedEx’s operations and business for the long-term benefit of our stockholders. Accordingly, not only is our executive compensation program weighted towards variable, at-risk pay components, but we also emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include LTI plan cash compensation and equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial-performance goals and maximizing long-term stockholder value.

The actual compensation paid out in a given year may vary widely from target levels because compensation earned under the AIC and LTI programs is variable and commensurate with the level of achievement of financial-performance goals. When we fall short of our business objectives, payments under these variable programs decrease correspondingly. Conversely, when we achieve superior results, we reward our executives accordingly under the terms of these programs. In addition, with regard to the stock-option component of TDC, officers realize value from the stock options recognized in the TDC calculation only if the stock price appreciates after the grant date.

44

Executive Compensation – Compensation Discussion and Analysis

The following chart illustrates for each named executive officer the allocation of fiscal 2023 target TDC between short-term components — base salary and AIC — and long-term incentives — LTI, stock options, and restricted stock, including the related tax payment:

Fiscal 2023 Target Long-Term vs. Target Short-Term Compensation

100%
80%
60%
40%
20%
0%
79%
21%
73%
27%
81%
19%
69%
31%
73%
27%
R. Subramaniam
M.C. Lenz
F.W. Smith*
R.B. Carter
M.R. Allen
Short-Term
Long-Term

*	In his role as Executive Chairman, Mr. Smith’s fiscal 2023 compensation consisted solely of base salary and participation in the LTI plan.

Align Management and Stockholder Interests

We award stock options and restricted stock to create and maintain a long-term economic stake in the company for our officers, thereby aligning their interests with the interests of our stockholders.

In addition, our LTI plans (including the FY21–FY23 LTI plan) include achievement of a pre-established aggregate adjusted EPS goal for a three-fiscal-year period as the most heavily weighted performance metric. EPS was selected as a financial measure for the LTI plans because growth in our EPS strongly correlates to long-term stock price appreciation, further aligning the interests of senior management with the interests of our stockholders.

Stock Ownership Goal for Senior Officers

In order to encourage significant stock ownership by FedEx’s senior management, including the named executive officers, and to further align their interests with the interests of our stockholders, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx’s Corporate Governance Guidelines. With respect to our executive officers, the goal is that within five years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:

6x for the Executive Chairman;
6x for the President and Chief Executive Officer; and
3x for the other executive officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the officer is encouraged to retain “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of July 27, 2023, each named executive officer exceeded the stock ownership goal.

Policy Against Hedging and Pledging Transactions

In addition, we have adopted comprehensive and detailed policies (set forth in the FedEx Securities Manual) that regulate trading by our insiders, including the named executive officers and Board members. The Securities Manual includes information regarding trading windows and blackout periods and explains when transactions in FedEx stock are permitted.

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Executive Compensation – Compensation Discussion and Analysis

The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are prohibited, even when permitted by law, in order to further align the interests of our executives and directors with stockholders’ interests. Specifically, company officers, employees, and Board members are prohibited from, directly or indirectly, purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity or other securities of the company or any of its subsidiaries that were granted as compensation to or that are held, directly or indirectly, by the officer, employee, or Board member, including the following financial instruments and transactions: (1) publicly traded (or exchange-traded) options, such as puts, calls, and other derivative securities; (2) short sales, including “sales against the box”; and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other similar transactions. The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, our (i) Lead Independent Director or Vice Chairman of the Board and our General Counsel, acting together, with respect to any non-management Board member, the Executive Chairman, or the President and Chief Executive Officer, or (ii) our General Counsel, in all other instances, may, as applicable, grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Based upon this criterion, such an exception has been granted with respect to the shares that are disclosed in this proxy statement as having been pledged as security by Frederick W. Smith, FedEx’s Executive Chairman, and Frederick Smith Enterprise Company, Inc. (“Enterprise”). See “Stock Ownership — Directors and Executive Officers.” With respect to the shares pledged by Mr. Smith and Enterprise as of July 27, 2023:

None of the shares pledged were acquired through a FedEx equity compensation plan.
The pledged shares are not used to shift or hedge any economic risk in owning FedEx shares. These shares collateralize loans used to fund outside personal business ventures and prior purchases of FedEx shares. If Mr. Smith had been unable to pledge these shares, he may have been forced to sell the shares in order to obtain the necessary funds.
The pledged shares represent less than 1% of FedEx’s outstanding shares as of July 27, 2023 and therefore do not present any appreciable risk for investors or the company.
Mr. Smith is FedEx’s founder and one of the company’s largest stockholders, and a substantial portion of his personal net worth is in the form of company stock. Mr. Smith has pledged approximately 11% of his total share ownership. The number of shares pledged by Mr. Smith increased by 155,000 shares since last year. Based on the fiscal year-end stock price ($217.98), the value of his pledged shares was approximately $438 million. Additionally, excluding the pledged shares, as of July 27, 2023, Mr. Smith’s stock ownership is 947 times what he is required to hold under the company’s stock ownership goal.
In accordance with our policy, Mr. Smith has established his financial capacity to repay the loan without resorting to the pledged shares. In the unlikely event such a sale was necessary, based on the 30-day average trading volume for FedEx shares as of July 27, 2023, it would take two days for the pledged shares to be sold in the open market. Furthermore, Mr. Smith’s unpledged share ownership is very substantial and would likely be able to prevent any margin call.

As discussed, we have an active stockholder engagement program in which we meet regularly with our largest stockholders. During these discussions, none of our largest stockholders have raised any concerns regarding Mr. Smith’s pledged shares.

No other FedEx executive officer or Board member currently holds FedEx securities that are pledged pursuant to a margin account, loan, or otherwise.

Clawback Policies

In June 2023, the Board of Directors, upon the recommendation of the Compensation & HR Committee, adopted a new FedEx Corporation Policy on Recoupment of Incentive Compensation, or clawback policy, which is available under the ESG heading below “Governance” on the Investor Relations page of our website at investors.fedex.com. This policy, which replaced the previous policy adopted by the Board in March 2019, was adopted to comply with Section 10D of the Securities Exchange Act of 1934 and the NYSE listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the policy, which applies to the company’s current and former Section 16 officers, FedEx must recover erroneously awarded incentive-based compensation on a pre-tax basis (including compensation based on stock price or TSR), subject to very limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period (“little r” restatements). The policy does not provide for enforcement discretion by the Compensation & HR Committee or Board and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.

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Executive Compensation – Compensation Discussion and Analysis

In July 2023, the Board of Directors, upon the recommendation of the Compensation & HR Committee, adopted a second clawback policy, which applies to the company’s current and former Section 16 officers, and enables the recoupment of compensation in certain circumstances outside of a financial restatement. The policy authorizes the Compensation & HR Committee, in its sole discretion, to require the return, repayment, or forfeiture of equity and incentive compensation when it is determined that a Section 16 officer engaged in fraud or willful misconduct in the performance of his or her duties that resulted in reputational or financial harm to FedEx. This policy is also available under the ESG heading below “Governance” on the Investor Relations page of our website at investors.fedex.com.

Role of the Compensation & HR Committee, its Compensation Consultant, and the Chief Executive Officer

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation & HR Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
Reviewing and discussing with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create risks for the company;
Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chief Executive Officer;
Reviewing and approving all company goals and objectives relevant to the compensation of the Executive Chairman;
Evaluating, together with the other independent directors, the performance of the Executive Chairman and the Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;
Recommending to the Board for approval by the independent directors each element of the compensation of the Executive Chairman and the Chief Executive Officer;
Reviewing the performance evaluations of all other members of executive management (the Chief Executive Officer is responsible for the performance evaluations of the non-CEO executive officers who report to him);
Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;
Granting awards under our equity compensation plans and overseeing the administration of all such plans; and
Reviewing the strategies relating to, and costs and structure of, our key employee benefit and fringe-benefit plans and programs.

The Compensation & HR Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable in accordance with the terms of its written charter. To date, however, the Committee has not formed or delegated authority to any subcommittee.

In furtherance of the Compensation & HR Committee’s responsibilities, the Committee engaged a consultant to assist it in evaluating FedEx’s executive compensation (the “consultant”). Steven Hall & Partners served as the consultant from June 1, 2022 through December 2022, and Meridian Compensation Partners, LLC was engaged to serve as the new consultant in December 2022. The consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews Committee materials, and provides advice to the Committee upon its request. For example, the consultant: updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx’s executive compensation program; assists the Committee in the development and review of FedEx’s AIC and LTI programs, including commenting on performance measures and the goal-setting process; and reviews and provides advice to the Committee for its consideration in reviewing compensation-related proxy statement disclosure, including this Compensation Discussion and Analysis, and on any new equity compensation plans or plan amendments proposed for adoption.

Other than services provided to the Compensation & HR Committee, neither of the consultants engaged during fiscal 2023 performed or performs any services for FedEx. Additionally, each consultant has robust policies and procedures in place to prevent conflicts of interest; the fees received by each consultant from FedEx in the respective consultant’s most recently completed fiscal year represented less than 5% of the consultant’s revenues; neither of the consultants nor any adviser of either consultant had a business or personal relationship with any member of the Compensation & HR Committee or any executive officer of FedEx during fiscal 2023; and no adviser of either consultant directly owns, or directly owned during fiscal 2023, any FedEx stock. Accordingly, the Compensation & HR Committee has determined each of the consultants to be independent from the company and that no conflicts of interest exist related to either consultant’s services provided to the Committee. Compensation & HR Committee preapproval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

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Executive Compensation – Compensation Discussion and Analysis

The Chief Executive Officer, who attends most meetings of the Compensation & HR Committee by invitation of the Committee’s chair, assists the Committee in determining the compensation of all other executive officers by, among other things:

Approving any annual merit increases to the base salaries of the executive officers who report to him within limits established by the Committee;
Approving, as needed, any special base salary adjustments designed to maintain market competitiveness, within limits established by the Committee;
Establishing annual individual performance objectives for the executive officers who report to him and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

During fiscal 2023, the other executive officers did not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chief Executive Officer (except Mr. Smith, who reports to the Board of Directors).

Compensation Elements and Fiscal 2023 Amounts

Base Salary

Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these highly marketable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, base salaries of the officers relative to one another, overall market competitiveness, and the internal salary ranges for the officer’s level.

Effective October 1, 2022, the annual base salaries for Messrs. Lenz, Carter, and Allen were increased by 2.5%. Messrs. Subramaniam and Smith did not receive a base salary increase at that time. As a result, the base salaries of our named executive officers effective October 1, 2022 were as follows:

NAME	ANNUAL BASE SALARY ($)
R. Subramaniam	1,300,000
M.C. Lenz	871,250
F.W. Smith	910,000
R.B. Carter	943,220
M.R. Allen	751,363

After considering our annual executive compensation review and a special analysis by the Compensation & HR Committee’s independent consultant, in July 2023 the independent directors, based upon the recommendation of the Compensation & HR Committee, approved increasing Mr. Subramaniam’s annual base salary to $1,450,000, effective October 1, 2023. The increase in base salary takes into consideration Mr. Subramaniam’s time in role, individual and company performance, and overall competitiveness with other similarly situated executives. Mr. Subramaniam’s total target compensation remains heavily weighted toward variable, at-risk components, none of which were increased for fiscal 2024. The Compensation & HR Committee and independent directors also approved an annual base salary of $937,300 for Mr. Smith, effective October 1, 2023, which is similar to the average increases anticipated for the broader executive team.

AIC Program

The primary objective of our AIC program is to motivate our people to achieve our annual financial goals and other business objectives and reward them accordingly. The program generally provides an annual cash bonus opportunity to many of our salaried employees on an enterprise-wide basis, including the named executive officers, at the conclusion of each fiscal year. The payout opportunity is based upon the achievement of financial-performance objectives that apply equally to all plan participants, as well as individual performance objectives as described below.

All of the named executive officers other than Mr. Smith, our Executive Chairman, participated in the fiscal 2023 AIC plan. Target AIC payouts are established as a percentage of the executive officer’s base salary actually paid during the fiscal year. Payouts above target levels are based exclusively upon the company’s financial performance (except with respect to the Chief Executive Officer as discussed below). Accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance.

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Executive Compensation – Compensation Discussion and Analysis

AIC objectives for company annual financial performance have historically been based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and which reflects, among other things, the risks and opportunities identified in connection with our ERM process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, the AIC program has historically measured performance against our business plan, rather than a fixed growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We have historically addressed year-over-year improvement targets through our LTI plans, as discussed below.

Fiscal 2023 AIC Plan Design

In order to continue motivating management to achieve strong financial performance, the performance measure for all participants in the fiscal 2023 AIC plan was adjusted consolidated operating income. In order to ensure that payouts under the fiscal 2023 AIC plan accurately reflected the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved excluding fiscal 2023 costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe that was announced in January 2021 from fiscal 2023 consolidated operating income for purposes of the plan. The Board of Directors determined it was appropriate to minimize the impact of business realignment activities for all plan participants.

The adjusted consolidated operating income target objective under the fiscal 2023 AIC plan was equal to the fiscal 2023 business plan objective for adjusted consolidated operating income due to the inherent risk and uncertainty in the business plan given the economic environment. The target objective under the fiscal 2023 AIC plan required significant year-over-year growth in adjusted consolidated operating income to achieve a target or above-target payout. Actual adjusted consolidated operating income performance that exceeded the fiscal 2023 target objective for adjusted consolidated operating income under the AIC plan would result in an above-target payout opportunity, up to the maximum payout amount. The maximum payout opportunity under the plan was 200% of the target amount.

The actual payout for plan participants, including the non-CEO named executive officers, also depended on the achievement level of their respective individual performance objectives. The fiscal 2023 AIC payout amount for the Chief Executive Officer was not based on individual performance objectives but could be adjusted by the independent Board members based on their annual evaluation of his performance, as described below.

The fiscal 2023 AIC payout opportunity for each of the named executive officers (other than Mr. Smith, who did not participate in the fiscal 2023 AIC plan) was based on the achievement of corporate objectives for adjusted consolidated operating income, as described above, and the fiscal 2023 AIC plan did not have a funding floor for the named executive officers. The minimum payout opportunity under the plan for Mr. Subramaniam was zero, as a result of the threshold financial-performance objective and the independent directors’ ability to adjust Mr. Subramaniam’s bonus amount downward based on his annual performance evaluation. The minimum payout opportunity for each other participating named executive officer was also zero, as a result of the threshold financial-performance objective and Mr. Subramaniam’s ability to adjust each applicable officer’s payout amount downward based on his achievement of individual performance objectives established at the beginning of the fiscal year.

The fiscal 2023 AIC target payouts for the named executive officers (other than Mr. Smith), as a percentage of their respective base salary paid during fiscal 2023, were as follows:

NAME	TARGET PAYOUT (AS A PERCENTAGE OF BASE SALARY)(1)
R. Subramaniam	165%
M.C. Lenz	120%
F.W. Smith(2)	—
R.B. Carter	120%
M.R. Allen	120%
(1)	The maximum fiscal 2023 AIC payout opportunity for each named executive officer was 200% of his target bonus.
(2)	In his role as Executive Chairman, Mr. Smith did not participate in the fiscal 2023 AIC plan.

Chief Executive Officer

The Chief Executive Officer’s fiscal 2023 AIC payout opportunity was based on the achievement of specified levels of adjusted consolidated operating income, as described above. The Chief Executive Officer’s minimum AIC payout opportunity was zero, as a result of the threshold financial-performance objective and the independent directors’ ability to adjust his bonus amount downward based on his annual performance evaluation, as described above.

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Executive Compensation – Compensation Discussion and Analysis

The Chief Executive Officer’s target AIC payout is set as a percentage of his base salary, and his maximum AIC payout is set as a multiple of the target payout. The independent members of the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved these percentages. The actual AIC payout ranges on a sliding scale based upon the performance of the company against our financial performance objectives.

In addition, the independent members of the Board of Directors, upon the recommendation of the Compensation & HR Committee, may adjust this amount upward or downward, or may determine that no AIC payout is justified, based on their annual evaluation of the Chief Executive Officer’s performance. When performing this evaluation, the Compensation & HR Committee and the independent Board members consider many factors, including the quality and effectiveness of the Chief Executive Officer’s leadership, the execution of key strategic initiatives, and the following corporate performance measures:

FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average, and competitors;
FedEx’s stock price to earnings (P/E) ratio relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Industrial Average, and competitors;
FedEx’s market capitalization;
FedEx’s revenue growth and operating income growth (excluding certain items) relative to competitors;
FedEx’s free cash flow (excluding business acquisitions), return on invested capital (excluding certain items), and weighted average cost of capital;
Analyst coverage and ratings for FedEx’s stock;
FedEx’s U.S. and international revenue market share;
FedEx’s reputation rankings by various publications and surveys; and
FedEx’s achievement of corporate objectives for financial performance under the AIC program.

None of these factors is given any particular weight in determining whether to adjust the Chief Executive Officer’s bonus amount.

Non-CEO Named Executive Officers

The fiscal 2023 AIC payout opportunity for each participating non-CEO named executive officer was also based on the achievement of specified levels of adjusted consolidated operating income, as described above. The minimum AIC payout opportunity for each of the non-CEO named executive officers was zero, as a result of the threshold financial-performance objective and the ability of Mr. Subramaniam to adjust the officer’s bonus amount downward based on the achievement of individual performance objectives, as described below. Individual performance objectives are designed to further the company’s business objectives. Achievement of individual performance objectives is generally within each officer’s control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer. The achievement level of each participating non-CEO named executive officer’s individual performance objectives is based on Mr. Subramaniam’s evaluation at the conclusion of the fiscal year, which is also reviewed by the Compensation & HR Committee.

The target AIC payout for each participating non-CEO named executive officer is set as a percentage of the executive’s base salary, and the maximum AIC payout is set as a multiple of the target payout. The actual AIC payout ranges on a sliding scale based upon the performance of the individual and the company against the objectives.

For fiscal 2023, Mr. Subramaniam had discretion to adjust the applicable officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Individual performance objectives for the participating non-CEO named executive officers vary by position and include (but are not limited to):

Guide continued improvement in safety and security across all FedEx operations;
Provide leadership to support the achievement of financial goals;
Guide and support key strategic initiatives;
Enhance the FedEx customer experience and meet goals related to internal metrics that measure customer satisfaction and service quality;
Recruit and develop executive talent and ensure successors exist for all management positions;
Promote the People-Service-Profit culture and Purple Promise commitment throughout the company;
Implement and document good faith efforts designed to ensure inclusion of females and minorities in the pool of qualified applicants for open positions and promotional opportunities, and otherwise promote FedEx’s commitment to diversity, equity, tolerance, and inclusion in the workplace; and
Maintain the highest standards of corporate governance including continued focus on compliance activities, appropriate CSR activities, and enhancement of the FedEx worldwide brand and reputation.

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Executive Compensation – Compensation Discussion and Analysis

Fiscal 2023 AIC Performance and Payouts

The following table shows the threshold, target, and maximum objectives for adjusted consolidated operating income under our fiscal 2023 AIC plan as well as our actual performance (in millions). The actual AIC plan payout ranges on a sliding scale based upon the performance of the company against our financial performance objectives. As discussed above, actual fiscal 2023 adjusted consolidated operating income was below the threshold objective under the fiscal 2023 AIC plan.

COMPANY PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL
Adjusted Consolidated Operating Income(1)	$7,259	$8,314	$9,220	$4,948
(1)	As discussed above, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of fiscal 2023 costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe that was announced in January 2021 from actual adjusted consolidated operating income for purposes of the fiscal 2023 AIC plan. See Appendix C for a reconciliation of fiscal 2023 adjusted consolidated operating income to the most directly comparable GAAP measure.

The following table sets forth the actual AIC payout for each named executive officer as compared to his target AIC payout:

NAME	TARGET AIC PAYOUT ($)	ACTUAL AIC PAYOUT ($)
R. Subramaniam	2,145,000	0
M.C. Lenz	1,037,000	0
F.W. Smith(1)	—	—
R.B. Carter	1,122,662	0
M.R. Allen	894,305	0
(1)	In his role as Executive Chairman, Mr. Smith did not participate in the fiscal 2023 AIC plan.

Fiscal 2024 AIC Plan Design

In order to continue motivating management to achieve strong financial performance, the performance measure for all participants in the fiscal 2024 AIC program is adjusted consolidated operating income. In order to ensure that payouts under the fiscal 2024 AIC plan accurately reflect the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved excluding fiscal 2024 costs related to business optimization activities from fiscal 2024 consolidated operating income for purposes of the plan. The Board of Directors determined it was appropriate to minimize the impact of business optimization implementation spend for all plan participants. See “— LTI Program — Mark-to-Market Plans Accounting and Other Adjustments to EPS for LTI Plan Purposes” and Appendix C.

The adjusted consolidated operating income target objective under the fiscal 2024 AIC plan is higher than the fiscal 2024 business plan objective for adjusted consolidated operating income due to the inherent risk and uncertainty in the business plan in the current economic environment. The target objective under the fiscal 2024 AIC plan requires significant year-over-year growth in adjusted consolidated operating income and above-plan performance to achieve a target or above-target payout. The maximum payout opportunity under the plan is 150% of the target amount. However, the actual payout for plan participants, including the non-CEO named executive officers, depends on the achievement level of their respective individual performance objectives. The AIC payout amount for the Chief Executive Officer, Mr. Subramaniam, is not based on individual performance objectives, but may be adjusted by the independent Board members based on their annual evaluation of his performance, as described above.

The fiscal 2024 AIC payout opportunity for each of the participating named executive officers will be based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. The minimum payout opportunity under the plan for Mr. Subramaniam will be zero, as a result of the threshold financial-performance objective and the independent directors’ ability to adjust Mr. Subramaniam’s bonus amount downward based on his annual performance evaluation, as described above. The minimum payout opportunity for each participating non-CEO named executive officer also will be zero, as a result of the threshold financial-performance objective and Mr. Subramaniam’s ability to adjust each applicable officer’s payout amount downward based on his achievement of individual performance objectives established at the beginning of the fiscal year. Mr. Subramaniam will determine the achievement level of the officer’s individual objectives at the conclusion of fiscal 2024.

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Executive Compensation – Compensation Discussion and Analysis

The fiscal 2024 AIC target payouts for the named executive officers, as a percentage of their respective base salary actually paid during fiscal 2024, are as follows:

NAME	TARGET PAYOUT (AS A PERCENTAGE OF BASE SALARY)
R. Subramaniam	165%
M.C. Lenz(1)	120%
F.W. Smith(2)	—%
R.B. Carter	120%
M.R. Allen	120%
(1)	Beginning August 1, 2023, Mr. Lenz is serving as a Senior Advisor through December 31, 2023. His potential payout for the fiscal 2024 AIC plan will be prorated to reflect the portion of fiscal 2024 during which he will be employed. See “Potential Payments upon Termination or Change of Control — Separation and Release Agreement with Michael C. Lenz” on page 75.
(2)	In his role as Executive Chairman, Mr. Smith will not participate in the fiscal 2024 AIC plan.

The maximum fiscal 2024 AIC payout opportunity for each named executive officer will be 150% of his target bonus.

LTI Program

The LTI program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of long-term objectives for financial and stock price performance. The primary objective of our LTI program is to motivate management to contribute to our future success and to build long-term stockholder value and reward them accordingly. The FY21–FY23 LTI plan and other active LTI plans are described below.

FY21–FY23 LTI Plan

The FY21–FY23 LTI plan included two financial performance metrics: (1) aggregate adjusted EPS for the three-fiscal-year period, weighted at 75% of the total payout opportunity; and (2) CapEx/Revenue for the three-fiscal-year period, weighted at 25% of the total payout opportunity.

EPS

The Compensation & HR Committee and Board of Directors determined that EPS was an appropriate financial metric for the FY21–FY23 LTI plan given that growth in EPS strongly correlates to long-term stock price appreciation. Payouts under the EPS component of the FY21–FY23 LTI plan were determined as follows:

No LTI payment for the EPS component unless the three-year average annual adjusted EPS growth rate (“EPS growth rate”) is at least 5%;
Target payout for the EPS component if the EPS growth rate is 12.5%;
Above-target payout for the EPS component if the EPS growth rate is above 12.5%, up to a maximum amount (equal to 150% of the target payout) if the EPS growth rate is 15% or higher; and
Below-target payout for the EPS component if the EPS growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payout) if the EPS growth rate is 5%.

CapEx/Revenue

The second metric in the FY21–FY23 LTI plan, CapEx/Revenue, was chosen to incent management to further optimize capital deployment and efficiency over the three-fiscal-year period. The Compensation & HR Committee and the Board of Directors chose to use CapEx/Revenue in combination with the historical EPS metric because it can easily be calculated from publicly available information, is easily understood by all plan participants, and works in conjunction with EPS to improve cash flow. The threshold, target, and maximum payout objectives were established for the three-fiscal-year period based on the forecasted level of capital expenditures for the applicable fiscal year.

Payouts under the CapEx/Revenue component of the FY21–FY23 LTI plan were determined as follows:

No payout unless CapEx/Revenue is at or below 8.5%;
Target payout if CapEx/Revenue is at 7.0%;
Above-target payout if CapEx/Revenue is below 7.0%, up to a maximum payout (equal to 150% of the target payout) if CapEx/Revenue is at or below 6.0%; and
Below-target payout if CapEx/Revenue is above 7.0%, down to a threshold amount (equal to 25% of the target payout) if CapEx/Revenue is at 8.5%.

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Executive Compensation – Compensation Discussion and Analysis

Mark-to-Market Retirement Plans Accounting and Other Adjustments to EPS for LTI Plan Purposes

All active LTI plans, as well as the FY21–FY23 LTI plan, include the achievement of EPS goals for the three-fiscal-year period as the most heavily weighted performance metric. The LTI plan design provides for payouts for the EPS plan component that correspond to specific EPS goals established by the Board of Directors that represent total growth in EPS (over a base year) for the three-year term of the LTI plan.

The mark-to-market retirement plans accounting adjustments (“MTM Adjustments”), which reflect year-end and other adjustments to the valuation of the company’s defined benefit pension and other postretirement plans, can vary dramatically from year-to-year, as they are significantly impacted by changes in interest rates and the financial markets. As a result, the Board previously determined that MTM Adjustments will be excluded from EPS calculations under all LTI plans.

The Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2021, 2022, and 2023 EPS for purposes of FedEx’s FY21–FY23, FY22–FY24, and FY23–FY25 LTI plans, and for establishing the baseline EPS for the FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans, as applicable. The Board determined that, by excluding each of these items, payouts, if any, under the LTI plans will more accurately reflect FedEx’s core financial performance in fiscal 2021, 2022, and 2023, as applicable. A discussion of the items excluded for each fiscal year and full reconciliation showing the individual adjustments to the GAAP EPS measure for the applicable fiscal year, as compared to the non-GAAP EPS measure used for each applicable LTI plan, is set forth in Appendix C.

During fiscal 2022 and fiscal 2023, the Company repurchased 8,857,202 shares and 9,180,752 shares, respectively, under our stock repurchase program. Because the positive impact on EPS resulting from these stock repurchases did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of the impact of the fiscal 2022 and fiscal 2023 stock repurchases in excess of that which offset dilution from equity awards from EPS for fiscal 2022 and fiscal 2023 for the purpose of calculating attainment under each applicable LTI plan.

Fiscal 2023 LTI Performance and Payouts

For the FY21–FY23 LTI plan, the baseline EPS over which the three-fiscal-year average annual EPS growth rate goals are measured is $7.92. For purposes of establishing the baseline EPS for the FY21–FY23 LTI plan, fiscal 2020 GAAP EPS of $4.90 was adjusted to exclude: (i) MTM Adjustments ($2.22 per diluted share) and (ii) fiscal 2020 TNT Express integration expenses ($0.80 per diluted share).

The following table presents the aggregate EPS and CapEx/Revenue threshold (minimum), target, and maximum objectives under our FY21–FY23 LTI plan, which was established by the Board of Directors in June 2020, and our actual aggregate adjusted EPS and CapEx/Revenue under the plan for the three-fiscal-year period ended May 31, 2023:

PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL
FY21–FY23 Aggregate Adjusted EPS	$26.24	$30.20	$31.64	$48.59	*
FY21–FY23 CapEx/Revenue	8.5%	7.0%	6.0%	7.03%
*	The actual aggregate adjusted EPS consists of $16.12 for fiscal 2021, $18.67 for fiscal 2022, and $13.80 for fiscal 2023. See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

The following table shows the threshold, target, and maximum payout opportunities under the FY21–FY23 LTI plan and the actual payout to the named executive officers:

NAME	THRESHOLD LTI PAYOUT ($)	TARGET LTI PAYOUT ($)	MAXIMUM LTI PAYOUT ($)	ACTUAL LTI PAYOUT ($)
R. Subramaniam(1)	182,292	2,916,667	4,375,000	3,998,750
M.C. Lenz	85,937	1,375,000	2,062,500	1,885,125
F.W. Smith(2)	271,875	4,350,000	6,525,000	5,963,850
R.B. Carter	85,937	1,375,000	2,062,500	1,885,125
M.R. Allen	85,937	1,375,000	2,062,500	1,885,125
(1)	Amounts shown are prorated to reflect Mr. Subramaniam’s position as President and Chief Operating Officer in fiscal 2021 and 2022 and his current position, effective June 1, 2022, as President and Chief Executive Officer.
(2)	Amounts shown are prorated to reflect Mr. Smith’s position as Chairman of the Board and Chief Executive Officer in fiscal 2021 and 2022 and his current position, effective June 1, 2022, as Executive Chairman and Chairman of the Board.

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Future LTI Payout Opportunities

FY22–FY24, FY23–FY25, and FY24–FY26 LTI Plans

The FY22–FY24 LTI plan design, like the FY21–FY23 LTI plan, includes two financial performance metrics: (1) aggregate adjusted EPS for the three-fiscal-year period, weighted at 75% of the total payout opportunity; and (2) CapEx/Revenue for the three-fiscal-year period, weighted at 25% of the total payout opportunity.

In June 2022, based upon further feedback obtained through the stockholder engagement process, the Board of Directors, upon the recommendation of the Compensation & HR Committee, further revised the LTI plan design, beginning with the FY23–FY25 LTI plan, to include three performance metrics: (1) aggregate adjusted EPS for the three-fiscal-year period, weighted at 50% of the total payout opportunity; (2) CapEx/Revenue over the three-fiscal-year period, weighted at 25% of the total payout opportunity; and (3) relative TSR for the three-fiscal-year period, weighted at 25% of the total payout opportunity.

In July 2023, based upon further feedback obtained through the stockholder engagement process, the Board of Directors, upon the recommendation of the Compensation & HR Committee, further revised the LTI plan design, beginning with the FY24–FY26 LTI plan, to replace the CapEx/Revenue metric with a new metric, ROIC. The three performance metrics in the FY24–FY26 LTI plan are: (1) aggregate adjusted EPS for the three-fiscal-year period, weighted at 50% of the total payout opportunity; (2) average ROIC growth over the three-fiscal-year period, weighted at 25% of the total payout opportunity; and (3) relative TSR for the three-fiscal-year period, weighted at 25% of the total payout opportunity.

The performance metrics used in the active LTI plans and targets for the applicable plan are described below.

EPS

The Compensation & HR Committee and Board of Directors determined that EPS was an appropriate financial metric for the FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans given that growth in EPS strongly correlates to long-term stock price appreciation. The EPS performance goals under the FY22–FY24 and FY24–FY26 LTI plans are as follows:

No payment under the EPS component unless the EPS growth rate is at least 5%;
Target payout under the EPS component if the EPS growth rate is 12.5%;
Above-target payout if the EPS growth rate is above 12.5%, up to 150% of the target payout for the FY22–FY24 LTI plan (the maximum payout under this plan) and FY24–FY26 LTI plan if the EPS growth rate is 15%;
Above-target payout for the FY24–FY26 LTI plan if the EPS growth rate is above 15.0%, up to a maximum amount (equal to 200% of the target payout) if the EPS growth rate is 20% or higher; and
Below-target payout if the growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payout) if the growth rate is 5%.

For the FY23–FY25 LTI plan, the EPS performance goals are as follows:

No payment under the EPS component unless the EPS growth rate is at least 5%;
Target payout under the EPS component if the EPS growth rate is 15.0%;
Above-target payout if the EPS growth rate is above 15.0%, up to an amount equal to 150% of the target payout if the EPS growth rate is 17.5%;
Above-target payout if the EPS growth rate is above 17.5%, up to a maximum amount (equal to 200% of the target payout) if the EPS growth rate is 20.0% or higher; and
Below-target payout if the EPS growth rate is below 15.0%, down to a threshold amount (equal to 25% of the target payout) if the EPS growth rate is 5%.

The Compensation & HR Committee and Board approved the reset in EPS growth rate targets for the FY24–FY26 LTI plan (reverting to historical EPS growth rate targets) from those used in the FY23–FY25 LTI plan due to changes in the macroenvironment.

As described above under “Mark-to-Market Retirement Plans Accounting and Other Adjustments to EPS for LTI Plan Purposes,” fiscal 2021 adjusted EPS of $16.12 is the baseline EPS for the FY22–FY24 LTI plan, fiscal 2022 adjusted EPS of $19.47 is being used for purposes of calculating attainment under the FY22–FY24 LTI plan, fiscal 2022 adjusted EPS of $20.61 is the baseline EPS for the FY23–FY25 LTI plan, fiscal 2023 adjusted EPS of $13.91 is being used for purposes of calculating attainment under the FY22–FY24 and FY23–FY25 LTI plans, and fiscal 2023 adjusted EPS of $14.48 is the baseline EPS for the FY24–FY26 LTI plan.

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The following table presents the aggregate EPS thresholds, targets, and maximums under the EPS component of the FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans and our progress toward the FY22–FY24 and FY23–FY25 LTI plan goals:

PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL AGGREGATE ADJUSTED EPS AS OF MAY 31, 2023*
FY22–FY24 Aggregate Adjusted EPS	$53.38	$61.51	$64.38	$33.38
FY23–FY25 Aggregate Adjusted EPS	$68.22	$82.31	$90.03	$13.91
FY24–FY26 Aggregate Adjusted EPS	$47.92	$55.24	$63.27	N/A
*	See Appendix C for a reconciliation of the applicable non-GAAP measure to the corresponding GAAP measure.

CapEx/Revenue

The second metric in the FY22–FY24 and FY23–FY25 LTI plans, CapEx/Revenue, was chosen to incent management to further optimize capital deployment and efficiency over each three-fiscal-year period. The Compensation & HR Committee and the Board of Directors chose to use CapEx/Revenue in combination with the historical EPS metric because it can easily be calculated from publicly available information, is easily understood by all plan participants, and works in conjunction with EPS to improve cash flow. The threshold, target, and maximum payout objectives were established based on the forecasted level of capital expenditures for the applicable three-fiscal-year period.

Payouts under the CapEx/Revenue component are determined as follows:

No payout unless CapEx/Revenue is at or below the threshold objective;
Target payout if CapEx/Revenue is at the target objective;
Above-target payout if CapEx/Revenue is below the target objective, up to a maximum payout (equal to 150% of the target payout) if CapEx/Revenue is at or below the maximum objective; and
Below-target payout if CapEx/Revenue is above the target objective, down to a threshold amount (equal to 25% of the target payout) if CapEx/Revenue is at the threshold objective.

The following table presents the CapEx/Revenue threshold, target, and maximum under the FY22–FY24 and FY23–FY25 LTI plans and our progress toward these goals as of May 31, 2023:

PERFORMANCE PERIOD	CAPEX/ REVENUE THRESHOLD	CAPEX/ REVENUE TARGET	CAPEX/ REVENUE MAXIMUM	ACTUAL CAPEX/ REVENUE AS OF MAY 31, 2023
FY22–FY24	9.5%	8.0%	7.0%	7.0%
FY23–FY25	7.2%	6.9%	6.6%	6.8%

ROIC

The second metric selected for the FY24–FY26 LTI plan is ROIC, which was chosen to further align executive compensation with stockholder value, with ROIC being a key metric by which to measure the effectiveness and efficiency of our long-term capital investments. The ROIC metric measures the average growth in ROIC over a three-fiscal-year period (“average ROIC growth”) from a fiscal 2023 ROIC baseline. For purposes of the plan, annual ROIC is calculated as adjusted consolidated operating income, after taxes, for the fiscal year divided by average invested capital. For purposes of the ROIC calculation, (1) adjusted consolidated operating income is calculated as consolidated operating income excluding items not reflective of our core financial performance that may be approved for exclusion for the applicable fiscal year by the Board of Directors, based upon the recommendation of the Compensation & HR Committee; and (2) average invested capital is calculated as the average of the current and prior fiscal year-end balances of long-term debt, including current portion, and total common stockholders’ investment.

Payouts under the ROIC component are determined as follows:

No payout unless average ROIC growth is at least 60 basis points;
Target payout if average ROIC growth is 120 basis points;
Above-target payout if average ROIC growth is above 120 basis points up to 250 basis points (equal to 150% of the target payout);
Above-target payout if average ROIC growth is above 250 basis points, up to a maximum amount (equal to 200% of the target payout) if average ROIC growth is 370 basis points or higher; and

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Below-target payout if average ROIC growth is below 120 basis points, down to a threshold amount (equal to 25% of the target payout) if average ROIC is at the threshold objective.

RELATIVE TSR

The third metric in the FY23–FY25 and FY24–FY26 LTI plans, relative TSR, was chosen to directly align executive compensation with stockholder returns. The relative TSR metric measures the total return on an investment in FedEx stock to an investor (stock price appreciation plus dividends) compared to the total return of the stock of the companies in the S&P 500 Index over a three-fiscal-year period. If our TSR over the three-fiscal-year period is negative, there will be no payout, regardless of performance against the companies in the S&P 500 Index. The maximum payout for the relative TSR portion of the FY23–FY25 and FY24–FY26 LTI plans is 200%.

Potential payouts under the relative TSR metric are shown in the table below:

THREE-FISCAL-YEAR TSR COMPARED TO S&P 500 INDEX	PERCENTAGE OF TARGET EARNED
Greater than 75th Percentile	200%
Greater than 50th Percentile	100%
Greater than 25th Percentile	50%
Equal to or less than 25th Percentile	0%

The following table shows our TSR for fiscal 2023 and the S&P 500 Index TSR:

YEAR	FEDEX TSR	S&P 500 INDEX TSR
2023	(0.7%)	2.9%

Potential Future Payouts

The following table sets forth the potential threshold, target, and maximum payouts for the named executive officers under the FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans.

			POTENTIAL FUTURE PAYOUTS
NAME	PERFORMANCE PERIOD		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
R. Subramaniam	FY22–FY24	(1)	265,625	4,250,000	6,375,000
	FY23–FY25		343,750	5,500,000	10,312,500
	FY24–FY26		343,750	5,500,000	10,312,500
M.C. Lenz	FY22–FY24	(2)	94,184	1,506,944	2,260,416
	FY23–FY25	(2)	65,972	1,055,556	1,979,168
	FY24–FY26	(2)	24,306	388,889	729,167
F.W. Smith	FY22–FY24	(3)	264,583	4,233,333	6,350,000
	FY23–FY25		240,625	3,850,000	7,218,750
	FY24–FY26		240,625	3,850,000	7,218,750
R.B. Carter	FY22–FY24		85,937	1,375,000	2,062,500
	FY23–FY25		109,375	1,750,000	3,281,250
	FY24–FY26		109,375	1,750,000	3,281,250
M.R. Allen	FY22–FY24		85,937	1,375,000	2,062,500
	FY23–FY25		109,375	1,750,000	3,281,250
	FY24–FY26		109,375	1,750,000	3,281,250
(1)	Amounts shown are prorated to reflect Mr. Subramaniam’s position as President and Chief Operating Officer in fiscal 2022 and his current position, effective June 1, 2022, as President and Chief Executive Officer.

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(2)	As of August 1, 2023, Mr. Lenz is serving as a Senior Advisor through December 31, 2023. Amounts shown are prorated to reflect potential payouts under each of the FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans based on the portion of the applicable three-fiscal-year period during which he will be employed. See “Potential Payments upon Termination or Change of Control — Separation and Release Agreement with Michael C. Lenz” on page 75.
(3)	Amounts shown are prorated to reflect Mr. Smith’s position as Chairman of the Board and Chief Executive Officer in fiscal 2022 and his current position, effective June 1, 2022, as Executive Chairman and Chairman of the Board.

Long-Term Equity Incentives — Stock Options and Restricted Stock

Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our stockholders by facilitating significant ownership of FedEx stock by the officers. This creates a direct link between their compensation and long-term stockholder return. Equity awards also serve as an effective retention and motivational vehicle, focusing executive officers on the long-term success of FedEx and rewarding them when the stock price appreciates. During fiscal 2023 the Compensation & HR Committee again reviewed our long-term equity incentive programs and determined that they continue to be appropriate for FedEx.

Amount

Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant. The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation & HR Committee may consider:

Target TDC levels and referenced survey data — as discussed above, we include the total target value of all equity-based awards (including tax payments for restricted stock awards) in our calculation of target TDC, and in evaluating the fiscal 2023 target TDC levels for our named executive officers, we referred to multiple market reference points for comparable positions in the referenced surveys;

The total number of shares then available to be granted; and
Potential stockholder dilution.

As of July 27, 2023, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 10% of the sum of shares outstanding plus the shares underlying options outstanding or available for future grant plus shares of restricted stock available for future grant.

Other factors that the Compensation & HR Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Timing

Stock option and restricted stock awards are generally made to executive officers on an annual basis according to a pre-established schedule. Annual equity-based compensation awards to our executive officers are approved annually at the June meeting of the Compensation & HR Committee. The date of this meeting is generally scheduled at least one year in advance. If the meeting date is not on a business day, the grant date is the next business day. However, if the meeting date falls within a blackout period when trading in FedEx securities is prohibited under our Securities Manual, the Compensation & HR Committee may approve the awards but make them effective as of a future grant date that falls outside of such blackout period.

Throughout the year, equity awards are made to new hires, promoted employees, and, in rare circumstances, as a reward for exceptional performance. When the Compensation & HR Committee approves a special grant outside of the annual-grant framework, such grants are typically made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual’s promotion or the officer’s election, if such effective date is after the approval date. If the meeting date falls within a blackout period when trading in FedEx securities is prohibited under our Securities Manual, the Compensation & HR Committee may approve the awards but make them effective as of a future grant date that falls outside of such blackout period.

Pricing

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx’s common stock on the NYSE on that day. We believe this is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.

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Executive Compensation – Compensation Discussion and Analysis

Vesting

Stock options and restricted stock granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. This four-year vesting period is intended to further encourage the retention of our executive officers, since unvested stock options are forfeited upon termination of the officer’s employment for any reason other than death or permanent disability and unvested restricted stock is forfeited upon termination of the officer’s employment for any reason other than death, permanent disability, or retirement.

Tax Payments for Restricted Stock Awards

When granting restricted stock, FedEx first determines the total target value of the award and then approves the delivery of that value in two components: restricted shares and cash payment of taxes due. Therefore, the total target value of the award is the same as it would be if there were no tax payments. In particular, because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award than they would in the absence of the tax payment: fewer by an amount equal in value to the tax payment.

This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Conversely, absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our stockholders’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the conventional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. The following chart illustrates this principle, using the target value for the fiscal year 2023 annual restricted stock awards granted to our General Counsel and Chief Information Officer:

Target Value of Restricted Stock Award

$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
4,005
shares
6,604
shares
Current Practice
No Tax Payment
Target value of shares granted
Tax payment

Not only is the value to the officer, as well as the cost to the company, generally the same as it would be otherwise, but this practice uses fewer shares of stock to arrive at the same benefit and has proved extremely successful in retaining executives and enabling them to retain their shares. Our restricted stock program also includes certain lower-level officers and high-performing managers and individual contributors who are nominated for special awards, and we make tax payments as part of restricted stock awards to these individuals.

In sum, we strongly believe that our restricted stock program is effectively designed and is aligned with the best interests of our stockholders.

Voting and Dividend Rights on Restricted Stock

Holders of restricted shares are entitled to vote and receive any dividends on such shares.

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Fiscal 2023 Awards

On June 30, 2022, the named executive officers (other than Mr. Smith) were granted stock option and restricted stock awards as follows:

NAME	NUMBER OF STOCK OPTIONS	NUMBER OF SHARES OF RESTRICTED STOCK
R. Subramaniam	55,920	9,920
M.C. Lenz	22,590	4,275
F.W. Smith(1)	—	—
R.B. Carter	18,040	4,005
M.R. Allen	18,040	4,005
(1)	In his role as Executive Chairman, Mr. Smith did not receive any equity awards during fiscal 2023.

The amount reported for restricted stock awards in the Summary Compensation Table reflects the average of the high and low prices of FedEx common stock on the NYSE on the grant date.

Perquisites, Tax Payments, and Other Compensation

FedEx’s named executive officers receive certain other annual compensation, including:

Certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for certain costs related to such usage), security services and equipment, tax return preparation and financial counseling services, umbrella insurance, physical examinations, travel privileges on certain airline partners, salary continuation benefits for short-term disability, and supplemental long-term disability benefits;

Group term life insurance and 401(k) company-matching contributions; and
Tax payments relating to restricted stock awards (as discussed above) and certain business-related use of corporate and commercial aircraft.

We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation, and financial planning), safety (security services and equipment), and health (annual physical examinations) of our executives so they can focus on producing superior financial returns for our stockholders. Our tax payments relating to restricted stock awards are a component of the total target value of the restricted stock grant. As a result, the total target value of the award is the same as it would be if there were no tax payments and there is no dilutive effect on our stockholders’ equity interest in FedEx. The Compensation & HR Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to our Executive Chairman and our President and Chief Executive Officer. The Committee also reviews and approves FedEx’s policies and procedures regarding perquisites and other personal benefits and tax payments, including:

FedEx’s written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and
FedEx’s executive security procedures.

FedEx’s executive security procedures, which prescribe the level of personal security to be provided to the Executive Chairman, President and Chief Executive Officer, and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executives and the likelihood of additional threats against the officers. The security services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executives and, as a result, their values must be reported in the Summary Compensation Table.

With respect to our President and Chief Executive Officer, consistent with FedEx’s executive security procedures, the Board of Directors requires him to use FedEx corporate aircraft for all travel, including personal travel. Our Executive Chairman is not required to use FedEx corporate aircraft for all travel. In addition, FedEx provides certain physical and personal security services for our Executive Chairman and President and Chief Executive Officer, including on-site residential security at the Executive Chairman’s primary residence. The Board of Directors believes that the personal safety and security of Messrs. Smith and Subramaniam are of the utmost importance to FedEx and its stockholders and, therefore, the costs associated with such security are appropriate and necessary business expenses.

The Compensation & HR Committee also reviews annually and approves promotional bonus amounts, which are paid in two installments over one year, upon an officer’s promotion as an executive officer or Chief Executive Officer.

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Executive Compensation – Compensation Discussion and Analysis

Post-Employment Compensation

While none of FedEx’s named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:

Retirement benefits under FedEx’s 401(k) and pension plans, including a tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan; a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan; and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executives the benefits that otherwise would be paid under the tax-qualified pension plan but for certain limits under U.S. tax laws;

Accelerated vesting of restricted stock upon the executive’s retirement (at or after age 60), death, or permanent disability or a change of control of FedEx;
Accelerated vesting of stock options upon the executive’s death or permanent disability or a change of control of FedEx;

Lump sum cash payments and post-employment insurance coverage under their Management Retention Agreements with FedEx (the “MRAs”) upon a qualifying termination of the executive after a change of control of FedEx. The MRAs, as well as the accelerated vesting of equity awards upon a change of control of FedEx, are intended to secure the executives’ continued services in the event of any threat or occurrence of a change of control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction;

Partial payouts under applicable LTI plans based on the portion of the three-fiscal-year periods during which the executive was employed (following the executive’s retirement, death, or permanent disability); and

A prorated payout under the applicable AIC plan based on the portion of the fiscal year during which the executive was employed (following the executive’s retirement, death, or permanent disability).

Pursuant to a separation and release agreement between FedEx and Mr. Lenz, beginning August 1, 2023, Mr. Lenz is serving as a Senior Advisor reporting to FedEx’s President and Chief Executive Officer until December 31, 2023. See “Separation and Release Agreement with Michael C. Lenz” beginning on page 75. The amounts to be received by Mr. Lenz under the separation and release agreement comply with the limits set forth in our policy on limitation of severance benefits, which is described below.

The Compensation & HR Committee approves and recommends Board approval of all plans, agreements, and arrangements that provide for these payments and benefits.

Limitation on Severance Benefits

In June 2022, following engagement with our stockholders, the Board of Directors, upon the recommendation of the Compensation & HR Committee, adopted a policy that we will not pay or enter into any new agreement with an executive officer that provides for severance benefits in connection with the executive officer’s voluntary or involuntary termination (unless due to death or permanent disability or in connection with a change of control) in an amount that exceeds 2.99 times the sum of the executive officer’s base salary and target AIC payout for the year of termination (with the value of any unvested equity awards that accelerate on the applicable termination of employment event calculated according to Section 280G of the Internal Revenue Code ("Section 280G")), unless approved or ratified by stockholders. We also amended FedEx’s 2019 Omnibus Stock Incentive Plan, as amended (“2019 Plan”), to provide that if the value of any unvested equity awards that accelerate in connection with a change of control of FedEx triggers an excise tax under Section 4999 of the Internal Revenue Code, then the amount of the individual’s awards eligible to accelerate will be reduced, to the extent possible, to one dollar ($1) less than three times the individual’s Section 280G “base amount,” so as to avoid triggering the excise tax.

In the event of a change of control and qualifying termination, the MRAs limit the amounts payable to each executive officer under the MRA to the largest amount that would result in none of the MRA payments being subject to any excise tax. See “Potential Payments Upon Termination or Change of Control — Benefits Triggered by Change of Control or Termination after Change of Control — Management Retention Agreements” on page 74 for additional information.

Risks Arising from Compensation Policies and Practices

Management has conducted an in-depth risk assessment of FedEx’s compensation policies and practices and concluded they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation & HR Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified.

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Executive Compensation – Summary Compensation Table

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer, Chief Financial Officer, and the three other highest-paid executive officers to $1,000,000 per year. Following the passage of the Tax Cuts and Jobs Act, beginning in fiscal 2019, FedEx is generally no longer able to take a deduction for any compensation paid to its current or former named executive officers in excess of $1 million, with the exception of specified performance-based awards outstanding on November 2, 2017. Effective for fiscal 2028, the American Rescue Plan Act of 2021 expanded the list of employees subject to the deduction limit to include the next five highest-compensated employees.

Summary Compensation Table

In this section, we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers and the other named executive officers for the fiscal year ended May 31, 2023, and for each of the previous two fiscal years (except as noted).

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Rajesh Subramaniam President and Chief Executive Officer (Principal Executive Officer)	2023	1,300,000	250,000	2,251,294	3,712,859	3,998,750	209,016	1,527,904	13,249,823
	2022	1,115,453	0	1,053,213	1,518,721	548,915	195,153	738,671	5,170,126
	2021	987,667	0	1,504,730	2,469,792	1,991,136	271,001	1,013,604	8,237,930
Michael C. Lenz Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2023	864,167	0	970,190	1,499,884	1,885,125	136,117	686,770	6,042,253
	2022	747,788	0	892,653	1,155,096	322,057	184,314	634,765	3,936,673
	2021	633,334	100,000	987,438	947,897	1,083,000	63,514	693,204	4,508,387
Frederick W. Smith Executive Chairman and Chairman of the Board	2023	910,000	0	0	0	5,963,850	—	1,203,892	8,077,742
	2022	1,412,516	0	0	7,160,341	819,224	—	1,204,069	10,596,150
	2021	966,125	0	0	8,784,094	3,427,430	—	1,147,888	14,325,537
Robert B. Carter Executive Vice President, FedEx Information Services and Chief Information Officer	2023	935,552	0	908,915	1,197,782	1,885,125	—	750,625	5,677,999
	2022	911,281	0	690,849	888,214	364,148	—	597,740	3,452,232
	2021	887,573	0	987,438	947,897	1,565,678	—	766,206	5,154,792
Mark R. Allen(7) Executive Vice President, General Counsel and Secretary	2023	745,254	0	908,915	1,197,782	1,885,125	—	649,101	5,386,177
(1)	Effective June 1, 2022, Mr. Subramaniam became President and Chief Executive Officer and Mr. Smith transitioned to the role of Executive Chairman. Beginning August 1, 2023, Mr. Lenz serves as a Senior Advisor.
(2)	The amounts reported in this column reflect (a) a promotional bonus received by Mr. Subramaniam that was paid in fiscal 2023 and (b) a promotional bonus received by Mr. Lenz that was paid in fiscal 2021.
(3)
The amounts reported in these columns reflect the aggregate grant date fair value of restricted stock and option awards granted to the named executive officer during each fiscal year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer.
The fair value of restricted stock awards is equal to the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of grant multiplied by the number of shares awarded.
For accounting purposes, we use the Black-Scholes option pricing model to calculate the grant date fair value of stock options. Assumptions used in the calculation of the amounts in the “Option Awards” column are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2023, included in our Annual Report on Form 10-K for fiscal 2023. See the “Grants of Plan-Based Awards During Fiscal 2023” table for information regarding restricted stock and option awards granted to the named executive officers during fiscal 2023.

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Executive Compensation – Summary Compensation Table

(4)	Reflects cash payouts, if any, under FedEx’s fiscal 2023, 2022, and 2021 AIC plans and FY21–FY23, FY20–FY22, and FY19–FY21 LTI plans, as follows (for further discussion of the fiscal 2023 AIC plan and the FY21–FY23 LTI plan, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — AIC Program” and “— LTI Program” above):

NAME	YEAR	AIC PAYOUT ($)	LTI PAYOUT ($)	TOTAL NON-EQUITY INCENTIVE PLAN COMPENSATION ($)
R. Subramaniam	2023	0	3,998,750	3,998,750
	2022	548,915	0	548,915
	2021	1,991,136	0	1,991,136
M.C. Lenz	2023	0	1,885,125	1,885,125
	2022	322,057	0	322,057
	2021	1,083,000	0	1,083,000
F.W. Smith	2023	—	5,963,850	5,963,850
	2022	819,224	0	819,224
	2021	3,427,430	0	3,427,430
R.B. Carter	2023	0	1,885,125	1,885,125
	2022	364,148	0	364,148
	2021	1,565,678	0	1,565,678
M.R. Allen	2023	0	1,885,125	1,885,125
(5)	Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the Parity Plan (as each such term is defined under “— Fiscal 2023 Pension Benefits — Overview of Pension Plans”). The present value of the benefits under the Pension Plan and Parity Plan for Mr. Smith decreased as follows: (a) between fiscal 2023 and 2022— $1,315,534; (b) between fiscal 2022 and 2021 — $842,796; and (c) between fiscal 2021 and 2020 — $2,125,383. The present value of the benefits under the Pension Plan and Parity Plan for Mr. Carter decreased as follows: (a) between fiscal 2023 and fiscal 2022 — $542,242; (b) between fiscal 2022 and fiscal 2021 —$278,544; and (c) between fiscal 2021 and fiscal 2020 —$1,083,742. The present value of the benefits under the Pension Plan and Parity Plan for Mr. Allen decreased $167,185 between fiscal 2023 and fiscal 2022. The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023. See “— Fiscal 2023 Pension Benefits” below.
(6)	Includes:
The aggregate incremental cost to FedEx of providing perquisites and other personal benefits;
Group term life insurance premiums paid by FedEx;
Company-matching contributions under FedEx’s tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan; and
Tax payments relating to restricted stock awards and certain business-related use of corporate and commercial aircraft. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the conventional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock — Tax Payments for Restricted Stock Awards” above.

The following table shows the amounts included for each such item:

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(a)	LIFE INSURANCE PREMIUMS ($)	COMPANY CONTRIBUTIONS UNDER 401(K) PLAN ($)	TAX REIMBURSEMENT PAYMENTS ($)(a)	OTHER ($)	TOTAL ($)
R. Subramaniam	2023	50,793	2,445	7,458	1,467,208	0	1,527,904
	2022	39,497	2,035	10,921	686,218	0	738,671
	2021	23,960	2,289	10,082	977,273	0	1,013,604
M.C. Lenz	2023	34,368	2,566	12,199	637,637	0	686,770
	2022	38,528	2,289	10,675	583,273	0	634,765
	2021	36,106	2,227	14,216	640,655	0	693,204
F.W. Smith	2023	1,192,126	1,692	7,962	2,112	0	1,203,892
	2022	1,191,979	1,509	10,581	0	0	1,204,069
	2021	1,136,700	1,213	9,975	0	0	1,147,888

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Executive Compensation – Summary Compensation Table

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(a)	LIFE INSURANCE PREMIUMS ($)	COMPANY CONTRIBUTIONS UNDER 401(K) PLAN ($)	TAX REIMBURSEMENT PAYMENTS ($)(a)	OTHER ($)	TOTAL ($)
R.B. Carter	2023	143,186	2,566	8,253	596,620	0	750,625
	2022	135,066	2,289	10,572	449,813	0	597,740
	2021	110,996	2,289	9,924	642,997	0	766,206
M.R. Allen	2023	47,972	1,495	8,119	591,515	0	649,101
(a)	See the following two tables for additional details regarding the amounts included in each item.

During fiscal 2023, 2022, and 2021, unless otherwise noted below, FedEx provided the following perquisites and other personal benefits to the named executive officers:

Personal use of corporate aircraft: FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. The policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage.
Each of Mr. Smith and, beginning June 1, 2022, Mr. Subramaniam is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him on business travel. Each of them is, however, required to pay FedEx for any personal travel by him and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him.
Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or organization for which the officer serves as a director or trustee) by a named executive officer and his family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees, and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation.
In addition, when an aircraft is already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Smith (and, beginning June 1, 2022, Mr. Subramaniam) the officer is still required to pay FedEx for such personal travel if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.
For tax purposes, income is imputed to each named executive officer for personal travel and “business-related” travel (travel by the officer’s spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. The Board of Directors and the FedEx executive security procedures require our Chief Executive Officer to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, during fiscal 2022 and fiscal 2021, FedEx reimbursed Mr. Smith, our Chief Executive Officer during fiscal 2022 and fiscal 2021, for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they were accompanying him (no such reimbursement payments were made during fiscal 2022 and fiscal 2021). As Executive Chairman, Mr. Smith is no longer required to use FedEx corporate aircraft for all travel. During fiscal 2023, Mr. Subramaniam, as Chief Executive Officer, was required to use FedEx aircraft for all air travel, including personal travel. Accordingly, during fiscal 2023, FedEx reimbursed Mr. Subramaniam, our Chief Executive Officer during fiscal 2023, for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they were accompanying him (no such reimbursement payments were made during fiscal 2023). FedEx reimburses each named executive officer for taxes relating to imputed income for business-related travel. For additional information regarding FedEx policies on the use of FedEx corporate aircraft, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — Perquisites, Tax Payments, and Other Annual Compensation” above.
Security services and equipment: Pursuant to FedEx’s executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance, and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. For Mr. Smith, these amounts totaled $184,739, $101,634, and $67,550 for fiscal 2023, 2022, and 2021, respectively. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension and other benefit costs). For Mr. Smith, these amounts totaled $333,758, $329,107, and $290,820 for fiscal 2023, 2022, and 2021, respectively. For additional information regarding executive security services provided to Mr. Smith, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — Perquisites, Tax Payments, and Other Annual Compensation” above.
Tax return preparation services: FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services.
Financial counseling services: FedEx reimburses officers for certain financial counseling services, subject to various caps.
Umbrella insurance premiums: FedEx pays umbrella insurance premiums on behalf of officers.
Physical examinations: FedEx pays for officers to have comprehensive annual physical examinations.
Travel privileges: FedEx provides certain executive officers and their spouses with travel privileges on certain airline partners. There is a small per-trip ticketing fee incurred by FedEx in connection with these privileges. FedEx reimburses an executive officer for taxes relating to imputed income for business-related travel.

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Executive Compensation – Summary Compensation Table

Supplemental disability benefits: FedEx provides executive officers with salary continuation benefits for short-term disability (100% of base salary for 28 weeks) and supplemental long-term disability benefits. Both benefit programs are self-funded (i.e., no premiums are paid to a third-party insurer) and thus there is no incremental cost to FedEx to provide these benefit programs.

The following table shows the amounts (the aggregate incremental cost to FedEx) included in the perquisites and other personal benefits column in the table above for each such item:

NAME	YEAR	PERSONAL USE OF CORPORATE AIRCRAFT ($)(a)	SECURITY SERVICES AND EQUIPMENT ($)	TAX RETURN PREPARATION SERVICES ($)	FINANCIAL COUNSELING SERVICES ($)	UMBRELLA INSURANCE PREMIUMS ($)	OTHER ($)(b)	TOTAL ($)
R. Subramaniam	2023	31,383	11,995	0	3,500	3,699	216	50,793
	2022	0	19,307	10,600	3,734	3,490	2,366	39,497
	2021	0	6,249	4,050	10,488	3,173	0	23,960
M.C. Lenz	2023	0	25,899	3,500	0	3,699	1,270	34,368
	2022	0	21,635	7,000	5,250	3,490	1,153	38,528
	2021	0	29,361	3,500	0	3,173	72	36,106
F.W. Smith	2023	577,120	518,497	42,810	50,000	3,699	0	1,192,126
	2022	630,202	463,740	44,547	50,000	3,490	0	1,191,979
	2021	684,865	358,370	40,292	50,000	3,173	0	1,136,700
R.B. Carter	2023	79,048	45,225	4,500	8,510	3,699	2,204	143,186
	2022	56,973	66,543	0	5,451	3,490	2,609	135,066
	2021	0	69,173	0	38,650	3,173	0	110,996
M.R. Allen	2023	0	39,366	1,500	3,407	3,699	0	47,972
(a)	The amounts shown include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the following named executive officers served as directors for fiscal 2023: Mr. Subramaniam — $31,383; and Mr. Carter — $79,048.
(b)	The amounts shown include physical examinations and/or ticketing fees for airline travel privileges.

The following table shows the tax payments relating to the items listed, which are included in the table:

NAME	YEAR	RESTRICTED STOCK ($)	BUSINESS-RELATED USE OF CORPORATE AND COMMERCIAL AIRCRAFT ($)	OTHER* ($)	TOTAL ($)
R. Subramaniam	2023	1,460,650	6,558	0	1,467,208
	2022	683,329	2,889	0	686,218
	2021	976,276	997	0	977,273
M.C. Lenz	2023	629,464	8,173	0	637,637
	2022	579,157	4,116	0	583,273
	2021	640,655	0	0	640,655
F.W. Smith	2023	0	2,112	0	2,112
	2022	0	0	0	0
	2021	0	0	0	0
R.B. Carter	2023	589,708	6,912	0	596,620
	2022	448,226	1,587	0	449,813
	2021	640,655	2,342	0	642,997
M.R. Allen	2023	589,708	1,771	36	591,515
*	These are tax reimbursement payments for expenses related to Mr. Allen’s prior overseas service on behalf of the company and related exclusively to tax preparation fees for prior overseas service, which fees are included in the tax return preparation services column in the preceding table.
(7)	Mr. Allen was not a named executive officer in fiscal 2021 or fiscal 2022. Accordingly, the table includes Mr. Allen’s compensation only for fiscal 2023.

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Executive Compensation – Grants of Plan-Based Awards During Fiscal 2023

Grants of Plan-Based Awards During Fiscal 2023

The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2023:

				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(1)	CLOSING PRICE ON GRANT DATE ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
NAME	TYPE OF PLAN/AWARD	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
R. Subramaniam	Restricted Stock(3)	06/30/2022	06/12/2022				9,920				2,251,294
	Stock Option(4)	06/30/2022	06/12/2022					55,920	226.945	226.71	3,712,859
	FY23 AIC(5)			0	2,145,000	4,290,000
	FY23–FY25 LTI(6)			343,750	5,500,000	10,312,500
M.C. Lenz	Restricted Stock(3)	06/30/2022	06/12/2022				4,275				970,190
	Stock Option(4)	06/30/2022	06/12/2022					22,590	226.945	226.71	1,499,884
	FY23 AIC(5)			0	1,022,768	2,045,536
	FY23–FY25 LTI(6)			125,000	2,000,000	3,750,000
F.W. Smith(7)	FY23–FY25 LTI(6)			240,625	3,850,000	7,218,750
R.B. Carter	Restricted Stock(3)	06/30/2022	06/12/2022				4,005				908,915
	Stock Option(4)	06/30/2022	06/12/2022					18,040	226.945	226.71	1,197,782
	FY23 AIC(5)			0	1,122,662	2,245,324
	FY23–FY25 LTI(6)			109,375	1,750,000	3,281,250
M.R. Allen	Restricted Stock(3)	06/30/2022	06/12/2022				4,005				908,915
	Stock Option(4)	06/30/2022	06/12/2022					18,040	226.945	226.71	1,197,782
	FY23 AIC(5)			0	894,305	1,786,610
	FY23–FY25 LTI(6)			109,375	1,750,000	3,281,250
(1)	The exercise price of the options is the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the grant date.
(2)	Represents the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. See note 3 to the Summary Compensation Table for information regarding the assumptions used in the calculation of these amounts.
(3)	Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted stock are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient (these tax payments are included in the “All Other Compensation” column in the Summary Compensation Table). See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” for further discussion of restricted stock awards.
(4)	Stock options granted to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of stock option awards.
(5)	In June 2022, the Board of Directors, upon the recommendation of the Compensation & HR Committee, established this annual performance cash compensation plan, which provided a cash payment opportunity at the conclusion of fiscal 2023. Payment amounts were based upon the achievement of company financial-performance goals for fiscal 2023 and, for Messrs. Lenz, Carter, and Allen, the achievement of individual performance objectives. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — AIC Program” above for further discussion of this plan.
(6)	The Board of Directors, upon the recommendation of the Compensation & HR Committee, established this long-term performance cash compensation plan in June 2022. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2025 if FedEx achieves (a) an aggregate EPS goal established by the Board with respect to the three-fiscal-year period 2023 through 2025 (50% of the total payout opportunity), (b) an aggregate CapEx/Revenue goal with respect to the three-fiscal-year period 2023 through 2025 (25% of the total payout opportunity, and (c) a relative TSR goal with respect to the three-fiscal-year period 2023 through 2025 (25% of the total payout opportunity). No amounts can be earned under the plan until 2025 because achievement of the EPS, CapEx/Revenue, and relative TSR goals can only be determined following the conclusion of the three-fiscal-year period. The estimated individual future payouts under the plan are set dollar amounts ranging from threshold (minimum) amounts if the EPS, CapEx/Revenue, and relative TSR goals achieved are less than target, up to maximum amounts if the plan goals are substantially exceeded. There is no assurance that these estimated future payouts will be achieved. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2023 Amounts — LTI Program” above for further discussion of this plan.
(7)	As Executive Chairman, Mr. Smith did not receive any equity awards and did not participate in the fiscal 2023 AIC plan.

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2023

Outstanding Equity Awards at End of Fiscal 2023

The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2023:

	OPTION AWARDS					STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(a)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(b)
NAME	EXERCISABLE	UNEXERCISABLE(a)
R. Subramaniam	13,425	—		143.5450	6/09/2024
	11,155	—		180.8200	6/08/2025
	13,225	—		162.8200	6/06/2026
	12,120	—		207.3050	6/12/2027
	9,185	—		261.7800	6/11/2028
	163	—		173.0200	1/28/2029
	34,177	11,393	(1)	161.8500	6/10/2029
	37,800	37,800	(2)	130.9600	6/15/2030
	4,552	13,658	(3)	294.6050	6/14/2031
	—	55,920	(4)	226.9450	6/30/2032
						20,111	(5)	4,383,796
M.C. Lenz	5,745	—		143.5450	6/09/2024
	4,770	—		180.8200	6/08/2025
	5,655	—		162.8200	6/06/2026
	5,035	—		207.3050	6/12/2027
	3,820	—		261.7800	6/11/2028
	5,313	1,772	(6)	161.8500	6/10/2029
	14,507	14,508	(7)	130.9600	6/15/2030
	3,462	10,388	(8)	294.6050	6/14/2031
	—	22,590	(9)	226.9450	6/30/2032
						10,617	(10)	2,314,294
F.W. Smith	159,485	—		143.5450	6/09/2024
	132,520	—		180.8200	6/08/2025
	156,210	—		162.8200	6/06/2026
	139,080	—		207.3050	6/12/2027
	115,890			261.7800	6/11/2028
	161,160	53,720	(11)	161.8500	6/10/2029
	134,440	134,440	(12)	130.9600	6/15/2030
	21,463	64,392	(13)	294.6050	6/14/2031

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2023

	OPTION AWARDS					STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(a)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(b)
NAME	EXERCISABLE	UNEXERCISABLE(a)
R.B. Carter	19,270	—		143.5450	6/09/2024
	16,010	—		180.8200	6/08/2025
	19,385	—		162.8200	6/06/2026
	17,260	—		207.3050	6/12/2027
	14,380	—		261.7800	6/11/2028
	19,991	6,664	(14)	161.8500	6/10/2029
	14,507	14,508	(15)	130.9600	6/15/2030
	2,662	7,988	(16)	294.6050	6/14/2031
	—	18,040	(17)	226.9450	6/30/2032
						10,692	(18)	2,330,642
M.R. Allen	4,645	—		180.8200	6/08/2025
	5,500	—		162.8200	6/06/2026
	4,900	—		207.3050	6/12/2027
	12,360	—		219.2600	9/25/2027
	14,380	—		261.7800	6/11/2028
	19,991	6,664	(19)	161.8500	6/10/2029
	14,507	14,508	(20)	130.9600	6/15/2030
	2,662	7,988	(21)	294.6050	6/14/2031
	—	18,040	(22)	226.9450	6/30/2032
						10,692	(23)	2,330,642
(a)	The following table sets forth the vesting dates of the options and restricted stock included in these columns:

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2023

		DATE	NUMBER			DATE	NUMBER
R. Subramaniam	(1)	6/10/2023	11,393	M.C. Lenz	(6)	6/10/2023	1,772
	(2)	6/15/2023	18,900		(7)	6/15/2023	7,254
		6/15/2024	18,900			6/15/2024	7,254
	(3)	6/14/2023	4,553		(8)	6/14/2023	3,463
		6/14/2024	4,552			6/14/2024	3,462
		6/14/2025	4,553			6/14/2025	3,463
	(4)	6/30/2023	13,980		(9)	6/30/2023	5,647
		6/30/2024	13,980			6/30/2024	5,648
		6/30/2025	13,980			6/30/2025	5,647
		6/30/2026	13,980			6/30/2026	5,648
	(5)	6/10/2023	1,764		(10)	6/10/2023	299
		6/14/2023	894			6/14/2023	758
		6/15/2023	2,872			6/15/2023	1,885
		6/30/2023	2,480			6/30/2023	1,068
		6/14/2024	894			6/14/2024	757
		6/15/2024	2,873			6/15/2024	1,885
		6/30/2024	2,480			6/30/2024	1,069
		6/14/2025	894			6/14/2025	758
		6/30/2025	2,480			6/30/2025	1,069
		6/30/2026	2,480			6/30/2026	1,069

		DATE	NUMBER			DATE	NUMBER
F.W. Smith	(11)	6/10/2023	53,720	R.B. Carter	(14)	6/10/2023	6,664
	(12)	6/15/2024	67,220		(15)	6/15/2023	7,254
		6/15/2023	67,220			6/15/2024	7,254
	(13)	6/14/2023	21,464		(16)	6/14/2023	2,663
		6/14/2024	21,464			6/14/2024	2,662
		6/14/2025	21,464			6/14/2025	2,663
					(17)	6/30/2023	4,510
						6/30/2024	4,510
						6/30/2025	4,510
						6/30/2026	4,510
					(18)	6/10/2023	1,158
						6/14/2023	586
						6/15/2023	1,885
						6/30/2023	1,001
						6/14/2024	586
						6/15/2024	1,885
						6/30/2024	1,001
						6/14/2025	587
						6/30/2025	1,001
						6/30/2026	1,002

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Executive Compensation – Option Exercises and Stock Vested During Fiscal 2023

		DATE	NUMBER
M.R. Allen	(19)	6/10/2023	6,664
	(20)	6/15/2023	7,254
		6/15/2024	7,254
	(21)	6/14/2023	2,663
		6/14/2024	2,662
		6/14/2025	2,663
	(22)	6/30/2023	4,510
		6/30/2024	4,510
		6/30/2025	4,510
		6/30/2026	4,510
	(23)	6/10/2023	1,158
		6/14/2023	586
		6/15/2023	1,885
		6/30/2023	1,001
		6/14/2024	586
		6/15/2024	1,885
		6/30/2024	1,001
		6/14/2025	587
		6/30/2025	1,001
		6/30/2026	1,002
(b)	Computed by multiplying the closing market price of FedEx’s common stock on May 31, 2023 (which was $217.98), by the number of shares.

Option Exercises and Stock Vested During Fiscal 2023

The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2023:

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
R. Subramaniam	18,523	2,354,319	6,113	1,369,770
M.C. Lenz	7,335	981,865	3,124	714,292
F.W. Smith	203,780	27,569,875	—	—
R.B. Carter	24,620	3,219,686	4,332	966,454
M.R. Allen	—	—	4,332	966,454
(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of exercise and the exercise price of the option.
(2)	Represents the fair market value of the shares on the vesting date.

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Executive Compensation – Fiscal 2023 Pension Benefits

Fiscal 2023 Pension Benefits

The following table sets forth for each named executive officer the present value of accumulated benefits on May 31, 2023, under FedEx’s defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see “— Potential Payments Upon Termination or Change of Control” below.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(1)	PAYMENTS DURING FISCAL 2023 ($)
R. Subramaniam	FedEx Corporation Employees’ Pension Plan	32	1,339,642	—
	FedEx Corporation Retirement Parity Pension Plan	32	3,218,113	—
M.C. Lenz	FedEx Corporation Employees’ Pension Plan	14	282,401	—
	FedEx Corporation Retirement Parity Pension Plan	14	455,514	—
F.W. Smith	FedEx Corporation Employees’ Pension Plan	51	944,072	111,391	(2)
	FedEx Corporation Retirement Parity Pension Plan	51	22,427,256	—
R.B. Carter	FedEx Corporation Employees’ Pension Plan	30	1,311,941	—
	FedEx Corporation Retirement Parity Pension Plan	30	8,138,206	—
M.R. Allen	FedEx Corporation Employees’ Pension Plan	41	1,613,566	—
	FedEx Corporation Retirement Parity Pension Plan	41	2,522,413	—
(1)	These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan (as defined below) are generally not payable as a lump sum distribution (only $5,000 or less may be distributed as a lump sum under the traditional pension benefit formula under the Pension Plan). The benefits using the Portable Pension Account formula (discussed below) under the Pension Plan may be paid as a lump sum.
The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2023 if the officer is past normal retirement age, converted based on an interest rate of 5.197% and the Club Vita 2021 US VitaCurves mortality tables with MP-2021 mortality improvement scale, discounted to May 31, 2023 using an interest rate of 5.197%. The present value of the Parity Plan (as defined below) traditional pension benefit is equal to the single life annuity payable at the normal retirement age (age 60), or June 1, 2023 if the officer is past normal retirement age, converted based on an interest rate of 3.68% for lump sums paid through May 31, 2024, 3.49% for lump sums paid on and after June 1, 2025, and the 1994 Group Annuity Reserving Table, discounted to May 31, 2023 using an interest rate of 5.197%. The present value of the Portable Pension Account as of May 31, 2023 is equal to the officer’s account balance on May 31, 2023, projected to the normal retirement date, if applicable, based on an interest rate of 1% quarterly and discounted to May 31, 2023, using an interest rate of 5.197%.
(2)	In accordance with the terms of the Pension Plan, Mr. Smith was required to commence receiving his Pension Plan benefits during fiscal 2016.

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). For fiscal 2023, the maximum compensation limit under a tax-qualified pension plan was $290,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied to certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental, non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003 accrue benefits exclusively under the Portable Pension Account.

Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the

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Executive Compensation – Fiscal 2023 Pension Benefits

Parity Plan who was age 40 or older on that date and who has an accrued traditional pension benefit will receive a transition compensation credit, as described in more detail below. Employees who elected in 2003 to accrue future benefits under the Portable Pension Account will continue to accrue benefits under that formula.

Effective January 1, 2020, FedEx amended and restated the Pension Plan to close the Pension Plan to employees hired on or after January 1, 2020. In the summer of 2021, eligible employees hired prior to January 1, 2020 were given a one-time option to (a) continue receiving pension compensation credits under the existing Portable Pension Account formula and remain in the FedEx Corporation Retirement Savings Plan (the “401(k) Plan”) with its existing matching company contribution of up to 3.5% of eligible earnings or (b) effective January 1, 2022, cease receiving compensation credits under the Pension Plan and move to a new 401(k) plan (the “New 401(k) Plan”) with a higher match (as described below). Employees hired on or after January 1, 2020 were automatically moved to the New 401(k) Plan effective January 1, 2022. The Parity Plan will continue to be open to all new officers and managing/staff directors, but the benefits provided under the plan will mirror the benefits provided by the Pension Plan and the 401(k) Plan.

The named executive officers also participate in the 401(k) Plan. The annual matching company contribution under the 401(k) Plan is a maximum of 3.5% of eligible earnings. Effective January 1, 2022, the annual matching contribution under the 401(k) Plan for employees hired on or after January 1, 2020 or eligible employees who choose the New 401(k) Plan option increased to a maximum of 8.0% of eligible earnings.

In order to provide 100% of the benefits that would otherwise be limited due to certain limitations imposed by United States tax laws, Parity Plan participants, including the named executive officers, receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans (or 8% after January 1, 2022 for eligible employees who elect to participate in the New 401(k) Plan or who were hired on or after January 1, 2020).

Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. However, for benefits accrued after January 31, 2016, the normal retirement age is age 62. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.

Traditional Pension Benefit

Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan generally included salary and annual incentive compensation.

Each named executive officer’s capped accrued traditional pension benefit was calculated using his years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his eligible earnings history as of May 31, 2008.

Portable Pension Account

The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

AGE + SERVICE ON MAY 31	COMPENSATION CREDIT
Less than 55	5%
55 – 64	6%
65 – 74	7%
75 or over	8%

On May 31, 2023, the sum of age plus years of service for the named executive officers was as follows: Mr. Subramaniam— 87; Mr. Lenz — 71; Mr. Smith — 127; Mr. Carter — 91; and Mr. Allen — 106. Eligible compensation under the Portable Pension Account feature includes salary, annual incentive compensation, and promotional and certain other bonuses (but does not include long-term incentive compensation).

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Executive Compensation – Nonqualified Deferred Compensation

Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation credits will be added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

AGE + SERVICE ON MAY 31	TRANSITION COMPENSATION CREDIT*
Less than 55	2%
55 – 64	3%
65 – 74	4%
75 or over	5%
*	For years of credited service over 25, transition compensation credits are 2% per year.

An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and ceased as of May 31, 2013. An eligible participant’s first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.

Interest credits are added to a participant’s Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28, and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest-crediting factor, which is equal to the greater of (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus 0.25% and (b) 1% (1/4 of 4%). Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting factor for each of the plan years ended May 31, 2023, 2022, and 2021 was 1%.

Distribution

Upon a participant’s retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump-sum payment or an annuity.

All Parity Plan benefits are paid as a single lump-sum distribution as follows:

For the portion of the benefit accrued under the Portable Pension Account formula, the lump-sum benefit will be paid six months following the date of the participant’s termination of employment; and
For the portion of the benefit accrued under the traditional pension benefit formula, the lump-sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant’s termination of employment.

Nonqualified Deferred Compensation

Mr. Lenz was Vice President – Finance of FedEx Office and Print Services, Inc. (“FedEx Office”) from 2005 to 2010 and participated in the FedEx Office Supplemental Executive Retirement Plan (“FedEx Office SERP”). Mr. Lenz has not made any contributions to the FedEx Office SERP since 2010 but accrues interest credits on balances in the plan.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY(1) ($)	PAYMENTS DURING FISCAL 2022 ($)	AGGREGATE BALANCE AT LAST FYE ($)
M.C. Lenz	—	—	828	—	42,918
(1)	None of these earnings are included in the Summary Compensation Table.

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Executive Compensation – Potential Payments Upon Termination or Change of Control

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation or voluntary termination; severance or involuntary termination; and retirement) or a change of control of FedEx.

Benefits Triggered by Voluntary or Involuntary Separation

Each of the named executive officers is an at-will employee and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than death or permanent disability, any unvested stock options are automatically terminated. If the officer’s employment terminates for any reason other than retirement, death, or permanent disability, any unvested shares of restricted stock are automatically forfeited. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death, or permanent disability, or in connection with a change of control of FedEx.

Under our policy on limitation of severance benefits, we will not pay or enter into any new agreement with an executive officer that provides for severance benefits in connection with the executive officer’s voluntary or involuntary termination (unless due to death or permanent disability or in connection with a change of control) in an amount that exceeds 2.99 times the sum of the executive officer’s base salary and target AIC payout for the year of termination (with the value of any unvested equity awards that accelerate on the applicable termination of employment event calculated according to Section 280G) unless approved or ratified by stockholders. We also amended our 2019 Plan to provide that if the value of any unvested equity awards that accelerate in connection with a change of control of FedEx triggers an excise tax under Section 4999 of the Internal Revenue Code, then the amount of the individual’s awards eligible to accelerate will be reduced, to the extent possible, to one dollar ($1) less than three times the individual’s Section 280G “base amount.” See “Compensation Discussion and Analysis — Post-Employment Compensation — Limitation on Severance Benefits.”

Benefits Triggered by Retirement, Death, or Permanent Disability

Retirement

When an employee retires:

If retirement occurs at or after age 60, all restrictions applicable to the restricted stock held by the employee lapse on the date of retirement;
If retirement occurs at or after age 55, but before age 60, the restrictions applicable to restricted stock held by the employee continue until the earlier of the specified expiration of the restriction period, the employee’s permanent disability, or the employee’s death; and
All of the employee’s unvested stock options terminate.

For information regarding retirement benefits under our pension plans, see “— Fiscal 2023 Pension Benefits” above.

Death or Permanent Disability

When an employee dies or becomes permanently disabled:

all restrictions applicable to the restricted stock held by the employee immediately lapse; and
all of the employee’s unvested stock options immediately vest.

In addition, FedEx provides each named executive officer with:

$1,500,000 of group term life insurance coverage;
$500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and
A supplemental long-term disability program, with a monthly benefit equal to 60% of the officer’s basic monthly earnings (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

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Executive Compensation – Potential Payments Upon Termination or Change of Control

Benefits Triggered by Change of Control or Termination after Change of Control

Stock Option and Restricted Stock Plans

Each of our 2010 Omnibus Stock Incentive Plan, as amended, and our 2019 Plan (together, the “Stock Incentive Plans”) provides that, in the event of a “change of control” (as defined in the Stock Incentive Plans), each holder of an unexpired option has the right to exercise such option without regard to the date such option would first be exercisable. The Stock Incentive Plans also provide that, in the event of a “change of control,” depending on the change of control event, either (i) the restricted stock will be canceled and FedEx will make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of shares of restricted stock held or (ii) the restrictions applicable to any such shares will immediately lapse.

Under the Stock Incentive Plans, our Compensation & HR Committee may exercise its discretion to provide for a treatment different than described above with respect to any particular stock option or restricted stock award, as set forth in the related award agreement. To date, such discretion has not been exercised.

Our 2019 Plan provides that, if the value of any award holder’s unvested awards that accelerate in connection with a change of control would give rise to adverse tax consequences under Section 4999 of the Internal Revenue Code, then the amount of the holder’s awards eligible to accelerate will automatically be reduced, to the extent possible, to one dollar ($1) less than the three times the participant’s “base amount” (as defined in Section 280G).

Management Retention Agreements

FedEx has entered into MRAs with each of its executive officers, including the named executive officers. The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx’s equity compensation plans). The terms and conditions of the MRAs with the named executive officers are summarized below.

Term

Each MRA renews annually for consecutive one-year terms, unless FedEx gives at least thirty days’, but not more than ninety days’, prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period

Upon a change of control, each MRA immediately establishes a two-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles, and reporting relationships), authority, duties, and responsibilities may not be materially diminished.

Compensation

During the two-year employment period, the executive officer receives base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) and is guaranteed the same annual incentive compensation opportunities as in effect during the 90-day period immediately prior to the change of control. The executive officer also receives incentive compensation (including long-term performance bonus) and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits, and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

Termination

Each MRA terminates immediately upon the executive officer’s death, voluntary termination, or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, he or she receives 180 days’ prior notice of termination.

During the employment period, FedEx also may terminate the officer’s employment for “cause” (which includes any act of dishonesty by the officer intended to result in substantial personal enrichment, the conviction of the officer of a felony, and certain material violations by the officer of his or her obligations under the MRA).

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Executive Compensation – Potential Payments Upon Termination or Change of Control

Benefits for Qualifying Termination

A “qualifying termination” is a termination of the executive’s employment by FedEx other than for cause, disability, or death or by the officer for “good reason” (principally relating to a material diminution in the officer’s authority, duties, or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).

In the event of a qualifying termination, the executive officer will receive a lump-sum cash payment equal to two times his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination) plus two times target annual incentive compensation. The payments will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive’s death). In addition, the executive officer will receive 18 months of continued coverage of medical, dental, and vision benefits.

An executive officer’s benefits under the MRA will be reduced to the largest amount that would result in none of the MRA payments being subject to any excise tax. If the Internal Revenue Service otherwise determines that any MRA benefits are subject to excise taxes, the executive officer is required to repay FedEx the minimum amount necessary so that no excise taxes are payable.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his or her termination, he or she will not own, manage, operate, control, or be employed by any enterprise that competes with FedEx or any of its affiliates.

Separation and Release Agreement with Michael C. Lenz

Pursuant to a separation and release agreement (the “agreement”) between the Company and Mr. Lenz, effective July 31, 2023, Mr. Lenz is no longer employed as FedEx’s Executive Vice President and Chief Financial Officer. Beginning August 1, 2023, Mr. Lenz is now serving as a Senior Advisor reporting to FedEx’s President and Chief Executive Officer until his separation from the company on December 31, 2023 (the “separation date”).

Mr. Lenz and the Company entered into the agreement on June 19, 2023. Mr. Lenz agreed that for two years following the separation date, he will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, United Parcel Service, Inc., DHL, the U.S. Postal Service, or Amazon.com, Inc. In consideration for Mr. Lenz’s agreement not to compete as part of his separation from FedEx, Mr. Lenz will receive a cash payment of $1,379,480. In addition, FedEx has agreed to reimburse Mr. Lenz for the costs of preparing and filing his 2023 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Lenz submits such request for reimbursement in writing no later than May 31, 2024. The agreement contains a general release of claims that Mr. Lenz may have against FedEx and its subsidiaries and affiliated companies, and their respective affiliates and related parties.

Mr. Lenz will continue to receive his current base salary through the separation date. In accordance with the terms of the fiscal 2024 AIC plan and FedEx’s FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans (collectively, the “Active LTI Plans”), Mr. Lenz is eligible to receive prorated payouts, if any, based on his position as Executive Vice President and Chief Financial Officer and the portion of fiscal 2024 (with respect to the fiscal 2024 AIC plan) and the portion of the applicable three-fiscal-year period (with respect to the Active LTI Plans) during which he was employed. The vesting and exercise rights of his stock options and restricted stock will be governed by the terms of FedEx’s Stock Incentive Plans.

The amounts to be received by Mr. Lenz under the agreement comply with the limits set forth in our policy on limitation of severance benefits, which is described under “Compensation Discussion and Analysis — Post-Employment Compensation —Limitation on Severance Benefits.”

Quantification of Potential Payments Upon Termination or Change of Control

The following table and footnotes describe the potential payments to the named executive officers upon termination of employment or a change of control of FedEx as of May 31, 2023.

This table does not include:

compensation or benefits previously earned by the named executive officers or equity awards that are fully vested;
the value of pension benefits that are disclosed in the Fiscal 2023 Pension Benefits table beginning on page 70 or balances that are disclosed in the Nonqualified Deferred Compensation table on page 72; and
the value of any benefits provided on the same basis to substantially all other employees.

2023 Proxy Statement	75

Executive Compensation – Potential Payments Upon Termination or Change of Control

NAME	VOLUNTARY SEPARATION (NON-CIC) ($)	INVOLUNTARY SEPARATION (NON-CIC) ($)	RETIREMENT ($)(1)	DEATH ($)	PERMANENT DISABILITY ($)	CHANGE OF CONTROL (NO TERMINATION) ($)	CHANGE OF CONTROL AND QUALIFYING TERMINATION ($)
R. Subramaniam
Base Salary(2)	—	—	—	—	—	—	2,600,000
AIC(2)	—	—	—	—	—	—	4,290,000
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(3)	—	—	4,383,796	4,383,796	4,383,796	4,383,796	4,383,796
Stock Options(3)	—	—	—	3,928,845	3,928,845	3,928,845	3,928,845
Health Benefits(2)	—	—	—	—	—	—	43,027
280G Cutback Amount(4)	—	—	—	—	—	—	—
TOTAL	—	—	4,383,796	8,312,641	8,312,641	8,312,641	15,245,668
M.C. Lenz(5)
Base Salary(2)	—	—	—	—	—	—	1,742,500
AIC(2)	—	—	—	—	—	—	2,074,001
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(3)	—	—	2,314,294	2,314,294	2,314,294	2,314,294	2,314,294
Stock Options(3)	—	—	—	1,361,949	1,361,949	1,361,949	1,361,949
Health Benefits(2)	—	—	—	—	—	—	48,574
280G Cutback Amount(4)	—	—	—	—	—	—	—
TOTAL	—	—	2,314,294	3,676,243	3,676,243	3,676,243	7,541,318
F.W. Smith
Base Salary(2)	—	—	—	—	—	—	1,820,000
AIC(2)	—	—	—	—	—	—	—
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(3)	—	—	—	—	—	—	—
Stock Options(3)	—	—	—	14,714,272	14,714,272	14,714,272	14,714,272
Health Benefits(2)	—	—	—	—	—	—	101,312
280G Cutback Amount(4)	—	—	—	—	—	—	—
TOTAL	—	—	—	14,714,272	14,714,272	14,714,272	16,635,584
R.B. Carter
Base Salary(2)	—	—	—	—	—	—	1,886,440
AIC(2)	—	—	—	—	—	—	2,245,325
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(3)	—	—	2,330,642	2,330,642	2,330,642	2,330,642	2,330,642
Stock Options(3)	—	—	—	1,636,536	1,636,536	1,636,536	1,636,536
Health Benefits(2)	—	—	—	—	—	—	55,883
280G Cutback Amount(4)	—	—	—	—	—	—	—
TOTAL	—	—	2,330,642	3,967,178	3,967,178	3,967,178	8,154,826

76

Executive Compensation – Pay Versus Performance

NAME	VOLUNTARY SEPARATION (NON-CIC) ($)	INVOLUNTARY SEPARATION (NON-CIC) ($)	RETIREMENT ($)(1)	DEATH ($)	PERMANENT DISABILITY ($)	CHANGE OF CONTROL (NO TERMINATION) ($)	CHANGE OF CONTROL AND QUALIFYING TERMINATION ($)
M.R. Allen
Base Salary(2)	—	—	—	—	—	—	1,502,726
AIC(2)	—	—	—	—	—	—	1,788,610
Active LTI Plans	—	—	—	—	—	—	—
Restricted Stock(3)	—	—	2,330,642	2,330,642	2,330,642	2,330,642	2,330,642
Stock Options(3)	—	—	—	1,636,536	1,636,536	1,636,536	1,636,536
Health Benefits(2)	—	—	—	—	—	—	66,721
280G Cutback Amount(4)	—	—	—	—	—	—	—
TOTAL	—	—	2,330,642	3,967,178	3,967,178	3,967,178	7,325,235
(1)	Separation after reaching age 55.
(2)	The MRAs with each named executive officer provide for (a) a lump–sum cash payment equal to two times his base salary plus two times his target AIC opportunity and (b) 18 months of continued coverage of medical, dental, and vision benefits.
(3)	Represents the intrinsic value of the acceleration of vesting of any restricted stock or stock options that vest upon the event. For restricted stock, intrinsic value is computed by multiplying the closing market price per share of FedEx’s common stock on May 31, 2023 ($217.98), by the number of unvested shares of restricted stock held by the officer as of May 31, 2023. For stock options, intrinsic value represents the difference between the closing market price of FedEx’s common stock on May 31, 2023 ($217.98) and the exercise price of each unvested option (if the exercise price was less than such market price) held by the officer as of May 31, 2023. The value of the acceleration of any equity awards under the Policy on Limitation of Severance Benefits in connection with an executive officer’s retirement, or in connection with an actual change of control of FedEx, would be determined using the applicable methodology set forth in Section 280G, which amounts would be less than the intrinsic values shown in the table above.
(4)	Represents the amount of payments that would be forfeited by the named executive officer to avoid being subject to any excise tax or excess payment under the Policy on Limitation of Severance Benefits, the 2019 Plan, or the MRAs, as applicable. Based upon a hypothetical analysis as of May 31, 2023, no executive officer would be required to forfeit any cash payments or reduce the number of shares of stock or amount received upon acceleration of vesting of restricted stock or stock options held as of May 31, 2023.
(5)	Effective August 1, 2023, Mr. Lenz is serving as a Senior Advisor until December 31, 2023. See “Separation and Release Agreement with Michael C. Lenz” above for a description of payments that Mr. Lenz will actually receive under the separation and release agreement.

Pay Versus Performance

Under rules adopted by the SEC pursuant to the Dodd-Frank Act, FedEx is required to calculate and disclose information about the relationship between executive “compensation actually paid” (“CAP”) and certain financial performance measures of FedEx. “Compensation actually paid,” as determined pursuant to Item 402(v) of Regulation S-K adopted by the SEC, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual compensation paid for those awards. CAP generally fluctuates due to stock price changes and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation & HR Committee assessed FedEx’s performance and the performance of our Chief Executive Officer and our other named executive officers for purposes of determining pay each year, see “Executive Compensation — Compensation Discussion and Analysis” in this proxy statement and in our proxy statements for 2022 and 2021.

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Executive Compensation – Pay Versus Performance

For further information about our compensation philosophy and the pay-for-performance nature of our executive compensation program, please see “Executive Compensation — Compensation Discussion and Analysis” beginning on page 40.

			AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs ($)(3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOs ($)(4)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:			ADJUSTED CONSOLIDATED OPERATING INCOME (IN MILLIONS) ($)(8)
YEAR	SUMMARY COMPENSATION TABLE TOTAL ($)(1)	COMPENSATION ACTUALLY PAID TO CEO ($)(2)			FEDEX TSR ($)(5)	DOW JONES TRANSPORTATION AVERAGE TSR ($)(6)	NET INCOME (IN MILLIONS) ($)(7)
2023	13,249,823	11,262,954	6,296,043	4,610,262	174.03	159.13	3,972	4,948
2022	10,596,150	(12,992,547)	4,131,008	1,813,524	176.23	163.49	3,826	6,733
2021	14,325,537	94,071,332	5,783,014	17,501,378	244.15	177.82	5,231	5,587
(1)	Reflects total compensation amounts reported in the Summary Compensation Table on page 62 for Mr. Subramaniam for fiscal 2023 and Mr. Smith for fiscal 2022 and 2021.
(2)	Reflects “compensation actually paid” to Mr. Subramaniam in fiscal 2023 and Mr. Smith in fiscal 2022 and 2021, as determined in accordance with Item 402(v) of Regulation S-K for each year, adjusted in accordance with Item 402(v) of Regulation S-K as set forth in the table below. These dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Subramaniam in fiscal 2023 or Mr. Smith in fiscal 2022 or 2021. For information regarding the decisions made by our Compensation & HR Committee relating to CEO compensation for each fiscal year, please see the “Executive Compensation — Compensation Discussion & Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

YEAR	2021	2022	2023
CEO	F.W. Smith	F.W. Smith	R. Subramaniam
SCT Total Compensation ($)	14,325,537	10,596,150	13,249,823
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(8,784,094)	(7,160,341)	(5,964,153)
Plus: Year End Fair Value for Stock and Option Awards Granted in the Covered Year ($)	55,550,840	10,728,639	9,289,396
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	32,335,923	(24,237,863)	(5,265,924)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	532,670	(2,970,262)	57,522
Less: Fair Value of Stock and Option Awards that failed to meet Vesting Conditions in the Covered Year ($)	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	(209,016)
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	110,456	51,129	105,306
Compensation Actually Paid ($)	94,071,332	(12,992,547)	11,262,954

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 as of the end of the respective fiscal year. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Time-vested restricted stock awards grant date fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of fiscal year-end and as of each vesting date. Stock award valuations include reinvested dividends where applicable.

(3)	Reflects the average total compensation amounts reported in the Summary Compensation Table for the following non-CEO named executive officers for the indicated years:
2021: Messrs. Colleran, Subramaniam, Carter, and Lenz and Alan B. Graf, Jr., our former Executive Vice President and Chief Financial Officer.
2022: Messrs. Colleran, Subramaniam, Carter, and Lenz.
2023: Messrs. Smith, Carter, Lenz, and Allen.
(4)	Reflects the average of the “compensation actually paid” to our non-CEO named executive officers in each of fiscal 2021, 2022, and 2023, as determined in accordance with Item 402(v) of Regulation S-K for each year, adjusted in accordance with Item 402(v) of Regulation S-K as set forth in the table below. These dollar amounts do not reflect the actual amount of compensation earned by or paid to our non-CEO named executive officers during the applicable year. For information regarding the decisions made by our Compensation & HR Committee with respect the compensation of the non-CEO named executive officers for each fiscal year, please see the “Executive Compensation —Compensation Discussion & Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

78

Executive Compensation – Pay Versus Performance

YEAR	2021 AVERAGE	2022 AVERAGE	2023 AVERAGE
Non-CEO NEOs(3)
SCT Total Compensation ($)	5,783,014	4,131,008	6,296,043
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(2,457,868)	(2,061,624)	(1,670,867)
Plus: Year End Fair Value for Stock and Option Awards Granted in the Covered Year ($)	10,553,946	4,493,642	3,070,602
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	3,534,655	(4,285,180)	(3,061,483)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	250,602	(443,261)	(41,822)
Fair Value as of Vesting Date of Stock and Option Awards Granted and Vested in the Covered Year ($)	390,549	—	—
Fair Value of Stock and Option Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	(539,799)	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(66,903)	(94,867)	(34,030)
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	73,182	73,806	51,819
Compensation Actually Paid ($)	17,501,378	1,813,524	4,610,262

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 as of the end of the respective fiscal year. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Time-based restricted stock award grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of fiscal year-end and as of each vesting date. The aggregate change in actuarial present value of accumulated benefits under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table. Stock award valuations include reinvested dividends where applicable.

(5)	For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of FedEx for the measurement periods ending May 31, 2023, 2022, and 2021, respectively.
(6)	For the relevant fiscal year, represents the cumulative TSR of the Dow Jones Transportation Average (“Peer Group TSR”) for the measurement periods ending May 31, 2023, 2022, and 2021, respectively.
(7)	Reflects “Net Income” in FedEx’s audited consolidated income statements included in our Annual Reports on Form 10-K for fiscal 2023, 2022, and 2021.
(8)	Company-selected measure is adjusted consolidated operating income, as used in our AIC plans. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements” for a discussion of how adjusted consolidated operating income is used in our executive compensation program. See Appendix C for a reconciliation of adjusted consolidated operating income to the most directly comparable GAAP measure for fiscal 2023 and 2022. GAAP consolidated operating income was the performance measure for the fiscal 2021 AIC plan.

2023 Proxy Statement	79

Executive Compensation – Pay Versus Performance

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and our non-CEO named executive officers in fiscal 2021, 2022, and 2023 to (1) the TSR of FedEx, (2) FedEx’s net income, and (3) FedEx’s adjusted consolidated operating income.

Compensation Actually Paid vs. FedEx TSR

$100
$80
$60
$40
$20
$0
($20)
$300
$250
$200
$150
$100
$50
$0
Compensation Actually Paid (In Millions)
Value of Fixed $100 Investment
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO (In Millions)
Average Compensation Actually Paid to Other NEOs (In Millions)
FedEx TSR

Compensation Actually Paid vs. GAAP Net Income

$100
$80
$60
$40
$20
$0
($20)
Compensation Actually Paid (In Millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
GAAP Net Income (In Millions)
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO (In Millions)
Average Compensation Actually Paid to Other NEOs (In Millions)
GAAP Net Income (In Millions)

80

Executive Compensation – Pay Versus Performance

Compensation Actually Paid vs. Adjusted Consolidated
Operating Income

Compensation Actually Paid (In Millions)
$100
$80
$60
$40
$20
$0
($20)
Adjusted Consolidated Operating Income (In Millions)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2021
2022
2023
Fiscal Year
Compensation Actually Paid to PEO (In Millions)
Average Compensation Actually Paid to Other NEOs
Adjusted Consolidated Operating Income (In Millions)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group. The graph below shows the cumulative TSR over the three-year period for FedEx and the Dow Jones Transportation Index.

FedEx and Peer Group TSR

$300
$250
$200
$150
$100
$50
$0
Value of Fixed $100 Investment
2021
2022
2023
Fiscal Year
FedEx TSR
Dow Jones Transportation Average TSR

Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we used to link compensation actually paid to our named executive officers, for fiscal 2023, to company performance.

Adjusted consolidated operating income;
Adjusted EPS;
CapEx/Revenue; and
Relative TSR.

See “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements” for a discussion of each measure and how it is used to determine compensation actually paid to FedEx’s named executive officers.

2023 Proxy Statement	81

Executive Compensation – CEO Pay Ratio

CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K (the “pay ratio rule”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. This ratio is a reasonable estimate calculated in a manner consistent with the pay ratio rule and is based on our employee and payroll records and the methodology described below. The pay ratio rule allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations when calculating the ratio. Our reported ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations, and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their ratios.

As permitted by the pay ratio rule, we used the same median employee to calculate our fiscal 2023 pay ratio as we used to calculate our fiscal 2021 and 2022 pay ratios because we believe there has been no change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosures. Based upon the estimates, assumptions, and methodology described herein, the fiscal 2023 annual total compensation of our CEO was $13,265,049 (including $15,226 in employer-provided health benefits not included in the Summary Compensation Table), the fiscal 2023 annual total compensation of our median employee was $45,976 (including $9,832 in employer-provided health benefits), and the ratio of these amounts was 289:1.

Considered Population

We determined our median employee as of March 1, 2021, which was within the last three months of our fiscal 2021 year as required by the pay ratio rule. As of that date, we employed 565,238 employees worldwide (other than our CEO), including full-time, part-time, seasonal, and temporary employees. As permitted by the pay ratio rule, in determining our median employee, we excluded approximately 4.3% of our total employee population as of March 1, 2021, or 24,115 employees outside of the U.S., from the following countries and territories: Antilles Francaises (9); Argentina (261); Aruba (12); Austria (251); Bahamas (28); Bahrain (182); Barbados (36); Bermuda (27); Botswana (22); British Virgin Islands (7); Bulgaria (441); Cayman Islands (22); Colombia (294); Costa Rica (71); Curacao (14); Cyprus (166); Czech Republic (1,133); Denmark (809); Dominican Republic (99); Egypt (199); Estonia (131); Fiji (80); Finland (357); Greece (549); Grenada (6); Guadeloupe (9); Guam (13); Guatemala (43); Hungary (602); Ireland (367); Israel (131); Jamaica (65); Jordan (23); Kenya (81); Kuwait (136); Latvia (184); Lithuania (250); Luxembourg (46); Macau (10); Malawi (25); Namibia (62); New Zealand (277); Norway (284); Oman (17); Panama (81); Peru (22); Philippines (861); Portugal (995); Puerto Rico (647); Romania (958); Russia (762); Saint Kitts (9); Saint Lucia (9); Saint Martin (9); Saint Vincent (5); Singapore (1,314); Slovakia (412); Slovenia (208); South Africa (1,546); South Korea (1,153); Swaziland (12); Sweden (1,179); Switzerland (1,541); Taiwan (1,324); Trinidad and Tobago (47); Turks and Caicos Islands (7); Turkey (879); Ukraine (182); United Arab Emirates (1,210); United States Virgin Islands (19); Uruguay (38); Venezuela (33); Vietnam (708); and Zambia (114). As a result, an aggregate employee population of 541,123 was considered (the “considered population”) in determining our median employee in fiscal 2021.

Identifying our Median Employee

We selected annual taxable wages as the consistently applied compensation measure used to identify our median employee, which is a permissible approach even though this definition is defined differently across jurisdictions. For employees outside the U.S., we applied a reasonable estimate to determine taxable wages by consistently adjusting each non-U.S. employee’s annual pay rate upward to include additional elements of taxable compensation. From the considered population, we used statistical sampling to collect additional data for a group of employees (the “median population”) who were paid within a range of 10% above or below what we estimated to be our median taxable wage amount. We reviewed recent historical taxable wage data of the median population and selected employees within the median population with consistent taxable wages over the three previous years. We calculated fiscal 2021 total compensation for each of the selected employees using the methodology for calculating our CEO’s fiscal 2021 total compensation as set forth in the Summary Compensation Table of our 2021 proxy statement. We then identified an employee from this group, who was reasonably representative of our workforce and whose wage was a reasonable estimate of the median wage at our organization as the median employee.

82

Executive Compensation – CEO Pay Ratio

Proposal 3 Advisory Vote on the Frequency of Future
Advisory Votes on Executive Compensation
In addition to providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, we also are seeking a non-binding, advisory vote on how frequently the advisory vote on executive compensation should be presented to stockholders, as required by SEC rules. You may vote to have the advisory vote on executive compensation held every one year, every two years, or every three years, or you may abstain from voting.
When this advisory vote was last held in 2017, our stockholders indicated a strong preference (92.1% of the voted shares) to hold the advisory vote to approve executive compensation each year, and the Board implemented this standard.
The Board of Directors recommends holding the advisory vote on executive compensation every year. An annual vote provides us with timely feedback from our stockholders on executive compensation matters. An annual advisory vote is also consistent with our Compensation & HR Committee’s practice of conducting an in-depth review of executive compensation philosophy and practices each year.
Effect of the Proposal
The vote on this proposal is advisory and non-binding, and the final decision with respect to the frequency of future advisory votes on executive compensation remains with the Board of Directors. Although the vote on this proposal is non-binding, the Board of Directors and the Compensation & HR Committee highly value the opinions of our stockholders and, accordingly, will take into account the outcome of this vote in considering the frequency of future advisory votes on executive compensation. In accordance with SEC rules, stockholders will continue to have the opportunity at least every six years to recommend the frequency of future advisory votes on executive compensation.
Vote Required for Approval
Stockholders will be able to specify one of four choices for this proposal on the proxy card: holding the advisory vote on named executive officer compensation every one year, every two years, every three years, or abstaining. Stockholders are not voting to approve or disapprove the Board’s recommendation. The option of one year, two years, or three years that receives the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote will be the frequency for the advisory vote on executive compensation selected by our stockholders. In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years, or three years that receives the greatest number of votes will be considered the frequency selected by our stockholders.
Your Board of Directors recommends a vote for conducting future advisory votes on executive compensation every 1 YEAR.

2023 Proxy Statement	83

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

Stockholders approved FedEx’s 2010 Omnibus Stock Incentive Plan, as amended, and the 2019 Plan (the “stock plans”). Although options were still outstanding under the 2010 Omnibus Stock Incentive Plan as of May 31, 2023, no shares are available under this plan for future grants.

Equity Compensation Plans Not Approved by Stockholders

In connection with its acquisition of Caliber System, Inc. (“Caliber”) in January 1998, FedEx assumed Caliber’s officers’ deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

The following table sets forth certain information as of May 31, 2023, with respect to compensation plans under which shares of FedEx common stock may be issued.

Equity Compensation Plan Information

PLAN CATEGORY	NUMBER OF SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	NUMBER OF SHARES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SHARES REFLECTED IN THE FIRST COLUMN)
Equity compensation plans approved by stockholders	15,191,189	(1)	$199.89	14,062,311	(2)
Equity compensation plans not approved by stockholders	453	(3)	N/A	—
Total	15,191,642		$199.89	14,062,311	(2)

(1)	Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock plans. This number does not include 560 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber.
(2)	Shares available for equity grants under the 2019 Plan (no more than 908,800 of the shares available under the 2019 Plan may be used for full-value awards).
(3)	Represents shares of FedEx common stock issuable pursuant to the officers’ deferred compensation plan assumed by FedEx in the Caliber acquisition as described under “— Equity Compensation Plans Not Approved by Stockholders” above.

84

AUDIT MATTERS

Proposal 4 Ratification of the Appointment of the
Independent Registered Public Accounting Firm
Vote Required for Ratification
The Audit and Finance Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx’s independent registered public accounting firm for fiscal year 2024. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit and Finance Committee will review its future selection of the independent registered public accounting firm.
The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.
Your Board of Directors recommends that you vote “FOR” this proposal.

Appointment of Independent Registered Public Accounting Firm

Ernst & Young audited FedEx’s annual financial statements for the fiscal year ended May 31, 2023, and FedEx’s internal control over financial reporting as of May 31, 2023. The Audit and Finance Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2024.

Ernst & Young has been FedEx’s external auditor continuously since 2002. The members of the Audit and Finance Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as FedEx’s independent registered public accounting firm is in the best interests of the company and our stockholders.

The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will attend the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. Additionally, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit and Finance Committee and its chairperson are directly involved in the selection of any new lead engagement partner. To help ensure the independence of the independent registered public accounting firm, the Audit and Finance Committee has adopted two policies: the Policy on Engagement of Independent Auditor and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.

Pursuant to the Policy on Engagement of Independent Auditor, the Audit and Finance Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit and Finance Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is reported at the next Audit and Finance Committee meeting.

The Audit and Finance Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit and Finance Committee. The Audit and Finance Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit and Finance Committee no earlier than one year prior to the commencement of the service.

2023 Proxy Statement	85

Audit Matters – Report of the Audit and Finance Committee of the Board of Directors

Each audit or non-audit service that is approved by the Audit and Finance Committee (excluding tax services performed in the ordinary course of FedEx’s business and excluding other services for which the aggregate fees are expected to be less than $50,000) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit and Finance Committee or by an officer of FedEx authorized by the Audit and Finance Committee to sign on behalf of FedEx.

The Audit and Finance Committee will not approve or pre-concur any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit and Finance Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, the policy provides that FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit and Finance Committee member, or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available under the ESG heading below “Governance” on the Investor Relations page of our website at investors.fedex.com.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm, or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

FedEx’s Executive Vice President and Chief Financial Officer must preapprove any hire who was employed during the preceding three years by the independent registered public accounting firm, and report at least annually all such hires to the Audit and Finance Committee.

Report of the Audit and Finance Committee of the Board of Directors

The Audit and Finance Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit and Finance Committee’s responsibilities are more fully described in its charter, which is available on the Investor Relations page of the FedEx website at investors.fedex.com/esg/board-of-directors/committee-charters/audit-committee-charter.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2023, including a discussion of, among other things:

The acceptability and quality of the accounting principles;
The reasonableness of significant accounting judgments and critical accounting policies and estimates;
The clarity of disclosures in the financial statements; and
The adequacy and effectiveness of FedEx’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit and Finance Committee also reviewed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023.

86

Audit Matters – Report of the Audit and Finance Committee of the Board of Directors

The Audit and Finance Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2023, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles, and such other matters as are required to be discussed with the Audit and Finance Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Finance Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of FedEx’s internal control over financial reporting.

In addition, the Audit and Finance Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit and Finance Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.

The Audit and Finance Committee discussed with FedEx’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Finance Committee meets with the senior internal audit executive and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls, and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 17, 2023, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2023, and with respect to the effectiveness of FedEx’s internal control over financial reporting, the Audit and Finance Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023, for filing with the SEC.

Audit and Finance Committee Members

R. BRAD MARTIN Chair	MARVIN R. ELLISON	KIMBERLY A. JABAL

AMY B. LANE	FREDERICK P. PERPALL

2023 Proxy Statement	87

Audit Matters – Audit and Non-Audit Fees

Audit and Non-Audit Fees

The following table sets forth fees for services Ernst & Young provided to FedEx during fiscal 2023 and 2022, which were preapproved by FedEx’s Audit and Finance Committee in accordance with the Policy on Engagement of Independent Auditor (discussed above):

	2023	2022
Audit	$32,617,000	$31,050,000
Audit-related fees	1,704,000	1,732,000
Tax fees	5,188,000	4,120,000
All other fees	6,000	6,000
Total	$39,515,000	$36,908,000
Audit Fees. Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
Audit-Related Fees. Represents fees for assurance and other services related to the audit of FedEx’s financial statements. The fees for fiscal 2023 and fiscal 2022 were for benefit plan audits, international accounting and reporting compliance, and system and organization controls (SOC) assessments and reports.
Tax Fees. Represents fees for professional services provided primarily for international tax compliance and domestic and international tax advisory services. Tax compliance and preparation fees totaled $3,530,000 and $2,900,000 in fiscal 2023 and 2022, respectively.
All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The fees for fiscal 2023 and fiscal 2022 were for online technical resources.

FedEx’s Audit and Finance Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

88

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table, and all directors and executive officers as a group, as of July 27, 2023. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.

	COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES		NUMBER OF OPTION SHARES(1)	PERCENT OF CLASS(2)
Frederick W. Smith	19,506,433	(3)	1,162,652	8.18%
Marvin R. Ellison	5,943		26,685	*
Stephen E. Gorman	1,258		—	*
Susan Patricia Griffith	4,027	(4)	14,888	*
Kimberly A. Jabal	3,213	(5)	12,810	*
Amy B. Lane	2,359		840	*
R. Brad Martin	70,874	(6)	26,685	*
Frederick P. Perpall	1,178		1,992	*
Nancy A. Norton	—		—	*
Joshua Cooper Ramo	4,491		24,150	*
Susan C. Schwab	6,853		26,685	*
David P. Steiner	32,738		26,685	*
Rajesh Subramaniam	92,323	(7)	184,628	*
Paul S. Walsh	14,000		26,685	*
Michael C. Lenz	22,478		66,443	*
Robert B. Carter	61,821	(8)	125,286	*
Mark R. Allen	37,249	(9)	100,036	*
All directors and executive officers as a group (22 persons)	20,068,607	(10)	2,061,992	8.73%
*	Less than 1% of FedEx’s outstanding common stock.
(1)	Reflects the number of shares that can be acquired at July 27, 2023, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”
(2)	Based on 251,510,398 shares outstanding on July 27, 2023.
(3)	Includes 14,459,759 shares owned by Mr. Smith (as of July 27, 2023, 2,010,000 of such shares have been pledged as security by Mr. Smith), 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company (as of July 27, 2023, 200,000 of such shares have been pledged as security by Enterprise), 902,018 shares held through grantor retained annuity trusts, and 736 shares owned by Mr. Smith’s spouse. Regions Bank, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock, and Mr. Smith owns 45% directly. Includes 2,640 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.
(4)	Includes 1,000 shares owned by Susan P. Griffith Living Trust.
(5)	All 3,213 shares owned by KJ Family Trust.
(6)	Includes 7,250 shares owned by R. Brad Martin Family Foundation, 2,250 shares in children’s trusts, and 2,100 shares owned by Mr. Martin’s spouse.
(7)	Includes 43,032 shares owned by a family trust.
(8)	Includes 2,946 shares owned by Mr. Carter’s spouse.
(9)	Includes 398 shares held in FedEx’s retirement savings plan.
(10)	Includes the shares reflected in footnotes 3-9 above and 63,019 shares held in trusts.

2023 Proxy Statement	89

Stock Ownership – Significant Stockholders

Significant Stockholders

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock as of March 31, 2023.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania	18,729,699	(1)	7.44%
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	16,885,389	(2)	6.71%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	16,052,055	(3)	6.38%
PRIMECAP Management Company 177 East Colorado Boulevard, 11th Floor Pasadena, California 91105	13,568,892	(4)	5.39%
(1)	Based solely upon a Form 13F filed with the SEC on May 15, 2023, The Vanguard Group, Inc., a registered investment advisor, did not have sole voting power over any shares, had sole investment power over 17,733,530 shares, and shared investment power over 996,169 shares.
(2)	Based solely upon a Form 13F filed with the SEC on May 12, 2023, Dodge & Cox, a registered investment advisor, had sole voting power over 15,920,339 shares and sole investment power over all 16,885,389 shares.
(3)	Based solely upon a Form 13F filed with the SEC on May 15, 2023, BlackRock, Inc. is the parent holding company of certain institutional investment managers, which collectively had shared investment power over all 16,052,055 shares, had sole voting power over 14,258,388 shares, and shared voting power over 495 shares.
(4)	Based solely upon a Form 13F filed with the SEC on May 15, 2023, PRIMECAP Management Company, a registered investment advisor, had sole voting power and sole investment power over all 13,568,392 shares.

90

STOCKHOLDER PROPOSALS

Proposal 5 Amend Clawback Policy for Unearned Pay for Each Section 16 Officer

✕ Your Board of Directors recommends that you vote “AGAINST” this proposal.
FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner for at least three years of shares of FedEx common stock having a value of at least $2,000, intends to present the following proposal for consideration at the annual meeting:

“Proposal 5 – Amend Clawback Policy for Unearned Pay for Each Section 16 Officer

Shareholders ask our Board to amend the Company Policy on recoupment of incentive pay to apply to the each Section 16 Officers and to state that conduct – not intentional misconduct – may trigger application of that policy. Also the Board is to report to shareholders in an EDGAR filing the results of any deliberations about whether or not to cancel or seek recoupment of compensation paid, granted or awarded to Section 16 Officers.

These amendments should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation. This includes that at the time of the amendment that no section of such revised policy be adopted that would act against this proposal and make it more difficult to clawback unearned Section 16 Officer pay and that no section of such revised policy shall further restrict the current policy.

The current FedEx policy applies only to fraud or intentional misconduct.
The current FedEx policy requires no report to shareholders.

Because the FedEx clawback policy is limited to fraud or intentional misconduct and does not require disclosure to shareholders, that policy is too narrow, too vague, and does not address situations where an executive fails to exercise oversight responsibilities that result in significant financial or reputational damage to FedEx. It should.

A clawback policy based on conduct – not intentional misconduct is consistent with a 2022 rule from the Securities and Exchange Commission that requires a clawback of erroneously awarded incentive pay – even with no misconduct – if a company restates its financial statements owing to material errors.

Wells Fargo offers a prime example of why FedEx needs a stronger policy. After Congressional hearings in 2016, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. Wells Fargo’s board then moved to claw back $136 million from two top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts.

Please vote yes:
Amend Clawback Policy for Unearned Pay for Each Section 16 Officer – Proposal 5”

2023 Proxy Statement	91

Stockholder Proposals – Proposal 5 – Amend Clawback Policy for Unearned Pay for Each Section 16 Officer

Board of Directors’ Statement in Opposition

The Board of Directors and its Compensation and Human Resources and Governance, Safety, and Public Policy Committees have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

We have adopted a new Policy on Recoupment of Incentive Compensation to require the clawback of executive compensation regardless of personal culpability following a material financial restatement. In June 2023, the Board of Directors, upon the recommendation of the Compensation and Human Resources Committee, adopted a new Policy on Recoupment of Incentive Compensation, or clawback policy. Pursuant to new Securities and Exchange Commission (“SEC”) rules implementing the executive compensation clawback requirement mandated by the Dodd-Frank Act and subsequent listing standard adopted by the New York Stock Exchange (“NYSE”), the policy requires the clawback of erroneously awarded incentive compensation paid to an executive officer based on financial results that were subsequently restated as a result of material noncompliance with the U.S federal securities laws, regardless of the executive’s personal culpability.

For more information, see our Policy on Recoupment of Incentive Compensation (which is available under the ESG heading on the Investor Relations page of our website at investors.fedex.com) and “Executive Compensation — Compensation Discussion and Analysis — Compensation Objectives and Design-Related Features — Align Management and Stockholder Interests — Clawback Policies” on page 46.

To align with new guidance from the U.S. Department of Justice (the “DOJ”), we recently adopted an additional clawback policy to enable the recoupment of executive compensation in certain circumstances outside the context of a financial restatement. In March 2023, the DOJ updated its Evaluation of Corporate Compliance Programs to include guidance around the use of compensation clawback provisions. To align with this new guidance, in July 2023, the Board of Directors, upon the recommendation of the Compensation and Human Resources Committee, adopted a second clawback policy, which applies to the company’s current or former Section 16 officers, and enables the recoupment of incentive compensation in certain circumstances outside the context of a financial restatement. The policy authorizes the Compensation and Human Resources Committee, in its sole discretion, to require the return, repayment, or forfeiture of incentive compensation when it is determined that a Section 16 officer engaged in fraud or willful misconduct in the performance of his or her duties that resulted in reputational or financial harm to FedEx. This policy is also available under the ESG heading below “Governance” on the Investor Relations page of our website at investors.fedex.com.

The proposed disclosure requirement is overly prescriptive, may deprive the Board of discretion, and may result in disclosure that is misleading to stockholders. Pursuant to the SEC rules and NYSE listing standard referenced above, we are already required to make detailed disclosures regarding the application of the clawback policy mandated by the Dodd-Frank Act in the event of a financial restatement beginning in next year’s proxy statement. We believe that it is appropriate for decisions regarding additional voluntary disclosure to be made on a case-by-case basis, taking into account applicable legal requirements, the desire of investors to receive information, as well as confidentiality and commercial considerations. As a result, mandating disclosure of all Board deliberations regarding potential clawbacks, regardless of whether the Board determines that an executive’s actions ultimately constituted a policy violation, is inappropriate because it would deprive the Board of the ability to exercise judgment and discretion with respect to the disclosure of potentially sensitive information.

Further, a statement that no clawback was made in connection with a Board deliberation could lead stockholders to inaccurately conclude that FedEx is not taking action to address misconduct or other issues within the company. FedEx does not tolerate misconduct by its executives or other employees. However, recoupment of compensation is not the only action that is available to address misconduct. Alternative responses may include changes in job responsibility, further training, disciplinary action including termination, or alterations to compensation plans in future years—all of which might be reasonable corrective actions under certain circumstances to address misconduct but would not be disclosed in connection with the proposal’s request.

Our management team and Board of Directors are committed to achieving and maintaining a culture of and reputation for the highest levels of ethics, integrity, and reliability. At FedEx, we run our business with an absolute commitment to safety, ethics, integrity, and reliability in our global operations. Guided by the FedEx Code of Conduct (which is available under the ESG heading on the Investor Relations page of our website at investors.fedex.com) and our various reporting channels, we foster a “speak up” culture in which employees are comfortable raising concerns without fear of retaliation. We also maintain a culture of accountability in which ethical conduct is encouraged and rewarded and wrongful conduct is consistently disciplined and remediated. The Audit and Finance Committee of our Board of Directors reviews and discusses with management major financial and other risk exposures and the steps management has taken to monitor and control such exposures, as well as the implementation and effectiveness of FedEx’s compliance and ethics programs, including the Code of Conduct and the FedEx Alert Line. For more information on the role of the Board of Directors and its committees in risk oversight at FedEx, see “Corporate Governance Matters — The Board’s Role and Responsibilities — Board Risk Oversight” on page 26.

92

Stockholder Proposals – Proposal 6 – Just Transition Report

During 2023, FedEx ranked 18th in FORTUNE magazine’s “World’s Most Admired Companies” list –– the 23rd consecutive year FedEx has ranked among the top 20 in the FORTUNE Most Admired Companies list, with 15 of those years ranking among the top 10. Additionally, in 2023, Ethisphere, a global leader in defining and advancing the standards of ethical business practices, named FedEx as one of the World’s Most Ethical Companies®.

We believe our recently adopted clawback policies, along with our corporate culture, alleviate the concerns cited in this proposal. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

Proposal 6 “Just Transition” Report

✕ Your Board of Directors recommends that you vote “AGAINST” this proposal.
FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner for at least three years of shares of FedEx common stock having a value of at least $2,000, intends to present the following proposal for consideration at the annual meeting:

“RESOLVED: Shareholders request the Board of Directors prepare a report disclosing how FedEx Corp., is addressing the impact of its climate change strategy on relevant stakeholders, including but not limited to its employees, workers in its supply chain, and communities in which it operates, consistent with the “Just Transition” guidelines of the International Labor Organization and indicators of the World Benchmarking Alliance. The report should be prepared at reasonable cost, omit proprietary information, and be available to investors.

SUPPORTING STATEMENT: At the 2021 UN Climate Change Conference, the United States and other governments agreed to the Just Transition Declaration, which aligns with the “Just Transition” guidelines in the International Labor Organization’s Guidelines for a just transition towards environmentally sustainable economies and societies for all. The latter states an environmentally sustainable future requires “anticipating impacts on employment, adequate and sustainable social protection for job losses and displacement, skills development and social dialogue.” (See: https://www.ilo.org/wcmsp5/groups/public/@ ed_emp/@emp_ent/documents/publication/wcms_432859.pdf ) Those guidelines emphasize the “pivotal role” of employers “in bringing about social, economic and environmental sustainability with decent work and social inclusion.”

The World Benchmarking Alliance’s indicators include discrete, time-based indicators, including those tied to developing a just transition plan through consultation with affected stakeholders; mitigating the negative social impacts of the carbon transition on workers and communities; establishing a clear process for identifying job dislocation risks for workers and communities; and developing plans to retain and reskill workers for an inclusive workforce. (See: https://assets.worldbenchmarkingalliance.org/ app/uploads/2021/07/Just-Transition-Methodology.pdf )

In 2021, FedEx announced its goal of becoming carbon-neutral across its operations by 2040. This is laudable; however, FedEx fails to disclose how this will be achieved in a manner consistent with a just transition, despite the potentially profound impact on employees and communities. A 2022 study by the World Benchmarking Alliance scored FedEx at just 1.9/20 for its just transition indicator disclosure and called on the company to increase reporting. (See: https://www.worldbenchmarkingalliance. org/publication/transport/companies/fedex/ ) The report, which evaluated nearly 100 transport companies, warned that the sector’s lack of preparation for a just transition “plac[es] a workforce of around 10 million people at risk.”

The need for FedEx to develop and disclose a just transition strategy is clear from the role afforded to automation in its carbon reduction plan, even though such technologies risk displacing or down skilling workers. FedEx’s efforts include exploring and developing autonomous delivery and linehaul vehicle technologies.

Additionally, route efficiency initiatives, such as its Last Mile Optimization program –– touted by the company for their ability to reduce emissions –– could have a profound impact on employment.

With route efficiency and automation playing a key role in FedEx’s climate-strategy, there is an urgent need for the company to develop a just transition plan to ensure its actions are fair and equitable to affected workers and communities.”

2023 Proxy Statement	93

Stockholder Proposals – Proposal 6 – Just Transition Report

Board of Directors’ Statement in Opposition

The Board of Directors and its Governance, Safety, and Public Policy Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

We recognize the impact climate change could have on our business and stakeholders and already provide comprehensive and detailed sustainability disclosures. We recognize the strategic risk climate change poses to our business and stakeholders while simultaneously creating the potential for sustainable products and services that advance our customers’ environmental goals, create ongoing employment opportunities, and elevate standards of living in the communities we serve.

FedEx has reported on our environmental and social impact since 2009 and remains steadfast in transparently sharing our progress in these areas. We identify and evaluate climate-related physical and transition risks through our enterprise risk management process and align our assessment and reporting approach with the recommendations of the Sustainability Accounting Standards Board and the Task Force on Climate-Related Financial Disclosures. Additionally, we respond annually to the CDP Climate Change questionnaire, where we provide a more detailed discussion of our climate change risks and opportunities. Our 2023 ESG Report and other sustainability disclosures can be found at fedex.com/en-us/sustainability.html.

We have implemented strategies to develop our workforce to have the skills to meet the needs of our evolving business. At FedEx, our greatest asset is our people, and we are committed to helping our team members grow and further develop their careers. We proactively evolve our operating companies’ learning frameworks to meet emerging trends and align existing competencies to future capabilities and skillsets to future-proof talent needs. Our learning and development opportunities increase team member engagement, improve retention, and enhance the employee value proposition. We are proud that FedEx is consistently recognized as one of the world’s best places to work. For example, FedEx was named the 21st best workplace overall in FORTUNE magazine’s 2022 list of the “World’s Best Workplaces.” For additional information regarding career development at FedEx, see our 2023 ESG Report.

We are committed to maintaining open and honest dialogue with our stakeholders to advance our ESG goals throughout the value chain. We believe that thoughtful stakeholder engagement is important, and we have a long history of such engagement. Our 2023 ESG Report includes additional information on how we effectively engage with our team members, suppliers, governments, and other key stakeholders. FedEx values feedback from our team members and provides several avenues of engagement, such as annual surveys, employee networks, and direct feedback. These methods allow us to better understand employee concerns and expectations, and results from these engagements inform our future strategies. We work closely with our suppliers and collaborate with internal stakeholders to advance our ESG goals throughout the value chain. Additionally, for many years, we have engaged with regulators and associations to advocate on many policy issues, including sustainability.

As we reorganize the FedEx operating companies as “one FedEx” and progress towards our goal of carbon neutral operations globally by 2040, we understand there will be potential opportunities and challenges, and are committed to working with all of our stakeholders on this journey. For additional information regarding how we invest in communities around the world, see our 2023 ESG Report and 2022 Global Economic Impact Report, which can be found at economicimpact.fedex.com.

The FedEx Board of Directors provides effective oversight of our sustainability efforts and disclosures and human resource management initiatives. The FedEx Board of Directors and its independent committees oversee our enterprise ESG initiatives and programs. Specifically, the Governance, Safety, and Public Policy Committee reviews and discusses with management our corporate social responsibility goals, strategies, and programs and management of sustainability- and climate-related risks, and the Compensation and Human Resources Committee reviews and discusses with management our key human resource management strategies and programs. Additionally, our Audit and Finance Committee reviews and discusses with management developments regarding ESG reporting and disclosures, the types of information to be included in FedEx’s ESG disclosures, and the internal controls and procedures related to such disclosures, and, in consultation with the Governance, Safety, and Public Policy Committee, reviews and discusses with management our annual ESG Report. For additional information, see “Corporate Governance Matters — The Board’s Role and Responsibilities — Board Oversight of Sustainability and Corporate Social Responsibility Matters” on page 27.

The Board has concluded that ample information regarding how FedEx is addressing the impact of its climate change strategy on relevant stakeholders already exists to alleviate the concerns cited in this proposal. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

94

Stockholder Proposals – Proposal 7 – Paid Sick Leave Disclosure

Proposal 7 Paid Sick Leave Disclosure

✕ Your Board of Directors recommends that you vote “AGAINST” this proposal.
FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the Sisters of St. Francis of Philadelphia, 609 S. Convent Road, Aston, Pennsylvania 19014, the beneficial owner for at least three years of shares of FedEx common stock having a value of at least $2,000, intends to present the following proposal for consideration at the annual meeting:

“WHEREAS:
Nearly 28 million people working in the private sector in the U.S. have no access to earned sick time, or “paid sick leave” (PSL), for short-term health needs and preventive care.1 Working people in the United States face an impossible choice when they are sick: to stay home and risk their economic stability, or to go to work and risk their health and the public’s health.

The vast majority (62%) of the lowest earning 10% of American employees do not have access to PSL.2 48% of Latinx workers and 36% of Black workers report having no paid time away from work of any kind.3

As the COVID-19 pandemic has shown, PSL is a crucial contributor to improved public health outcomes, allowing workers who have been exposed to any illness to quarantine. One study found a 56% reduction in COVID-19 cases per state as a result of temporary federally mandated PSL,4 and others an 11-30% reduction in influenza-like illnesses from state and local mandates.5 State and local PSL mandates have also been shown to reduce the rate at which employees report to work ill in low-wage industries where employers don’t tend to provide PSL, lowering disease and overall absence rates.6

PSL both increases productivity7 and reduces turnover, which in turn reduces costs associated with hiring.8 This is particularly important for lower-wage industries like retail where turnover is highest. Companies across sectors, such Darden,9 Facebook,10 Home Depot, Levi’s,11 and Patagonia12 are expanding and publicly sharing their policies to benefit their employees and bolster their brands.13

However, FedEx does not adequately describe its paid sick leave policy. The corporate structure of FedEx includes numerous operating companies, with various sick leave policies. With a large number of job categories and a significant percentage of part time workers, particularly in some operating companies, plain disclosure of all PSL policies would alleviate confusion among employees and shareholders alike.

More transparency on the company’s policies such as worker eligibility requirements, number of hours of PSL provided by worker classification, requirements for using PSL, and whether PSL can be used to care for a family member who is ill help, will investors understand how the company is managing this human capital management, brand maintenance, and public health issue.

RESOLVED: Shareholders of FedEx ask the company to publicly disclose its permanent paid sick leave policies, above and beyond legal requirements. For purposes of this proposal, ‘permanent’ means a sick leave policy that is not conditioned on the existence of a pandemic or other external event.”

[1]	https://www.bls.gov/news.release/pdf/ebs2.pdf
[2]	https://www.bls.gov/news.release/pdf/ebs2.pdf
[3]	https://www.bls.gov/news.release/leave.t01.htm
[4]	https://www.healthaffairs.org/doi/10.1377/hlthaff.2020.00863
[5]	https://www.nber.org/system/files/working_papers/w26832/w26832.pdf
[6]	https://voxeu.org/article/pros-and-cons-sick-pay
[7]	https://voxeu.org/article/pros-and-cons-sick-pay
[8]	https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5649342/
[9]	https://www.darden.com/careers/restaurant-careers
[10]	https://techcrunch.com/2017/02/07/facebook-parental-leave-bereavement-benefits/
[11]	https://hrexecutive.com/levis-to-offer-paid-sick-leave-to-part-time-workers/
[12]	https://www.patagonia.com/stories/family-business-weighing-the-business-case/story-32958.html
[13]	https://techcrunch.com/2017/02/07/facebook-parental-leave-bereavement-benefits/

2023 Proxy Statement	95

Stockholder Proposals – Proposal 7 – Paid Sick Leave Disclosure

Board of Directors’ Statement in Opposition

The Board of Directors and its Compensation and Human Resources and Governance, Safety, and Public Policy Committees have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders or employees.

To support the well-being of our employees and their families, we provide competitive time-off and other resources they need to thrive at work and at home, and we already make public disclosures regarding our benefit packages. Our greatest asset is our people. They are at the heart of our success and are the foundation of our strong reputation. All eligible full- and part-time employees are equipped with competitive benefits, including health care, wellness, paid sick leave, other flexible paid time off, and other benefits. To ensure our benefits and compensation stay competitive, we conduct periodic peer benchmarking and internal pay equity analyses.

We offer competitive time-off that is based on feedback from our employees about what is important to them. As disclosed in our 2023 ESG Report, which can be found at fedex.com/en-us/sustainability/reports.html, while benefit packages vary among our operating companies, all operating companies offer time-off packages that include paid time-off days for vacation, personal time, or illness as well as floating holidays. Dedicated paid sick leave and paid parental leave is available for eligible full-and part-time employees.

We are proud that FedEx is consistently recognized as one of the world’s best places to work. For example, FedEx was named the 21st best workplace overall in FORTUNE magazine’s 2022 list of the “World’s Best Workplaces.” Additionally, in 2023, Ethisphere, a global leader in defining and advancing the standards of ethical business practices, named FedEx as one of the World’s Most Ethical Companies®. For additional information regarding our efforts to provide fulfilling employment opportunities, see our 2023 ESG Report.

We are strongly committed to providing a safe workplace for all team members. Our highest priority is the well-being, health, and safety of all our employees. Our “Safety Above All” philosophy is the first and foremost value in every aspect of our business and is key to maintaining a successful and safe business. The independent Governance, Safety, and Public Policy Committee of our Board is responsible for overseeing our safety strategies, policies, and initiatives.

Our detailed safety policies, education, and technology investments are embedded into our day-to-day work and help us follow through on our commitment to make our workplaces and communities safer. Safety management systems help reduce work-related injuries and illnesses, and our operating companies are responsible for implementing policies and practices that adhere to all applicable international standards. During the COVID-19 pandemic, we implemented numerous measures to keep our team members, customers, and communities safe while operating on the front lines in impacted areas and delivering critical medical supplies around the world. Additional information regarding our commitment to health and safety can be found in our 2023 ESG Report.

The requested report would impose an unnecessary burden and expense on FedEx with limited, if any, benefit to our stockholders or employees. FedEx is comprised of numerous companies, each of which develops and implements its own human resources policies, including paid sick leave policies. Each of our operating companies makes information pertaining to paid sick leave benefits and the eligibility requirements for such benefits available to its employees.

Additionally, we have announced plans to reorganize the FedEx operating companies as “one FedEx” in June 2024. As part of this process, we will review a number of policies and processes impacting our global workforce, including paid sick leave, and will update our disclosures on these matters as decisions are made. Accordingly, the report requested by the proponent would impose an unnecessary administrative burden and expense on FedEx with limited, if any, benefit to our stockholders or employees and would divert resources that could otherwise be used on our ongoing human resource management initiatives.

For these reasons, adoption of this proposal is not in the best interests of our stockholders or employees. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

96

Stockholder Proposals – Proposal 8 – Report on Assessing Systemic Climate Risk from Retirement Plan Options

Proposal 8 Report on Assessing Systemic Climate
Risk from Retirement Plan Options

✕ Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that As You Sow, 2020 Milvia Street, Suite 500, Berkeley, California, 94704, on behalf of Myra K. Young, the beneficial owner for at least three years of shares of FedEx common stock having a value of at least $2,000, and the Marguerite Casey Foundation, the beneficial owner for at least one year of shares of FedEx common stock having a value of at least $25,000, intends to present the following proposal for consideration at the annual meeting:

“WHEREAS: Climate change poses a growing, systemic risk to the economy. If global climate goals are not met, workers face the likelihood of significant negative impacts to their retirement portfolios. Swiss Re estimates a 4% decline in global GDP by 2050 if global temperature increases are kept below 2 degrees Celsius, but up to an 18% decline without effective mitigation.1

FedEx has taken actions to address climate change by committing to delivering a more sustainable future, including a goal of carbon-neutral operations by 2040.2 Yet, while it transitions its business away from fossil fuels, our Company’s 401(k) retirement plan (“Plan”) invests significantly in companies that contribute to climate change, jeopardizing workers’ life savings.

FedEx offers plan participants Vanguard Target Retirement funds, which hold the largest segment of Plan assets.3 These target retirement funds invest significantly in fossil fuel companies and companies contributing to deforestation.4 By investing employees’ retirement savings in companies with outsized contributions to climate change, FedEx is generating climate risk in workers’ portfolios, including transition risk and long-term systemic risk.

Retirement plan fiduciaries must act in the best interest of their beneficiaries by considering all material risk, including climate risk. The federal government recently clarified that fiduciaries may appropriately consider climate risk in the selection of plan offerings.5 FedEx’s current 401(k) options risk compromising its obligation to select retirement plan investment options in the best interests of its plan participants, including those with retirement dates more than a decade out.

In the increasingly competitive employee recruitment and retention landscape, failing to minimize material climate risk in its 401(k) plan options may make it more difficult for FedEx to attract and retain top talent. Employee polling indicates that firms’ environmental records are an important consideration in choosing a job.6 Employee polling also reveals increasing demand for climate-safe retirement plan options.7

Given the threat that climate change poses to employees’ life savings, our Company can help ensure employee loyalty and satisfaction, and demonstrate that it is actively safeguarding all employees’ retirement savings, no matter when they are set to retire, by minimizing climate risk in its Plan offerings.

RESOLVED: Shareholders request the Company publish a report, at reasonable expense and omitting confidential information, disclosing how the Company is protecting Plan beneficiaries with a longer investment time horizon from climate risk associated with its retirement plan options.

SUPPORTING STATEMENT: The report should include, at Board discretion, an analysis of:

●	The degree to which carbon-intensive investments in the Company’s current retirement options contribute to greater beneficiary risk and reduced Plan performance over time; and
●	Whether carbon-intensive investments in Plan investment options put younger beneficiaries’ savings at greater risk than participants closer to retirement.”
____________________

[1]	https://www.swissre.com/media/press-release/nr-20210422-economics-of-climate-change-risks.html
[2]	https://www.fedex.com/en-us/sustainability.html
[3]	https://iyv-charts.s3.us-west-2.amazonaws.com/retirement-plans/fedex/fedex-corporation-retirement-savings-plan-form-5500-filing-2021.pdf
[4]	https://investyourvalues.org/retirement-plans/fedex
[5]	https://www.federalregister.gov/documents/2022/12/01/2022-25783/prudence-and-loyalty-in-selecting-plan-investments-and-exercising-shareholder-rights
[6]	https://www.shrm.org/resourcesandtools/hr-topics/talent-acquisition/pages/climate-change-branding-can-lift-recruitment-and-retention.aspx
[7]	https://www.cnbc.com/2019/04/09/workers-want-elusive-socially-responsible-investments-in-401k-survey.html

2023 Proxy Statement	97

Stockholder Proposals – Proposal 8 – Report on Assessing Systemic Climate Risk from Retirement Plan Options

Board of Directors’ Statement in Opposition

The Board of Directors and its Compensation and Human Resources and Governance, Safety, and Public Policy Committees have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

A plan fiduciary, not the Board of Directors, is legally required to select 401(k) plan investment options solely in the interests of plan participants and beneficiaries. As is customary for large retirement plans, a management-level committee (the Retirement Plan Investment Board, or “RPIB”) oversees the selection of investment options available under our U.S.-based defined contribution plans. The RPIB operates in accordance with the fiduciary requirements imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”), as implemented by U.S. Department of Labor (“DOL”) regulations and guidance. U.S. law mandates that a responsible plan fiduciary select retirement plan investment options solely in the interest of plan participants and beneficiaries, and that the focus of plan fiduciaries on the plan’s financial returns and risk to beneficiaries must be paramount. As of the date of this proxy statement, the DOL’s ERISA rule on plan investments provides more flexibility to a plan fiduciary to consider ESG factors such as climate risk as part of its overall selection of 401(k) plan investment options. In offering participants a broad range of investment strategies across different asset classes and investment styles, the RPIB takes into account a variety of potential risks, reward opportunities, and goals, including, but not limited to, those related to climate change, to allow participants to diversify their investments and pursue their individual retirement objectives. The RPIB regularly evaluates investment options and will continue to assess alternatives in accordance with its fiduciary duties.

Our 401(k) plans offer participants a diverse array of investment options, including a self-directed brokerage account that allows participants to choose ESG-related investments. Our 401(k) plans provide participants with a variety of investment options, including target retirement trusts, index-based funds, a money market fund, actively managed funds, and a self-directed brokerage option that gives participants access to individual stocks, bonds, mutual funds from hundreds of fund families, and exchange-traded funds. The primary investment manager, Vanguard, and nearly all of the subadvisors of the funds offered by the company’s 401(k) plans are signatories of the UN Principles for Responsible Investment, and already incorporate ESG factors into their investment process and practices, to varying extents. In addition, our 401(k) plan’s self-directed brokerage account option enables participants to invest according to their personal investment goals, including any ESG strategies, and provides access to an array of ESG-themed investment opportunities. In a recent assessment by an independent investment research firm, the default target-date retirement trust offerings, which provide options for participants with retirement horizons up to 2070, generally received scores favorable to or in line with the global category averages for environmental and sustainability-related risk. As a result, plan participants already have the ability to invest their plan accounts according to their personal ESG preferences, which may include climate risk.

Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval
If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

98

INFORMATION ABOUT THE
ANNUAL MEETING

Why am I receiving these proxy materials?

We have made these materials available to you or delivered paper copies to you by mail because you are a FedEx stockholder of record as of the close of business on July 27, 2023, and FedEx’s Board of Directors is soliciting your proxy to vote your shares at the 2023 annual meeting of stockholders. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting electronically on the Internet or by telephone or by signing and returning a proxy card), you authorize Mark R. Allen, FedEx’s Executive Vice President, General Counsel and Secretary, and Tracy B. Brightman, FedEx’s Executive Vice President and Chief People Officer, or their designees, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

What is included in the proxy materials?

The proxy materials for our 2023 annual meeting of stockholders include the Notice of 2023 Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement (the “Proxy Statement”), and FedEx’s Annual Report to Stockholders for the year ended May 31, 2023 (the “Annual Report”). If you receive a paper copy of the proxy materials, a proxy card, or voting instruction form, and prepaid return envelope are also included. The Annual Meeting Notice (which is included in the Proxy Statement), Proxy Statement, and Annual Report are being made available at www.proxyvote.com and are being mailed, along with the accompanying proxy card or voting instruction form, to applicable stockholders beginning on or about August 10, 2023.

Why did I receive a notice regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, beginning August 10, 2023, we are mailing to many of our stockholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet. Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials, and helps us contribute to sustainable practices.

If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote on the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com to request a printed copy of our proxy materials.

Who is entitled to vote at the annual meeting?

The record date for the meeting is July 27, 2023. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 251,510,398 shares of FedEx common stock outstanding, held by 12,361 holders of record.

2023 Proxy Statement	99

Information About the Annual Meeting

What is the difference between holding shares as a stockholder of record and as a beneficial owner? Am I entitled to vote if my shares are held in “street name”?

If your shares are registered in your name with FedEx’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” (or “registered stockholder”) of those shares, and the Notice of Internet Availability or proxy materials have been provided directly to you by FedEx.

If your shares are held by a bank, brokerage firm, or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability or proxy materials (including a voting instruction form) are being forwarded to you by your bank, brokerage firm, or other nominee (the “bank or broker”). As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions on the Notice of Internet Availability or voting instruction form for voting on the Internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions.

If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 4). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), or the adoption of the four stockholder proposals (Proposals 5 through 8), and your shares will be considered “broker non-votes” on those proposals. See “— How will broker non-votes be treated?” below.

What does it mean if I receive more than one Notice of Internet Availability, proxy card, or voting instruction form?

If you receive more than one Notice of Internet Availability, proxy card, or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name), or sign and return by mail all proxy cards and voting instruction forms.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person (online) or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person (online) or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How can stockholders help FedEx reduce mailing costs?

If you vote on the Internet, you may elect to have next year’s proxy materials delivered to you electronically. We strongly encourage you to enroll in electronic delivery. Opting to receive your proxy materials electronically will reduce the cost of producing and mailing documents and help us contribute to sustainable practices.

100

Information About the Annual Meeting

How do I vote?

You may vote on the Internet or by telephone
If you are a registered stockholder, you may vote on the Internet or by telephone by following the instructions included on the Notice of Internet Availability or proxy card. If you vote on the Internet or by telephone, you do not have to mail in a proxy card. If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically on the Internet or by telephone. The availability of Internet and telephone voting will depend on the voting process of your bank or broker. We recommend that you follow the instructions set forth on the Notice of Internet Availability or voting instruction form provided to you.

You may vote by mail
If you properly complete, sign, and date a proxy card or voting instruction form provided to you and return it in the envelope provided, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.
All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive the Notice of Internet Availability, you may request a written proxy card by following the instructions included on the notice. If you are a beneficial owner, you may request a voting instruction form from your bank or broker.

You may vote online during the virtual meeting
You may vote online during the virtual meeting by following the instructions provided at www.virtualshareholdermeeting.com/FDX2023 and entering the 16-digit control number on your Notice of Internet Availability, proxy card, or voting instruction form when you access the virtual meeting website.

How do I vote my shares held in a FedEx employee stock purchase plan or benefit plan?

If you own shares of FedEx common stock through a FedEx or subsidiary employee stock purchase plan or benefit plan (a “FedEx benefit plan holder”), you can direct the record holder or the plan trustee to vote the shares held in your account in accordance with your instructions by completing any proxy card or voting instruction form you receive in the mail and returning it in the envelope provided or by registering your instructions via the Internet or telephone as directed on the Notice of Internet Availability or proxy card you receive. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. In order to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by September 17, 2023. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.

Do I have to register in advance to attend the meeting?

We will have a virtual-only annual meeting of stockholders in 2023. The meeting will be conducted exclusively via live audio webcast. You do not have to register in advance to attend the virtual meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FDX2023 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. You may begin to log into the meeting platform at 7:45 a.m. Central Time on Thursday, September 21, 2023. The meeting will begin promptly at 8:00 a.m. Central Time on September 21, 2023. See the following question “— Who can attend the meeting?” and “Virtual Meeting Information” below for additional details.

Who can attend the meeting?

Stockholders of record and “street name” holders at the close of business on July 27, 2023, can attend the meeting by accessing www.virtualshareholdermeeting.com/FDX2023 and entering the 16-digit control number included in the proxy materials previously received. Please note that the www.virtualshareholdermeeting.com/FDX2023 website will not be active until approximately two weeks before the meeting date. If you hold your shares in street name and did not receive a 16-digit control number, please contact your bank, broker, or other nominee at least five days before the meeting and obtain a legal proxy to be able to participate in or vote at the meeting.

If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/FDX2023 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions or vote during the meeting if you participate as a guest. See “Virtual Meeting Information” below for additional details.

2023 Proxy Statement	101

Information About the Annual Meeting

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder you may revoke your proxy and change your vote prior to the completion of voting at the meeting by:

a later-dated vote on the Internet or by telephone or submitting a valid, later-dated proxy card in a timely manner (the latest-dated, properly completed proxy that you submit in a timely manner, whether on the Internet, by telephone, or by mail, will count as your vote); or
giving written notice of such revocation to the Secretary of FedEx prior to the meeting or by voting online at the annual meeting by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability, as applicable.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the virtual meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

required by law;
necessary to assert or defend claims for or against the company;
you expressly request disclosure of your vote;
you communicate your vote to management by following the instructions on your proxy card; or
there is a proxy contest.

Who will count the votes?

Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate and certify the votes. A representative of Broadridge will serve as the inspector of election.

What if I am a registered stockholder and do not specify how my shares are to be voted on my proxy card?

If you sign and properly submit a proxy card but do not indicate any voting instructions, your shares will be voted:

FOR the election of each of the thirteen nominees named in this proxy statement to the Board of Directors;
FOR the advisory proposal to approve named executive officer compensation;
For future advisory votes on executive compensation to be held every 1 YEAR;
FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and
AGAINST each of the four stockholder proposals.

Will any other business be conducted at the meeting?

We know of no other business to be conducted at the meeting. FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we did not receive any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

What happens if a director nominee does not receive the required majority vote?

Each nominee is a current director who is standing for reelection. Accordingly, each nominee has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. See “Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections” above.

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Information About the Annual Meeting

What happens if a director nominee is unable to stand for election?

If a director nominee named in this proxy statement is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

What happens if a stockholder proposal is approved?

The stockholder proposals are non-binding. Therefore, approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

What is the effect of a stockholder not casting a vote?

If you are a registered stockholder and you do not vote electronically on the Internet or by telephone or sign and return your proxy card, no votes will be cast on your behalf on any of the items of business at the meeting.

If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm but will not be allowed to vote your shares on any of the other proposals. See “— How will broker non-votes be treated” below.

How will abstentions be treated?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2 through 8), abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

How will broker non-votes be treated?

If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.

If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 4). Your shares will be treated as broker non-votes on all of the other proposals, including the election of directors (Proposal 1).

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), or the adoption of the four stockholder proposals (Proposals 5 through 8). A broker non-vote with respect to these proposals will not affect their outcome.

Will the meeting be webcast?

The annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2023, and is available to FedEx’s stockholders as of the record date. Guests may also attend the virtual meeting. A replay of the annual meeting will be available under the News & Events heading on the Investor Relations page of our website (investors.fedex.com) approximately 24 hours after the meeting ends and will remain available on our website for at least one month following the meeting.

2023 Proxy Statement	103

VIRTUAL MEETING INFORMATION

The annual meeting of stockholders in 2023 will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2023. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would have at an in-person meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FDX2023 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. If you hold your shares in street name and did not receive a 16-digit control number, please contact your bank, broker, or other nominee at least five days before the meeting and obtain a legal proxy to be able to participate in or vote at the meeting. You may begin to log into the meeting platform beginning at 7:45 a.m. Central Time on Thursday, September 21, 2023. The meeting audio webcast will begin promptly at 8:00 a.m. Central Time on September 21, 2023.

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in and ensure you can hear the streaming audio before the meeting starts. If you experience any technical difficulties accessing the annual meeting or during the meeting, please call the toll-free number that will be available on www.virtualshareholdermeeting.com/FDX2023 for assistance. We will have technicians ready to assist you with any technical difficulties you have beginning 15 minutes prior to the start of the annual meeting.

You have multiple opportunities to submit questions. You may submit questions in advance of the annual meeting of stockholders beginning on September 7, 2023 by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field and clicking submit. In the interest of providing the opportunity for as many stockholders to have their questions answered as possible, we ask that stockholders limit themselves to one question each and provide their name and contact details when submitting a question through the meeting platform. We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/FDX2023 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions or vote during the meeting if you participate as a guest. An archived copy of the audio webcast will be made available on our website (investors.fedex.com) after the meeting and will remain available for at least one month following the meeting.

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 7:45 a.m. Central Time and until the meeting has finished.

104

ADDITIONAL INFORMATION

General Information

The principal executive offices of FedEx Corporation are located at 942 South Shady Grove Road, Memphis, Tennessee 38120.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2023, which includes FedEx’s fiscal 2023 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement. In addition, the information on any website referenced in this proxy statement, including fedex.com, investors.fedex.com, fedex.com/en-us/about/diversity-inclusion.html, fedex.com/en-us/sustainability/reports.html, and economicimpact.fedex.com is not deemed to be part of or incorporated by reference into this proxy statement.

Proxy Solicitation

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this distribution, our directors, officers, and regular employees may solicit proxies personally or by mail, telephone, facsimile, or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain disbursements and expenses.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of the Notice of Internet Availability or proxy materials, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding and receive full sets of the proxy materials will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or multiple sets of proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability or the proxy materials for your household, please contact our transfer agent at Computershare Trust Company, N.A. (for overnight mail delivery: 150 Royall St., Suite 101, Canton, Massachusetts 02021; for regular mail delivery: P.O. Box 43006, Providence, Rhode Island 02940-3006; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of future Notices of Internet Availability or sets of proxy materials, please contact Computershare as indicated above. A separate copy of the Notice of Internet Availability or the proxy materials will be delivered promptly upon request.

Beneficial owners of shares held in street name can request information about householding from their bank, broker, or other holders of record.

2023 Proxy Statement	105

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING

Stockholder Proposals for 2024 Annual Meeting

Stockholder proposals (other than director nominations) intended to be included in the proxy statement and presented at FedEx’s 2024 annual meeting must be received by FedEx no later than April 12, 2024 and must comply with applicable SEC rules, including Rule 14a-8, to be eligible for inclusion in FedEx’s proxy materials for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph or in the proxy access director nominations section below) but is instead sought to be presented directly at the 2024 annual meeting, including director nominations, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2024 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as May 24, 2024, but no later than June 23, 2024.

To comply with the universal proxy rules, stockholders who intend to solicit in support of director nominees other than FedEx’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, by no later than July 23, 2024.

Proxy Access Director Nominations

Our proxy access bylaw permits up to 20 stockholders owning 3% or more of FedEx’s outstanding voting stock continuously for at least three years to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

FedEx’s Bylaws require stockholders to give advance notice of any proxy access director nomination. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 150 days and no less than 120 days prior to the anniversary of the date that FedEx mailed its proxy statement for the prior year’s annual meeting of stockholders. Accordingly, with respect to our 2024 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as March 13, 2024, but no later than April 12, 2024.

Additional Information

Our Bylaws are available under “Governance” below the ESG heading on the Investor Relations page of our website at investors.fedex.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary

106

Appendix A

COMPANIES IN DIRECTOR COMPENSATION COMPARISON SURVEY GROUP

3M Company	D.R. Horton, Inc.	NVIDIA Corporation
Abbott Laboratories	Duke Energy Corporation	Occidental Petroleum Corporation
AbbVie Inc.	Eli Lilly and Company	Oracle Corporation
Accenture plc	Energy Transfer L.P.	Paramount Global
Albertsons Companies, Inc.	Enterprise Products Partners L.P.	PayPal Holdings, Inc.
Alimentation Couche-Tard Inc.	Exelon Corporation	PBF Energy Inc.
The Allstate Corporation	General Dynamics Corporation	Penske Automotive Group, Inc.
Altria Group, Inc.	General Electric Company	PepsiCo, Inc.
American Airlines Group Inc.	The Goldman Sachs Group, Inc.	Performance Food Group Company
American Express Company	HCA Healthcare, Inc.	Pfizer Inc.
American International Group, Inc.	Hewlett Packard Enterprise Company	Philip Morris International Inc.
Amgen Inc.	Honeywell International Inc.	Plains All American Pipeline, L.P.
Archer-Daniels-Midland Company	HP Inc.	The Proctor & Gamble Company
Arrow Electronics, Inc.	Humana Inc.	The Progressive Corporation
AutoNation, Inc.	Intel Corporation	Prudential Financial, Inc.
Bank of America Corporation	International Business Machines Corporation	Publix Super Markets, Inc.
Best Buy Co., Inc.	Jabil Inc.	QUALCOMM Incorporated
The Boeing Company	Johnson & Johnson	Raytheon Technologies Corporation
Bristol Myers Squibb Company	Kraft Heinz Company	Salesforce, Inc.
Broadcom Inc.	Lennar Corporation	Starbucks Corporation
Capital One Financial Corporation	Lockheed Martin Corporation	StoneX Group Inc.
Carmax, Inc.	Lowe’s Companies, Inc.	Sysco Corporation
Caterpillar Inc.	LyondellBasell Industries N.V.	TD Synnex Corporation
CBRE Group, Inc.	Macy’s, Inc.	Tesla, Inc.
Charter Communications, Inc.	Medtronic Public Limited Company	Thermo Fisher Scientific Inc.
Chubb Limited	Merck & Co., Inc.	The TJX Companies, Inc.
Cisco Systems, Inc.	MetLife, Inc.	T-Mobile US, Inc.
Citigroup Inc.	Micron Technology, Inc.	The Travelers Companies, Inc.
The Coca-Cola Company	Molina Healthcare, Inc.	Tyson Foods, Inc.
ConocoPhillips	Mondelez International, Inc.	United Natural Foods Inc.
Danaher Corporation	Morgan Stanley	United Parcel Service, Inc.
Deere & Company	Netflix, Inc.	US Foods Holding Corp.
Delta Air Lines, Inc.	NIKE, Inc.	The Walt Disney Company
Dollar General Corporation	Northrop Grumman Corporation	Wells Fargo & Company
Dollar Tree, Inc.	NRG Energy, Inc.	World Fuel Services Corporation
Dow Inc.	Nucor Corporation

2023 Proxy Statement	A-1

Appendix B

COMPANIES IN EXECUTIVE COMPENSATION COMPARISON SURVEY GROUP

AbbVie Inc.	GE Healthcare	Pfizer Inc.
Accenture plc	GE Power – Gas Power	Raytheon Technologies Corporation
Ahold Delhaize	GE Power Portfolio	Rio Tinto Group
Airbus Group (EADS)	GE Renewable Energy	Roche Holding
American Airlines Group, Inc.	General Electric Company	Saint-Gobain
Anheuser-Busch InBev SA/NV	General Motors Company	Sanofi SA
ArcelorMittal SA	GlaxoSmithKline plc	Stellantis N.V.
Archer-Daniels-Midland Company	HCA Healthcare plc	Sumitomo Corporation of Americas
Bayer AG	Hewlett Packard Enterprises, LLC	SYSCO Corporation
Best Buy Co., Inc.	Hitachi Solutions America, Ltd.	Target Corporation
The Boeing Company	Hitachi Vantara Corporation	Telefónica
Bristol-Myers Squibb Co.	Humana, Inc.	The Dow Chemical Company
Bunge Ltd.	Iberdola SA	The Home Depot, Inc.
Cardinal Health, Inc.	International Business Machines Corporation	The Kroger Company
Cargill Corporation	Intel Corporation	The Phillips 66 Corporation
Caterpillar Inc.	Johnson & Johnson	The Procter & Gamble Company
Charter Communications, Inc.	Lockheed Martin Corporation	The TJX Companies, Inc.
Chevron Corporation	Lowe’s Companies, Inc.	T-Mobile US, Inc.
Cisco Systems, Inc.	Marathon Petroleum Corporation	Tyson Foods, Inc.
Comcast Corporation	Mars Incorporated	Unilever United States, Inc.
Continental Automotive Systems	Merck & Co., Inc.	United Continental Holdings, Inc.
Dell Inc.	Meta Platforms, Inc.	United Parcel Service, Inc.
EDF Renewable Energy	Microsoft Corporation	United Technologies Corporation
Enel Green Power	Mitsubishi International	Universal Parks and Resorts
ENGIE Energy North America	Nestlé USA	Valero Energy Corporation
Everis USA Inc.	Nissan Motor	Verizon Communications
Ford Motor Company	Novartis AG	Verizon Media
Framatome	Panasonic of North America	Walgreen Boots Alliance, Inc.
GE Aviation	PepsiCo, Inc.	The Walt Disney Company

2023 Proxy Statement	B-1

Appendix C

RECONCILIATIONS OF NON-GAAP
FINANCIAL MEASURES

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating, compensation, and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

See our earnings releases, which are available under the News & Events heading on the Investor Relations page of our website at investors.fedex.com, for additional details regarding the reconciliation of GAAP and non-GAAP financial measures below.

Mark-to-Market Retirement Plans Accounting and Other Adjustments to EPS for LTI Plan Purposes

All LTI plans include the achievement of EPS goals for the three-fiscal-year period as the most heavily weighted performance metric. The LTI plan design provides for payouts for the EPS plan component that correspond to specific EPS goals established by the Board of Directors that represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The Board of Directors, upon the recommendation of the Compensation and Human Resources Committee (“Compensation & HR Committee”), approved the exclusion of certain items from fiscal 2020, 2021, 2022, and 2023 EPS for purposes of FedEx’s FY21–FY23, FY22–FY24, and FY23–FY25 LTI plans and for establishing the baseline EPS for the FY21–FY23, FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans, as applicable. The Board determined that, by excluding each of these items, payouts, if any, under the LTI plans will more accurately reflect FedEx’s core financial performance in fiscal 2020, 2021, 2022, and 2023, as applicable.

Mark-to-Market Retirement Plans Accounting and Other Adjustments

The mark-to-market retirement plans accounting adjustments (“MTM Adjustments”), which reflect year-end and other adjustments to the valuation of the company’s defined benefit pension and other postretirement plans, can vary dramatically from year-to-year, as they are significantly impacted by changes in interest rates and the financial markets. As a result, the Board previously determined that MTM Adjustments will be excluded from EPS calculations under all LTI plans. Additionally, during each of fiscal 2020, 2021, 2022, and 2023, the Board, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain other items described in this Appendix C from each fiscal year’s EPS for the applicable LTI plans because they are unrelated to the company’s core financial performance.

Stock Repurchase Program-Related Adjustments to EPS for LTI Plan Purposes

During fiscal 2022 and fiscal 2023, the Company repurchased 8,857,202 shares and 9,180,752 shares, respectively, under stock repurchase programs. Because the positive impact on EPS resulting from the fiscal 2022 and 2023 stock repurchases did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of the impact of the fiscal 2022 and fiscal 2023 stock repurchases in excess of that which offset dilution from equity awards from fiscal 2022 and fiscal 2023 EPS for purposes of calculating attainment under the FY21–FY23, FY22–FY24, and FY23–FY25 LTI plans.

The following tables presents a reconciliation of our presented non-GAAP measures for fiscal 2020, 2021, 2022, and 2023 to the most directly comparable GAAP measures.

2023 Proxy Statement	C-1

Appendix C – Reconciliations of Non-GAAP Financial Measures

Fiscal 2023 Reconciliations for Fiscal 2023 AIC Plan and
FY21–FY23, FY22-FY24, FY23-FY25, and FY24-FY26 LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2023 earnings for purposes of the fiscal 2023 AIC plan and the FY21–FY23, FY22–FY24, FY23–FY25, and FY24–FY26 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusion from operating income for the fiscal 2023 AIC plan: fiscal 2023 costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe that was announced in January 2021. The Board approved the following exclusions from the LTI plans, as applicable, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2023: (i) fiscal 2023 mark-to-market (“MTM”) retirement plans accounting adjustments; (ii) fiscal 2023 costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe that was announced in January 2021; (iii) costs related to our business optimization initiatives to drive efficiency among our transportation segments and lower our overhead and support costs; and (iv) the fiscal 2023 stock repurchase impact in excess of that which offset dilution from equity awards. The table below presents a reconciliation of our presented fiscal 2023 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2023

DOLLARS IN MILLIONS, EXCEPT EPS	FEDEX CORPORATION
	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure	$4,912	$1,391	$3,972	$15.48
Business realignment costs(3)	36	9	27	0.11
Non-GAAP measure for fiscal 2023 AIC plan(4)	$4,948	$1,400	$3,999	$15.59
Reversal of business realignment costs	(36)	(9)	(27)	(0.11)
MTM retirement plans accounting adjustments(5)	—	(157)	(493)	(1.92)
Business optimization costs(6)	273	64	209	0.81
EPS impact of stock repurchases that more than offset dilution from equity awards	—	—	—	(0.57)
Non-GAAP measure for FY21–FY23 LTI plans(7)	$5,185	$1,298	$3,688	$13.80
Business realignment costs(3)	36	9	27	0.11
Non-GAAP measure for FY22–FY24 and FY23–FY25 LTI plans(8)	$5,221	$1,307	$3,715	$13.91
Reversal of EPS impact of stock repurchases that more than
offset dilution from equity awards	—	—	—	0.57
Non-GAAP measure for FY24–FY26 LTI plan(9)	$5,221	$1,307	$3,715	$14.48
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)	Business realignment costs were recognized at FedEx Express.
(4)	Adjusted consolidated operating income of $4,948 million is used for purposes of the fiscal 2023 AIC plan.
(5)	The MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(6)	These costs were recognized at FedEx Corporation and FedEx Express.
(7)	Fiscal 2023 adjusted EPS of $13.80 is used for purposes of calculating actual aggregate adjusted EPS under the FY21–FY23 LTI plan.
(8)	Fiscal 2023 adjusted EPS of $13.91 is used for purposes of calculating actual aggregate adjusted EPS under the FY22–FY24 and FY23–FY25 LTI plans.
(9)	Fiscal 2023 adjusted EPS of $14.48 is the baseline EPS for the FY24–FY26 LTI plan.

C-2

Appendix C – Reconciliations of Non-GAAP Financial Measures

Fiscal 2022 Reconciliations for Fiscal 2022 AIC Plan and
FY20–FY22, FY21–FY23, FY22–FY24, and FY23–FY25 LTI Plans

The Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2022 earnings for purposes of the fiscal 2022 AIC plan and the FY20–FY22, FY21–FY23, FY22–FY24, and FY23–FY25 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusions from the fiscal 2022 AIC plan and the LTI plans, as applicable, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2022: (i) fiscal 2022 mark-to-market (“MTM”) retirement plans accounting adjustments; (ii) fiscal 2022 costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe that was announced in January 2021; (iii) the fiscal 2022 stock repurchase impact in excess of that which offset dilution from equity awards; (iv) fiscal 2022 TNT Express integration expenses; and (v) certain costs incurred in fiscal 2022 in connection with a FedEx Ground legal matter. The table below presents a reconciliation of our presented fiscal 2022 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2022

DOLLARS IN MILLIONS, EXCEPT EPS	FEDEX CORPORATION
	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure	$6,245	$1,070	$3,826	$14.33
MTM retirement plans accounting adjustments(3)	—	379	1,199	4.49
EPS impact of stock repurchases that more than offset dilution from equity awards	—	—	—	(0.15)
Non-GAAP measure for FY20-FY22 and FY21–FY23 LTI plans(4)	$6,245	$1,449	$5,025	$18.67
Business realignment costs(5)	278	64	214	0.80
Non-GAAP measure for FY22–FY24 LTI plan(6)	$6,523	$1,513	$5,239	$19.47
FedEx Ground legal matter(7)	210	50	160	0.60
Non-GAAP measure for fiscal 2022 AIC plan(8)	$6,733	$1,563	$5,399	$20.07
TNT Express integration expenses(9)	132	29	103	0.39
Reversal of EPS impact of stock repurchases that more than offset dilution from equity awards	—	—	—	0.15
Non-GAAP measure for FY23–FY25 LTI plan(10)	$6,865	$1,592	$5,502	$20.61
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)
The MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. For fiscal 2022, the MTM retirement plans accounting adjustments also include the second quarter TNT Express MTM retirement plan accounting adjustment related to a noncash loss associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan.

(4)	Fiscal 2022 adjusted EPS of $18.67 is used for purposes of calculating actual aggregate adjusted EPS under the FY20–FY22 and FY21–FY23 LTI plans.
(5)	Business realignment costs were recognized at FedEx Express.
(6)	Fiscal 2022 adjusted EPS of $19.47 is used for purposes of calculating actual aggregate adjusted EPS under the FY22–FY24 LTI plan.
(7)	These charges were recognized at FedEx Corporation.
(8)	Adjusted consolidated operating income of $6,733 million was used for purposes of the fiscal 2022 AIC plan.
(9)	These charges were recognized at FedEx Corporation and FedEx Express.
(10)	Fiscal 2022 adjusted EPS of $20.61 is the baseline EPS for the FY23–FY25 LTI plan.

2023 Proxy Statement	C-3

Appendix C – Reconciliations of Non-GAAP Financial Measures

Fiscal 2021 Reconciliations for Fiscal 2021 AIC Plan and
FY20-FY22, FY21–FY23, and FY22–FY24 LTI Plans

The Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2021 earnings for purposes of the FY20-FY22, FY21–FY23, and FY22–FY24 LTI plans (collectively, the “LTI plans”). GAAP operating income was the financial performance measure used for the fiscal 2021 AIC plan. The Board approved the following exclusion from the LTI plans in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2021: the mark-to-market (“MTM”) retirement plans accounting adjustments. The table below presents a reconciliation of our presented fiscal 2021 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2021

DOLLARS IN MILLIONS, EXCEPT EPS	FEDEX CORPORATION
	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure (operating income is the measure for fiscal 2021 AIC plan)	$5,857	$1,443	$5,231	$19.45
MTM retirement plans accounting adjustments(3)	—	(281)	(895)	(3.33)
Non-GAAP measure for FY20-FY22, FY21–FY23, and FY22–FY24 LTI plans(4)	$5,857	$1,162	$4,336	$16.12
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)
The MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. For fiscal 2021, the MTM retirement plans accounting adjustments also include the second quarter TNT Express MTM retirement plan accounting adjustment related to a noncash loss associated with amending a TNT Express European pension plan to harmonize retirement benefits.

(4)	Fiscal 2021 adjusted EPS of $16.12 is the baseline EPS for the FY22–FY24 LTI plan and is used for purposes of calculating actual aggregate adjusted EPS under the FY20-FY22 and FY21–FY23 LTI plans.

Fiscal 2020 Reconciliations for FY21–FY23 LTI Plan

The Board of Directors, upon the recommendation of the Compensation & HR Committee, approved the exclusion of certain items from fiscal 2020 earnings for purposes of the FY21–FY23 LTI plan. The Board approved the following exclusions from the FY21–FY23 LTI plan in order to ensure that payouts under the plan more accurately reflect core financial performance in fiscal 2020: (i) the annual mark-to-market (“MTM”) retirement plans accounting adjustments and (ii) fiscal 2020 TNT Express integration expenses. The table below presents a reconciliation of our presented fiscal 2020 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2020

DOLLARS IN MILLIONS, EXCEPT EPS	FEDEX CORPORATION
	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure	$2,417	$383	$1,286	$4.90
MTM retirement plans accounting adjustments(3)	—	211	583	2.22
TNT Express integration expenses(4)	270	61	209	0.80
Non-GAAP measure for FY21–FY23 LTI plan(5)	$2,687	$655	$2,078	$7.92
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)	The MTM retirement plans accounting adjustments reflect the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(4)	These expenses were recognized at FedEx Corporation and FedEx Express.
(5)	Fiscal 2020 adjusted EPS of $7.92 is the baseline EPS for the FY21–FY23 LTI plan.

C-4

FEDEX CORPORATION
942 SOUTH SHADY GROVE ROAD
MEMPHIS, TN 38120
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 20, 2023 (for shares held through a FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on September 17, 2023). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FDX2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 20, 2023 (for shares held through a FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on September 17, 2023). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V21300-P96406-Z85563	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FedEx Corporation

The Board of Directors recommends you vote FOR each of the listed nominees, FOR Proposals 2 and 4, and for every 1 Year on Proposal 3.

1.	Election of Directors:		For	Against	Abstain

	1a.	MARVIN R. ELLISON	☐	☐	☐

	1b.	STEPHEN E. GORMAN	☐	☐	☐

	1c.	SUSAN PATRICIA GRIFFITH	☐	☐	☐

	1d.	AMY B. LANE	☐	☐	☐

	1e.	R. BRAD MARTIN	☐	☐	☐

	1f.	NANCY A. NORTON	☐	☐	☐

	1g.	FREDERICK P. PERPALL	☐	☐	☐

	1h.	JOSHUA COOPER RAMO	☐	☐	☐

	1i.	SUSAN C. SCHWAB	☐	☐	☐

	1j.	FREDERICK W. SMITH	☐	☐	☐

	1k.	DAVID P. STEINER	☐	☐	☐

	1l.	RAJESH SUBRAMANIAM	☐	☐	☐

	1m.	PAUL S. WALSH	☐	☐	☐

To disclose your name with your vote and comments, if any, e-mail FedEx at ir@fedex.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

		For	Against	Abstain

2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposals 5 through 8.		For	Against	Abstain

5.	Stockholder proposal regarding amendment to clawback policy.	☐	☐	☐

6.	Stockholder proposal regarding a “Just Transition” report.	☐	☐	☐

7.	Stockholder proposal regarding paid sick leave disclosure.	☐	☐	☐

8.	Stockholder proposal regarding a report on climate risk associated with retirement plan options.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting and any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

How to Attend the Virtual Annual Meeting

FedEx’s 2023 annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2023. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V21301-P96406-Z85563
FedEx Corporation
Annual Meeting of Stockholders
September 21, 2023
8:00 a.m. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark R. Allen and Tracy B. Brightman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote all of the shares of common stock of FedEx Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at 8:00 a.m. Central Time on September 21, 2023, at www.virtualshareholdermeeting.com/FDX2023, and at any adjournments or postponements thereof, on Proposals 1 through 8 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting.

This card also constitutes voting instructions for any shares held for the undersigned in the FedEx Corporation employee stock purchase plan or in a benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a record holder or plan trustee on the voting of shares held in the account, your instructions must be received by September 17, 2023. If no direction is given, the plan trustee will vote the shares held in the account in the same proportion as votes received from other plan participants.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposals 2 and 4, for every 1 YEAR on Proposal 3, and AGAINST Proposals 5 through 8. The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposals 2 and 4, for every 1 YEAR on Proposal 3, and AGAINST Proposals 5 through 8. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Mr. Allen and Ms. Brightman cannot vote the shares unless you sign, date, and return this card or vote on the Internet or by telephone.

To be signed on reverse side